Exhibit 4.2

BURLINGTON COAT FACTORY
WAREHOUSE CORPORATION

6.250% SENIOR SECURED NOTES DUE 2025

INDENTURE

DATED AS OF APRIL 16, 2020

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee and Collateral Agent

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Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO RULE 144A
Exhibit C	FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S

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This Indenture, dated as of April 16, 2020 is by and among Burlington Coat Factory Warehouse Corporation, a Florida corporation (the “Issuer”), the initial guarantors listed on the signature pages hereto (the “Guarantors”) and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and as Collateral Agent (in such capacity, the “Collateral Agent”).

The Issuer, the Guarantors, the Trustee and the Collateral Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the holders of (i) the Issuer’s 6.250% Senior Secured Notes due 2025 issued on the date hereof (the “Initial Notes”) and (ii) Additional Notes (together with the Initial Notes, the “Notes”):

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1   Definitions.

“2025 Convertible Notes” mean the 2.25% Convertible Senior Notes due 2025 issued by Burlington Stores, Inc.

“ABL Borrowings Amount” means, as of any date (the “Reference Date”), an amount equal to (a) the sum of the aggregate amount of Revolving Credit Loans of the Issuer and its Subsidiaries outstanding as of the Reference Date and the last day of each of the eleven months ending immediately prior to the Reference Date divided by (b) twelve.

“ABL Collateral Agent” means Bank of America, N.A., as collateral agent under the ABL Credit Agreement, and its successors in such capacity.

“ABL Credit Agreement” means that certain Second Amended and Restated Credit Agreement, dated as of September 2, 2011, among the Issuer, as lead borrower, the Guarantors from time to time party thereto, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent and collateral agent (and its successors in such capacities), as the same may be amended, restated, supplemented, replaced, refinanced or increased (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions including increasing the amount available for borrowing or adding or removing any Person as a borrower or guarantor thereunder).

“ABL Facility” means the revolving credit facility established pursuant to the ABL Credit Agreement.

“ABL Intercreditor Agreement” means that certain Amended and Restated Intercreditor Agreement, to be dated the Issue Date, among the Issuer, the Guarantors, the ABL Collateral Agent, the Term Loan Collateral Agent, the Collateral Agent and each additional agent from time to time party thereto, and acknowledged by the grantors party thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time in accordance with its terms and this Indenture.

“ABL Loan Documents” means the “Loan Documents” (or comparable term) as defined in the ABL Credit Agreement.

“ABL Secured Obligations” means all “Obligations” under and as defined in the ABL Credit Agreement and the other ABL Loan Documents.

“Account(s)” has the meaning set forth in the ABL Intercreditor Agreement.

“Acquired EBITDA” means, with respect to any entity or business acquired in a Permitted Acquisition or Person, business unit or business division or other Acquisition or any Unrestricted Subsidiary redesignated as a Restricted Subsidiary (any of the foregoing, an “Acquired Entity”), for any period, the amount of Consolidated EBITDA of such Acquired Entity for such period (determined using such definition as if references to Holdings and its Restricted Subsidiaries therein were to such Acquired Entity and its Restricted Subsidiaries), all as determined on a Consolidated basis for such Acquired Entity in accordance with GAAP.

“Acquired Entity” has the meaning provided in the definition of “Acquired EBITDA.”

“Acquisition” means, with respect to a specified Person, (a) an Investment in or a purchase of a 50% or greater interest in the Capital Stock of any other Person, (b) a purchase or acquisition of all or substantially all of the assets of any other Person, (c) a purchase or acquisition of a Real Estate portfolio or Stores from any other Person, or (d) any merger or consolidation of such Person with any other Person or other transaction or series of transactions resulting in the acquisition of all or substantially all of the assets, or a 50% or greater interest in the Capital Stock of, any Person, in each case in any transaction or group of transactions which are part of a common plan.

“Additional Notes” means Notes (other than the Initial Notes) issued pursuant to Article II and otherwise in compliance with the provisions of this Indenture.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power (a) to vote 50% or more of the securities having ordinary voting power for the election of directors (or any similar governing body) of a Person, or (b) to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power or by contract.

“Agent” means any Registrar, Paying Agent, Collateral Agent or co-registrar.

“Agreement Value” means for each Hedge Agreement, on any date of determination, an amount equal to:

(a)        in the case of a Hedge Agreement documented pursuant to an ISDA Master Agreement, the amount, if any, that would be payable by any Notes Party to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement was being terminated early on such date of determination and (ii) such Notes Party was the sole “Affected Party” (as therein defined);

(b)       in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss, if any, on such Hedge Agreement to the Notes Party which is party to such Hedge Agreement, based on the settlement price of such Hedge Agreement on such date of determination; or

(c)       in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss, if any, on such Hedge Agreement to the Notes Party that is party to such Hedge Agreement as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Notes Party exceeds (ii) the present value of the future cash flows to be received by such Notes Party, in each case pursuant to such Hedge Agreement.

“Applicable Authorized Representative” has the meaning assigned to such term in the Pari Passu Intercreditor Agreement.

“Applicable Law” means as to any Person: (a) all laws, statutes, rules, regulations, orders, codes, ordinances or other requirements having the force of law; and (b) all court orders, decrees, judgments, injunctions, enforceable notices, binding agreements and/or rulings, in each case of or by any Governmental Authority which has jurisdiction over such Person, or any property of such Person.

“Applicable Premium” means, with respect to any Note on any applicable redemption date, the excess of:

(a)       the present value at such redemption date of (i) the redemption price at April 15, 2022, with respect to such Note (such redemption price being set forth in Section 3.7(b)) plus (ii) all required interest payments due on such Note through April 15, 2022 (excluding accrued but unpaid interest to, but excluding, the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)       the then outstanding principal amount of such Note;

as calculated by the Issuer; provided that the Trustee will have no duty to calculate or verify the accuracy of the Issuer’s calculation of the Applicable Premium.

“Asset Sale” means (i) the sale, conveyance, transfer, lease (as lessor) or other voluntary disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a sale and leaseback) of the Issuer (other than the sale of Equity Interests of the Issuer) or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”) or (ii) the issuance or sale of Equity Interests of any Restricted Subsidiary (whether in a single transaction or a series of related transactions), in each case for clauses (i) and (ii),other than Permitted Dispositions.

“Available Amount” means, on any date (the “Specified Date”), an amount equal at such time to the sum, without duplication, of

(1)       an amount, not less than zero, equal to 50% of Consolidated Net Income of the Issuer for the period (taken as one accounting period) from the first Fiscal Quarter commencing following the Issue Date to the end of the Issuer’s most recently ended Fiscal Quarter for which internal financial statements are available at the Specified Date (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

(2)       $1,250,000,000, plus

(3)       the aggregate net cash proceeds (excluding any proceeds that were relied upon as the basis for taking any other action under this Indenture the permissibility of which was conditioned on the application of such proceeds for such purpose) received by the Issuer after the Issue Date from the issuance and sale (other than to a Notes Party or a Subsidiary) of its Capital Stock (other than Disqualified Capital Stock) or contributions to the capital of the Issuer, plus

(4)       all Declined Proceeds, plus

(5)       the aggregate amount received by the Issuer or any Restricted Subsidiary after the Issue Date from cash (or Cash Equivalents) dividends and distributions made by any Unrestricted Subsidiary or any joint venture and returns of principal, cash repayments and similar payments made by any Unrestricted Subsidiary or joint venture in respect of Investments made by the Issuer or any Restricted Subsidiary to any Unrestricted Subsidiary or joint venture, and the Net Proceeds in connection with the sale, transfer or other disposition of assets or the Capital Stock of any Unrestricted Subsidiary or joint venture of the Issuer to any Person other than the Issuer or a Restricted Subsidiary after the Issue Date; plus

(6)       in the event that the Issuer redesignates any Unrestricted Subsidiary as a Restricted Subsidiary after the Issue Date (which, for purposes hereof, shall be deemed to also include (A) the merger, consolidation, liquidation or similar amalgamation of any Unrestricted Subsidiary into the Issuer or any Restricted Subsidiary, so long as the Issuer or such Restricted Subsidiary is the surviving Person, and (B) the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Issuer or any Restricted Subsidiary), the fair market value (as determined in good faith by the Issuer) of the Investment in such Unrestricted Subsidiary at the time of such redesignation; plus

(7)       net cash proceeds received by the Issuer or any of its Restricted Subsidiaries from Indebtedness or Disqualified Capital Stock of the Issuer or any of its Restricted Subsidiaries issued after the Issue Date (other than to a Notes Party or a Subsidiary) that is subsequently converted into Capital Stock (other than Disqualified Capital Stock) of the Issuer or any of its direct or indirect parent companies; minus

(8)       the aggregate amount of Investments made in reliance on clause (t) of the definition of “Permitted Investments” after the Issue Date (net of any cash return on such Investments received by any Notes Party or Restricted Subsidiary from such Investments (including in connection with any disposition thereof) after the Issue Date and in the case of any Investment in any Person that was an Unrestricted Subsidiary from the Available Amount, net of the fair market value of any such Investment at the time, if any such Unrestricted Subsidiary was redesignated as a Restricted Subsidiary) minus

(9)       the aggregate amount of payments in respect of Specified Indebtedness made pursuant to Section 4.7(b)(5) after the Issue Date minus

(10)       the aggregate amount of Restricted Payments made pursuant to Section 4.7(a)(8) after the Issue Date.

“Bankruptcy Code” means Title 11, U.S.C., as now or hereinafter in effect, or any successor thereto.

“Bankruptcy Law” means the Bankruptcy Code or any similar Federal, state or foreign law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns,” “Beneficially Owned” and “Beneficial Ownership” have a corresponding meaning.

“Board of Directors” means:

(a)       with respect to a corporation, the board of directors of the corporation;

(b)       with respect to a partnership, the board of directors of the general partner of the partnership; and

(c)       with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrowing Base” means, as of any date, an amount equal to the sum of (x) 95% of the face value of all accounts receivable of the Notes Parties and their Restricted Subsidiaries and (y) 65% of the net book value of all inventory owned by the Notes Parties and their Restricted Subsidiaries, in each case, calculated on a consolidated basis; provided, however, that if Indebtedness is being incurred to finance an Acquisition pursuant to which any accounts receivable or inventory will be acquired (whether through the direct acquisition of assets or the acquisition of Capital Stock of a Person), the Borrowing Base shall be calculated to give appropriate pro forma effect to any increase in the amount of the Notes Parties’ and their Restricted Subsidiaries’ accounts receivable and inventory resulting from such Acquisition.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or in the jurisdiction of the place of payment are authorized or required by law to close.

“Capital Expenditure” means, with respect to Holdings and its Restricted Subsidiaries for any period, the additions to property, plant and equipment and other capital expenditures of Holdings and its Restricted Subsidiaries that are (or would be) set forth in a Consolidated statement of cash flows of Holdings and its Restricted Subsidiaries for such period prepared in accordance with GAAP; provided that “Capital Expenditures” shall not include (i) any additions to property, plant and equipment and other capital expenditures made with (A) the proceeds of any equity securities issued or capital contributions received by any Notes Party or any Subsidiary in connection with such capital expenditures, (B) the proceeds from any casualty insurance or condemnation or eminent domain, to the extent that the proceeds therefrom are utilized for capital expenditures within twelve months of the receipt of such proceeds or (C) the proceeds or consideration received from any sale, trade in or other disposition of assets (other than assets constituting Collateral consisting of Inventory and Accounts), to the extent that the proceeds and/or consideration therefrom are utilized for capital expenditures within twelve months of the receipt of such proceeds (or, in the case of any disposition of Real Estate committed to be reinvested within 12 months of receipt of such proceeds and actually reinvested within 18 months of such receipt), (ii) any such expenditures which constitute a Permitted Acquisition and (iii) any expenditures which are contractually required to be, and are, reimbursed to the Notes Parties in cash by a third party (including landlords) during such period of calculation.

“Capital Lease Obligation” means, with respect to any Person for any period, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required (or if such lease or other arrangement conveying the right to use had been in effect, would have been required) to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP as in effect on August 13, 2014; for purposes of this Indenture, the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP (except for temporary treatment of construction related expenditures under EITF 97-10, “The Effects of Lessee Involvement in Asset Construction” which will ultimately be treated as operating leases upon a sale-leaseback transaction). Notwithstanding anything in this Indenture to the contrary, any change in GAAP as in effect on August 13, 2014 or the application or interpretation thereof that would require operating leases (or leases that would be operating leases if they existed on such date) to be treated similarly as a capital lease shall not be given effect in the definitions of Indebtedness or Liens or any related definitions or in the computation of any financial ratio or requirement.

“Capital Stock” means, as to any Person that is a corporation, the authorized shares of such Person’s capital stock, including all classes of common, preferred, voting and nonvoting capital stock, and, as to any Person that is not a corporation or an individual, the membership or other ownership interests in such Person, including, without limitation, the right to share in profits and losses, the right to receive distributions of cash and other property, and the right to receive allocations of items of income, gain, loss, deduction and credit and similar items from such Person, whether or not such interests include voting or similar rights entitling the holder thereof to exercise Control over such Person, collectively with, in any such case, all warrants, options and other rights to purchase or otherwise acquire, and all other instruments convertible into or exchangeable for, any of the foregoing; provided, that any instrument evidencing Indebtedness convertible or exchangeable for Capital Stock shall not be deemed to be Capital Stock, unless and until any such instruments are so converted or exchanged.

“Cash Equivalents” means Permitted Investments set forth in clauses (a) through (k) in the definition thereof.

“Certificated Notes” means Notes that are in the form of Exhibit A attached hereto other than Global Notes.

“Change of Control” means the occurrence of any of the following:

(1)       the sale, lease, transfer, or other conveyance, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, to any Person other than to Burlington Stores, Inc. or any of its Subsidiaries; or

(2)       any person or “group” (within the meaning of the Securities and Exchange Act of 1934, as amended) is or becomes the beneficial owner (within the meaning of Rule 13d-3 or 13d-5 of the Securities and Exchange Act of 1934, as amended, except that such person shall be deemed to have “beneficial ownership” of all Capital Stock that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of fifty percent (50%) or more (on a fully diluted basis) of the total then outstanding Capital Stock of Burlington Stores, Inc. entitled to vote for the election of directors of Burlington Stores, Inc.; or

(3)       Burlington Stores, Inc. fails at any time to own, directly or indirectly, 100% of the Capital Stock of the Issuer.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means, collectively, all of the real, personal and mixed property (including Equity Interests) (other than Excluded Assets) in which Liens are granted or purported to be granted pursuant to the Collateral Documents as security for the Term Loan/Notes Secured Obligations.

“Collateral Agent” has the meaning set forth in the preamble to this Indenture.

“Collateral Documents” means, collectively, any security agreements, hypothecs, intellectual property security agreements, mortgages, deeds of trust, security deeds, collateral assignments, security agreement supplements, pledge agreements, bonds or any similar agreements, guarantees and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Agent for its benefit and the benefit of the Trustee and the Holders of the Notes and the holders of Future Term Loan/Notes Indebtedness, if any, in all or any portion of the Collateral, as amended, extended, renewed, restated, refunded, replaced, refinanced, supplemented, modified or otherwise changed from time to time.

“Commission” means the U.S. Securities and Exchange Commission.

“Consolidated” means, when used to modify a financial term, test, statement, or report of a Person, the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Restricted Subsidiaries.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication and to the extent deducted in determining Consolidated Net Income for such period (other than in the case of clause (17)):

(1)       depreciation, amortization, and all other non-cash charges, non-cash expenses or non-cash losses, plus

(2)       provisions for Consolidated Taxes based on income, plus

(3)       Consolidated Interest Expense, plus

(4)       [reserved], plus

(5)       all transactional costs, expenses and charges in connection with, the consummation of the Transactions, any amendment, waiver or modification of any Indebtedness and any transaction related to any Investment, Restricted Payment, Permitted Acquisition, Permitted Disposition, issuance of Permitted Indebtedness or issuance of Capital Stock, in each case whether or not consummated, plus

(6)       to the extent not already included in Consolidated Net Income, proceeds from business interruption insurance, plus

(7)       to the extent not already included in Consolidated Net Income and actually indemnified or reimbursed, or so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be indemnified or reimbursed (and such amount is in fact reimbursed within 365 days of the date of such charge or payment (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days)), any expenses and charges that are covered by indemnification or reimbursement provisions in connection with any Permitted Acquisition, Permitted Investment or any Permitted Disposition, plus

(8)       cash receipts (or reduced cash expenditures) in respect of income received in connection with subleases to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clause (19) below for any previous period, plus

(9)       the amount of any restructuring charge, reserve, integration cost or other business optimization expense or cost (including charges directly related to implementation of cost-savings initiatives) that is deducted (and not added back) in such period in computing Consolidated Net Income including, without limitation, those related to severance, retention, signing bonuses, relocation, recruiting and other employee related costs, future lease commitments, contract and lease termination expenses and costs related to the opening and closure and/or consolidation of facilities, plus

(10)       unusual, nonrecurring, exceptional, extraordinary or nonrecurring expenses, losses or charges, plus

(11)       any after-tax effect of income (loss) from the early retirement, extinguishment or cancellation of Indebtedness or Hedge Agreements or other derivative instruments shall be excluded, plus

(12)       gains and losses on the sale, exchange or other disposition of assets outside the ordinary course of business or abandonment of assets and from discontinued operations, plus

(13)       the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-wholly owned Subsidiary deducted in calculating Consolidated Net Income (and not added back in such period to Consolidated Net Income), plus

(14)       any other charges, write-downs, expenses, losses or items reducing Consolidated Net Income for such period, including any impairment charges or the impact of purchase accounting, or other items classified by the Holdings as special items, plus

(15)       any costs or expense incurred by the Notes Parties or any Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of Holdings or net cash proceeds of an issuance of Capital Stock (other than Disqualified Capital Stock) of Holdings or any parent of Holdings to the extent contributed to the Issuer’s Capital Stock (other than Disqualified Capital Stock), plus

(16)       costs related to the implementation of operational and reporting systems and technology initiatives, plus

(17)       all items described in Pro Forma Adjustments, minus

(18)        non-cash gains for such period to the extent included in Consolidated Net Income, minus

(19)       cash payments made during such period on account of non-cash charges added back in the calculation of Consolidated EBITDA pursuant to clause (1) above for any previous period minus

(20)       all cash payments made during such period to the extent made on account of non-cash reserves and other non-cash charges added back to Consolidated Net Income pursuant to clause (11) above in a previous period (it being understood that this clause (20) shall not be utilized in reversing any non-cash reserve or charge added to Consolidated Net Income).

“Consolidated Interest Coverage Ratio” means, on the last day of any Fiscal Quarter, the ratio of (a) Consolidated EBITDA of the Issuer and its Restricted Subsidiaries for the period of four consecutive Fiscal Quarters most recently ended on and prior to such date, taken as one accounting period, to (b) Consolidated Interest Expense of the Issuer and its Restricted Subsidiaries for the period of four consecutive Fiscal Quarters most recently ended on and prior to such date, taken as one accounting period.

“Consolidated Interest Expense” means, with respect to any Person for any period, total interest expense (including that attributable to Capital Lease Obligations in accordance with GAAP but excluding any imputed interest as a result of purchase accounting) of such Person on a Consolidated basis with respect to all outstanding Indebtedness of such Person, including, without limitation, the Notes Obligations and all commissions, discounts and other fees and charges owed with respect thereto, but excluding amortization or write-off of deferred financing costs and bridge facility fees, all as determined on a Consolidated basis in accordance with GAAP and reduced by interest income received or receivable in cash for such period. For purposes of the foregoing, interest expense of any Person shall be determined after giving effect to any net payments made or received by such Person with respect to interest rate Hedge Agreements.

“Consolidated Leverage Ratio” means, as of any date, the ratio of (a) the sum of (i) Consolidated Total Debt (other than any portion of such Consolidated Total Debt that is attributed to Revolving Credit Loans of the Issuer and its Restricted Subsidiaries outstanding at such date) plus (ii) the ABL Borrowings Amount on such date less (iii) unrestricted cash and Cash Equivalents of the Issuer and its Restricted Subsidiaries on such date to (b) Consolidated EBITDA of the Issuer and its Restricted Subsidiaries for the period of four consecutive Fiscal Quarters most recently ended on or prior to such date, taken as one accounting period.

“Consolidated Net Income” means, with respect to any Person for any period, the net income (or loss) of such Person on a Consolidated basis for such period taken as a single accounting period determined in accordance with GAAP; provided, however, that there shall be excluded the income (or loss) of any Person that is not a Restricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid in cash to such Person and its Restricted Subsidiaries by such Person during such period.

“Consolidated Secured Leverage Ratio” means, as of any date, the ratio of (a) the sum of (i) Consolidated Total Debt (other than any portion of such Consolidated Total Debt that is (x) attributed to Revolving Credit Loans of the Issuer and its Restricted Subsidiaries outstanding at such date or (y) not secured by any Liens on any assets of the Issuer or any of its Restricted Subsidiaries) plus (ii) the ABL Borrowings Amount on such date less (iii) unrestricted cash and Cash Equivalents of the Issuer and its Restricted Subsidiaries on such date to (b) Consolidated EBITDA of the Issuer and its Restricted Subsidiaries for the period of four consecutive Fiscal Quarters most recently ended on or prior to such date, taken as one accounting period.

“Consolidated Taxes” means, as of any date for the applicable period ending on such date with respect to the Issuer and its Restricted Subsidiaries on a Consolidated basis, the aggregate of all income, withholding, franchise and similar taxes and foreign withholding taxes, as determined in accordance with GAAP, to the extent the same are paid or accrued during such period.

“Consolidated Total Assets” means, as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on the most recent consolidated balance sheet of the Parent and its Restricted Subsidiaries and that is attributable to assets of the Issuer and its Restricted Subsidiaries at such date or, for the period prior to the time any such statements are so delivered.

“Consolidated Total Debt” means, at any date, the aggregate principal amount of all funded Indebtedness for borrowed money and Capital Lease Obligations of the Issuer and its Restricted Subsidiaries on a Consolidated basis outstanding at such date in the amount that would be reflected on a balance sheet prepared on such date in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power (a) to vote 50% or more of the securities having ordinary voting power for the election of directors (or any similar governing body) of a Person, or (b) to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.

“Corporate Trust Office” shall be at the address of the Trustee or Collateral Agent, as applicable, specified in Section 12.2 or such other address as to which the Trustee or Collateral Agent, as applicable, shall specify for receipt of notices under this Indenture.

“Default” means any event or condition described under Section 6.1 that constitutes an Event of Default or that upon notice, lapse of any cure period set forth under Section 6.1 would, unless cured or waived become an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to Section 2.6 hereof, and, thereafter, “Depositary” shall mean or include such successor.

“Designated Noncash Consideration” means the fair market value (as determined in good faith by the Issuer) of noncash consideration received by the Notes Parties or one of their Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officer’s Certificate delivered to the Trustee setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration. A particular item of Designated Noncash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with Section 4.10.

“Disqualified Capital Stock” means, any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) is mandatorily redeemable in whole or in part prior to the final maturity date of the Notes or the date on which the Notes are no longer outstanding, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) Indebtedness or any Capital Stock referred to in (a) above prior to the final maturity date of the Notes or the date on which the Notes are no longer outstanding, or (c) contains any mandatory repurchase obligation which comes into effect prior to the final maturity date of the Notes or the date on which the Notes are no longer outstanding, provided, that Capital Stock shall not constitute Disqualified Capital Stock to the extent (i) such redemption or conversion is (x) upon payment in full of the Notes Obligations (other than contingent obligations for which no claim has been made) or (y) upon a “change in control,” asset sale or similar event or (ii) such Capital Stock is issued pursuant to a plan for the benefit of employees of Parent (or any parent entity), the Issuer or the Restricted Subsidiaries or by any such plan to such employees, and such plan requires such Capital Stock to be repurchased by the Issuer or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Domestic Subsidiary” means any direct or indirect Subsidiary of the Issuer that was created or organized in or under the laws of the United States, any state of the United States or the District of Columbia.

“DTC” means The Depository Trust Company or any successor securities clearing agency.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale of common stock or preferred stock of the Issuer or any of its direct or indirect parent corporations (excluding Disqualified Capital Stock of such entity) or contributions to its common equity capital, other than (i) public offerings with respect to common stock of the Issuer or of any of its direct or indirect parent corporations registered on Form S-4 or Form S-8 or (ii) an issuance to any Subsidiary of the Issuer.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Excluded Assets” means:

(1)       any interest in any Real Estate other than a Mortgaged Property;

(2)       any rights or property acquired under a lease, contract, property rights agreement or license, or any intent to use trademark applications filed pursuant to Section 1(b) of the Lanham Act, if and to the extent that the grant of a security interest in which shall constitute or result in (x) the abandonment, cancellation, invalidation or unenforceability of any right, title or interest of the Issuer or any Guarantor therein or (y) a breach or termination pursuant to the terms of, or a default under, any lease, contract, property rights agreement or license (other than to the extent that any restriction on such assignment would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity), provided that the Proceeds from any such lease, contract, property rights agreement or license shall not be excluded from the Collateral to the extent that the assignment of such Proceeds is not prohibited, and provided further that any rights under any intent to use trademark applications filed pursuant to Section 1(b) of the Lanham Act shall be excluded from Collateral only to the extent and until a statement of use or amendment to allege use is filed in connection with therewith and accepted by the United States Patent and Trademark Office and only if inclusion of intent to use applications prior to such time would result in the cancellation or invalidation of the alleged trademark;

(3)       any governmental permit or franchise that prohibits Liens on or collateral assignments of such permit or franchise (other than to the extent that any restriction on such assignment would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity); and

(4)       any Security, Investment Property or other equity interest representing more than 65% of the outstanding voting stock of (i) any Foreign Subsidiary or (ii) any Subsidiary in which substantially all of its assets consist of the Capital Stock of one or more Foreign Subsidiaries.

“Fiscal Month” means any fiscal month of any Fiscal Year, which month shall generally consist of (i) in the case of the first, third, fourth, sixth, seventh, ninth and tenth Fiscal Months of each Fiscal Year, four calendar weeks, (ii) in the case of the second, fifth, eighth and eleventh Fiscal Months of each Fiscal Year, five calendar weeks and (iii) in the case of the twelfth Fiscal Month of each Fiscal Year, the period from the first day following the eleventh Fiscal Month of such Fiscal Year through the last day of such Fiscal Year, in accordance with the fiscal accounting calendar of Holdings and its Subsidiaries.

“Fiscal Quarter” means any fiscal quarter of any Fiscal Year, which quarter shall generally end on (i) in the case of the first three Fiscal Quarters of each Fiscal Year, on the date that is 13 weeks after the last day of the preceding Fiscal Quarter and (ii) in the case of the last Fiscal Quarter of each Fiscal Year, on the last day of such Fiscal Year, in accordance with the fiscal accounting calendar of Holdings and its Subsidiaries.

“Fiscal Year” means any period of twelve consecutive Fiscal Months ending on the Saturday closest to January 31 of any calendar year.

“Fitch” means Fitch Ratings, Inc. and its successors.

“Foreign Subsidiary” means any Restricted Subsidiary of the Issuer that is not a Domestic Subsidiary.

“Future Term Loan/Notes Indebtedness” means any Indebtedness of the Issuer and/or the Guarantors that is secured by a Lien in favor of the Collateral Agent pursuant to the Collateral Documents, and that was permitted to be incurred and so secured under each applicable Term Loan/Notes Document; provided that (i) the trustee, agent or other authorized representative for the holders of such Indebtedness (other than in the case of Additional Notes) and the Issuer and the Guarantors shall execute a joinder to the Pari Passu Intercreditor Agreement and (ii) the Issuer shall designate such Indebtedness as “Additional Pari Passu Obligations” under the Pari Passu Intercreditor Agreement.

“Future Term Loan/Notes Indebtedness Secured Parties” means holders of any Future Term Loan/Notes Obligations and any trustee, authorized representative or agent of such Future Term Loan/Notes Obligations.

“Future Term Loan/Notes Obligations” means Obligations in respect of Future Term Loan/Notes Indebtedness (other than Obligations with respect to Additional Notes which shall constitute Notes Obligations).

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America which are consistent with those promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP is being made.

“Global Note Legend” means the legend identified as such in Exhibit A hereto.

“Global Notes” means the Notes that are in the form of Exhibit A hereto issued in global form and registered in the name of the Depositary or its nominee.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness or other obligations. When used as a verb, “guarantee” shall have a corresponding meaning.

“Guarantee” means any guarantee of the Notes Obligations under this Indenture and the Notes by Holdings and its Restricted Subsidiaries which are or hereafter become Guarantors in accordance with the provisions of this Indenture. When used as a verb, “Guarantee” shall have a corresponding meaning.

“Guarantor” means any Person that has provided a Guarantee pursuant to the terms of this Indenture and the Notes; provided that upon the release and discharge of such Person from its Guarantee in accordance with this Indenture, such Person shall cease to be a Guarantor. On the Issue Date, the Guarantors will be each Domestic Subsidiary of the Issuer that is a Restricted Subsidiary, a guarantor under the Term Loan Agreement and a borrower or guarantor under the ABL Credit Agreement.

“Hedge Agreement” means any derivative agreement, or any interest rate protection agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Holder” means a Person in whose name a Note is registered in the security register.

“Holdings” means Burlington Coat Factory Holdings, LLC.

“Indebtedness” of any Person means, without duplication:

(1)       all obligations of such Person for borrowed money (including any obligations which are without recourse to the credit of such Person);

(2)       all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

(3)       all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person;

(4)       all obligations of such Person in respect of the deferred purchase price of property or services;

(5)       all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed or is limited in recourse;

(6)       all guarantees by such Person of Indebtedness of others described in clauses (1) - (5), and (7) - (12) of this definition;

(7)       all Capital Lease Obligations of such Person;

(8)       all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty;

(9)       all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances;

(10)       the Agreement Value of all Hedge Agreements;

(11)       the principal and interest portions of all rental obligations of such Person under any Synthetic Lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP; and

(12)       all mandatory obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Capital Stock of such Person (including, without limitation, Disqualified Capital Stock) to the extent required by GAAP to be accounted for as indebtedness.

Notwithstanding the foregoing, Indebtedness shall not include (A) any sale-leaseback transactions to the extent the lease or sublease thereunder is not required to be recorded under GAAP as a Capital Lease Obligation, (B) any obligations relating to overdraft protection, netting services, and other cash management services, (C) any preferred stock required to be included as Indebtedness in accordance with GAAP, (D) items that would appear as a liability on a balance sheet prepared in accordance with GAAP as a result of the application of EITF 97-10, “The Effects of Lessee Involvement in Asset Construction,” (E) trade accounts payable, deferred revenues, liabilities associated with customer prepayments and deposits and any such obligations incurred under ERISA, and other accrued obligations (including transfer pricing), in each case incurred in the ordinary course of business, (F) operating leases, (G) customary obligations under employment agreements and deferred compensation, (H) deferred revenue and deferred tax liabilities and (I) contingent post-closing purchase price adjustments, non-compete or consulting obligations or earn-outs to which the seller in an Acquisition or Investment may become entitled. The amount of Indebtedness of any Person for purposes of clause (e) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Initial Notes” has the meaning set forth in the preamble hereto.

“Initial Purchasers” means, collectively, J.P. Morgan Securities LLC, BofA Securities, Inc., Goldman Sachs & Co. LLC, Wells Fargo Securities, LLC, SunTrust Robinson Humphrey, Inc. and U.S. Bancorp Investments, Inc.

“insolvency or liquidation proceeding” means:

(1)        any case or proceeding commenced by or against the Issuer or any other Guarantor under any Bankruptcy Law, any other case or proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Issuer or any other Guarantor, any receivership or assignment for the benefit of creditors relating to the Issuer or any other Guarantor or any similar case or proceeding relative to the Issuer or any other Guarantor or its creditors, as such, in each case whether or not voluntary;

(2)        any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Issuer or any other Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)           any other case or proceeding of any type or nature in which substantially all claims of creditors of the Issuer or any other Guarantor are determined and any payment or distribution is or may be made on account of such claims.

“Intellectual Property” means all present and future: trade secrets, know-how and other proprietary information; trademarks, Internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing), indicia and other source and/or business identifiers, all of the goodwill related thereto, and all registrations and applications for registrations thereof; works of authorship and other copyrighted works (including copyrights for computer programs), and all registrations and applications for registrations thereof; inventions (whether or not patentable) and all improvements thereto; patents and patent applications, together with all continuances, continuations, continuations-in-part, divisions, revisions, extensions, reissuances, and reexaminations thereof; industrial design applications and registered industrial designs; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; all other intellectual property and intellectual property rights; all rights to sue and recover at law or in equity for any past, present or future infringement, dilution or misappropriation, or other violation thereof; and all common law and other rights throughout the world in and to all of the foregoing.

“Intercompany Loan” means the note entered into on the Issue Date, by and among Burlington Stores, Inc., Burlington Merchandising Corporation and the Issuer.

“Intercreditor Agreements” means the Pari Passu Intercreditor Agreement and the ABL Intercreditor Agreement.

“Investment” means with respect to any Person, any direct or indirect acquisition or investment by such Person, whether by means of:

(a)       any Capital Stock of another Person, evidence of Indebtedness or other security of another Person, including any option, warrant or right to acquire the same;

(b)       any loan, advance, contribution to capital, extension of credit (except for current trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business) to, or guaranty of Indebtedness of, another Person; and

(c)       any Acquisition;

in all cases whether now existing or hereafter made. For purposes of calculation, the amount of any Investment outstanding at any time shall be the aggregate cash Investment less all cash returns, cash dividends and cash distributions (or the fair market value of any non-cash returns, dividends and distributions) received by such Person.

“Investment Grade” means, with respect to a rating of the Notes, a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Property” has the meaning assigned to such term in the UCC.

“ISDA Master Agreement” means the form entitled “2002 ISDA Master Agreement” or such other replacement form then currently published by the International Swap and Derivatives Association, Inc., or any successor thereto.

“Issue Date” means April 16, 2020.

“Issuer” has the meaning set forth in the preamble hereto.

“Lease” means any agreement pursuant to which a Notes Party is entitled to the use or occupancy of any space in a structure, land, improvements, or premises for any period of time.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, encumbrance, collateral assignment, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Limited Condition Transaction” means (i) any Permitted Acquisition or other similar Investment permitted hereunder whose consummation is not conditioned on the availability of, or on obtaining, third party financing, (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment, (iii) any asset sale or other disposition, or (iv) any declaration of a Restricted Payment in respect of, or irrevocable advance notice of, or any irrevocable offer to, purchase, redeem or otherwise acquire or retire for value, any Capital Stock of Burlington Stores Inc. or any of its Subsidiaries.

“Material Adverse Effect” means any event, facts, or circumstances, which has a material adverse effect on (i) the business, assets or financial condition of the Notes Parties taken as a whole or (ii) the validity or enforceability of this Indenture and the other Notes Documents, taken as a whole, or the rights or remedies of the Notes Secured Parties hereunder or thereunder, taken as a whole.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating business.

“Mortgage” means the mortgages and deeds of trust and any and all other security documents, including any amendments thereto, granting a Lien on Mortgaged Property between the Notes Party owning, leasing or otherwise holding the Mortgaged Property encumbered thereby and the Collateral Agent for its own benefit and the benefit of the other Notes Secured Parties, which shall be in form and substance substantially consistent with the mortgages granting Liens on the Mortgaged Properties for the benefit of the Term Loan Secured Parties.

“Mortgaged Property” means the Real Estate set forth on Schedule 4.21 hereto.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event, including (i) any cash received in respect of any non-cash proceeds or amounts escrowed pursuant to clause (iv) of this definition, but only as and when received, (ii) in the case of a casualty, cash insurance proceeds, and (iii) in the case of a condemnation or similar event, cash condemnation awards and similar payments, in each case net of (b) the sum of (i) all fees and out-of-pocket fees and expenses (including appraisals and brokerage, legal, title and recording or transfer tax expenses, underwriting discounts and commissions) paid by any Notes Party or a Restricted Subsidiary to third parties in connection with such event, and (ii) in the case of a sale or other disposition of an asset (including pursuant to a casualty or condemnation), the amount of all payments required to be made by any Notes Party or any of their respective Restricted Subsidiaries as a result of such event to repay (or to establish an escrow for the repayment of) any Indebtedness (other than the Notes Obligations and other obligations secured by Liens ranking pari passu with the Notes Obligations pursuant to a Pari Passu Intercreditor Agreement) secured by a Permitted Encumbrance on the assets disposed of that is senior to the Lien of the Collateral Agent; provided that to the extent any Qualifying Secured Debt or Indebtedness outstanding under the Term Loan Agreement with a Lien ranking pari passu with the Liens securing the Notes Obligations pursuant to the terms of a pari passu lien intercreditor agreement requires a prepayment (or in respect of which any Notes Party or a Restricted Subsidiary elects to make a voluntary prepayment) from the proceeds of any disposition or casualty event, then the amount of Net Proceeds otherwise actually required to be applied or invested as described under Section 4.10 shall be the product of (x) the amount of such Net Proceeds as determined above and (y) a fraction (A) the numerator of which is the aggregate principal amount of Notes then outstanding and (B) the denominator of which is the aggregate principal amount of Notes then outstanding and such other Qualifying Secured Debt or such Indebtedness outstanding under the Term Loan Agreement requiring such prepayment, (iii) capital gains or other income taxes paid or payable as a result of any such sale or disposition (after taking into account any available tax credits or deductions) and (iv) any funded escrow established pursuant to the documents evidencing any such sale or disposition to secure any indemnification obligations or adjustments to the purchase price associated with any such sale or disposition.

“Note Custodian” means the Trustee when serving as custodian for the Depositary with respect to the Global Notes, or any successor entity thereto.

“Notes” means the 6.250% Senior Secured Notes due 2025 of the Issuer issued on the date hereof and any Additional Notes. The Notes and the Additional Notes, if any, shall be treated as a single class for all purposes under this Indenture.

“Notes Documents” means the Notes (including Additional Notes), the Guarantees, the Collateral Documents, the Intercreditor Agreements, the Second Lien Intercreditor Agreement and this Indenture.

“Notes Obligations” means all Obligations of the Issuer and the Guarantors under this Indenture, the Notes and the Collateral Documents.

“Notes Party or Notes Parties” means the Issuer and the Guarantors.

“Notes Secured Parties” means the Trustee, the Collateral Agent and the Holders of the Notes.

“Obligations” means any principal, interest, fees, expenses (including any interest, fees or expenses that accrue following the commencement of any insolvency or liquidation proceeding, whether allowed or allowable in such proceeding), penalties, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offer” has the meaning set forth in the definition of “Offer to Purchase.”

“Offer to Purchase” means an offer (the “Offer”) sent, or caused to be sent, by the Issuer by first class mail or electronically, to each Holder at its address appearing in the security register on the date of the Offer or otherwise in accordance with the procedures of the Depositary, offering to purchase up to the aggregate principal amount of Notes set forth in such Offer at the purchase price set forth in such Offer (as determined pursuant to this Indenture). The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:

(1)       the section of this Indenture pursuant to which the Offer to Purchase shall occur;

(2)       the purchase date of the Notes, subject to any conditions precedent (the “Purchase Date”);

(3)       the aggregate principal amount of the outstanding Notes offered to be purchased pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to Indenture covenants requiring the Offer to Purchase) (the “Purchase Amount”);

(4)        the purchase price to be paid by the Issuer for each $1,000 principal amount of Notes accepted for payment (as specified pursuant to this Indenture) (the “Purchase Price”);

(5)       that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount;

(6)       the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase, if applicable;

(7)       that, subject to any conditions precedent to the Offer to Purchase, unless the Issuer defaults in making such purchase, any Note accepted for purchase pursuant to the Offer to Purchase will cease to accrue interest on and after the Purchase Date, but that any Note not tendered or tendered but not purchased by the Issuer pursuant to the Offer to Purchase will continue to accrue interest at the same rate;

(8)       that, subject to any conditions precedent to the Offer to Purchase, on the Purchase Date, the Purchase Price will become due and payable upon each Note accepted for payment pursuant to the Offer to Purchase;

(9)       that each Holder electing to tender a Note pursuant to the Offer to Purchase will be required to surrender such Notes, with the form titled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent or to comply with the applicable procedures of the Depositary for such tender;

(10)       that, subject to the specific terms of the Offer to Purchase, Holders will be entitled to withdraw all or any portion of Notes tendered if the Issuer (or its Paying Agent) receives, not later than the close of business on the second (2nd) Business Day prior to the expiration time of the Offer to Purchase, an electronic transmission, a facsimile transmission or letter setting forth the name of the Holder, the aggregate principal amount of the Notes the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of its tender;

(11)       that, subject to any conditions precedent to the Offer to Purchase, (a) if Notes having an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Issuer shall purchase all such Notes and (b) if Notes having an aggregate principal amount in excess of the Purchase Amount are validly tendered and not validly withdrawn pursuant to the Offer to Purchase, the Issuer shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $1,000 principal amount or integral multiples thereof shall be purchased); and

(12)       if applicable, that, in the case of any Holder whose Note is purchased only in part, the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in the aggregate principal amount equal to and in exchange for the unpurchased portion of the aggregate principal amount of the Notes so tendered.

“Offering Memorandum” means the final offering memorandum related to the issuance of the Notes on the Issue Date, dated April 13, 2020.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer, by an Officer of the Issuer.

“Opinion of Counsel” means an opinion from counsel who is reasonably acceptable to the Trustee (which opinion may be subject to customary assumptions, qualifications and exclusions) from legal counsel. The counsel may be an employee of or counsel to the Issuer or any Subsidiary of the Issuer.

“Outstanding Securitization Amount” means, at any time with respect to any Qualified Securitization Financing or Receivables Facility, the amount advanced or received (in the case of a sale) at such time in respect of Receivables Assets that are not yet due in accordance with their payment terms.

“Parent” means Burlington Coat Factory Investment Holdings, Inc.

“Pari Passu Intercreditor Agreement” means that certain intercreditor agreement, dated as of the Issue Date, by and among the Issuer, the Guarantors, the Trustee, the Collateral Agent, the Term Loan Collateral Agent, the administrative agent for the Term Loan Agreement and each additional agent from time to time party thereto, and acknowledged by the grantors party thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time in accordance with its terms and this Indenture.

“Participant” means, with respect to DTC, a Person who has an account with DTC.

“Paying Agent” means any Person authorized by the Issuer to pay the principal of, premium, if any, or interest on any Notes on behalf of the Issuer.

“Permitted Acquisition” means an Acquisition in which each of the following conditions are satisfied:

(a)       no Specified Default then exists or would arise from the consummation of such Acquisition;

(b)       if the Acquisition is an Acquisition of Capital Stock, the Person whose Capital Stock is acquired shall become a Restricted Subsidiary; provided that the aggregate amount expended by Notes Parties in connection with all Permitted Acquisitions with respect to the assets that are not owned by a Notes Party immediately after giving effect to the applicable Permitted Acquisition shall not exceed the greater of (x) $150,000,000 and (y) 6.0% of Consolidated Total Assets, except as otherwise permitted by the definition of “Permitted Investments”; and

(c)       any material assets acquired shall be utilized in, and if the Acquisition involves a merger, consolidation or stock acquisition, the Person which is the subject of such Acquisition shall be engaged in, a business otherwise permitted to be engaged in by the Issuer under this Indenture.

“Permitted Business” means the business and any services, activities or businesses incidental, or directly related or similar to, any line of business engaged in by the Issuer and its Subsidiaries as of the Issue Date or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto.

“Permitted Disposition” means any of the following:

(a)       licenses of Intellectual Property of a Notes Party or any of its Restricted Subsidiaries entered into in the ordinary course of business;

(b)       licenses for the conduct of licensed departments within the Notes Parties’ or any of their Restricted Subsidiaries’ Stores in the ordinary course of business;

(c)       dispositions of Securitization Assets in connection with Qualified Securitization Financings and Receivables Facilities permitted by clause (bb) of the definition of “Permitted Indebtedness”;

(d)       dispositions of assets, including abandonment of or failure to maintain Intellectual Property, that are worn, damaged, obsolete, uneconomical or, in the judgment of a Notes Party or its Restricted Subsidiary, no longer used or useful or necessary in, or material to, its business or that of any Restricted Subsidiary;

(e)       sales, transfers and dispositions, including by means of a “plan of division” under the Delaware Limited Liability Company Act or any comparable transaction under any similar law, among the Notes Parties and their Restricted Subsidiaries;

(f)       any disposition in a single transaction or series of related transactions that does not result in more than $5,000,000 of Net Proceeds;

(g)       sales, discounting or forgiveness of Accounts in the ordinary course of business or in connection with the collection or compromise thereof;

(h)       leases, subleases, licenses and sublicenses of real or personal property (other than Intellectual Property) entered into by Notes Parties and their Restricted Subsidiaries in the ordinary course of business at arm’s length or on market terms;

(i)       sales of non-core assets acquired in connection with Permitted Acquisitions or other Permitted Investment;

(j)       sales or other dispositions of Permitted Investments described in clauses (a) through and including (k) of the definition thereof;

(k)       any disposition of Real Estate to a Governmental Authority as a result of a condemnation of such Real Estate;

(l)       the making of Permitted Investments and payments permitted under Section 4.7;

(m)       the sale, transfer or disposition of (i) the property located at 8320 South Cicero Avenue, Burbank, IL and/or (ii) the property located at 310 Andover Street, Essex County, Danvers/Peabody, MA;

(n)       leasing of Real Estate no longer used or useful in the business of the Notes Parties and their Restricted Subsidiaries to the extent not otherwise prohibited hereunder;

(o)       forgiveness of Permitted Investments;

(p)       exchanges or swaps, including, but not limited to, transactions covered by Section 1031 of the Code, of Leases and other Real Estate of the Notes Parties and their Restricted Subsidiaries so long as such exchange or swap is made for fair market value and on an arm’s-length basis;

(q)       sales of inventory and the use of cash or cash equivalents in the ordinary course of business;

(r)       any issuance, sale (including by means of a “plan of division” under the Delaware Limited Liability Company Act or any comparable transaction under any similar law) or pledge of Capital Stock in, or Indebtedness, or other securities of, an Unrestricted Subsidiary;

(s)       condemnation or any similar action on assets or casualty or insured damage to assets;

(t)       the Issuer and any Restricted Subsidiary may surrender or waive contractual rights and settle or waive contractual or litigation claims;

(u)       dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased);

(v)       the disposition of assets that do not constitute Collateral in an amount not to exceed $100,000,000 from and after the Issue Date;

(w)       the incurrence of Permitted Encumbrances, sales, transfers and other dispositions constituting any Restricted Payment permitted by Section 4.7; and

(x)       the sale, conveyance, transfer, lease (as lessor) or other voluntary disposition (or series of related transactions) of all or substantially all assets in a manner permitted under Section 5.1 or any transaction (or series of related transactions) that constitutes a Change of Control pursuant to this Indenture.

“Permitted Encumbrances” means:

(a)       Liens imposed by law for Taxes (i) (A) that are being contested in good faith by appropriate proceedings, (B) the applicable Notes Party or Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (C) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation, or (ii) the failure to make payment for, individually or in the aggregate, would not reasonably be expected to result in a material adverse effect;

(b)       carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s and other like Liens imposed by Applicable Law, (i) arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days, (ii) (A) that are being contested in good faith by appropriate proceedings, (B) the applicable Notes Party or Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (C) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation, or (iii) the existence of which would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect;

(c)       Liens provided in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d)       Liens to secure or relating to the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds (and Liens arising in accordance with Applicable Law in connection therewith), and other obligations of a like nature, in each case in the ordinary course of business;

(e)       judgment Liens in respect of judgments that do not constitute an Event of Default under Section 6.1(5);

(f)       easements, covenants, conditions, restrictions, building code laws, zoning restrictions, other land use laws, rights-of-way, development, site plan or similar agreements and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property when used in a manner consistent with current usage or materially interfere with the ordinary conduct of business of a Notes Party as currently conducted and such other minor title defects, or survey matters that are disclosed by current surveys, but that, in each case, do not interfere with the current use of the property in any material respect;

(g)       any Lien on any property or asset existing on the Issue Date (other than Liens securing the Term Loan/Notes Secured Obligations and the ABL Secured Obligations);

(h)       Liens on fixed or capital assets acquired by any Notes Party or any of its Restricted Subsidiaries to secure Indebtedness permitted under clause (e) of the definition of Permitted Indebtedness so long as (i) such Liens and the Indebtedness secured thereby are incurred prior to or within two hundred seventy (270) days after such acquisition or the completion of the construction or improvement thereof (other than refinancings thereof permitted hereunder) and (ii) such Liens shall not extend to any other property or assets of the Notes Parties or any of their Restricted Subsidiaries (other than any replacements of such property or assets and additions and accessions thereto and the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender);

(i)       Liens in favor of the Collateral Agent, for its own benefit and the benefit of the other Notes Secured Parties, securing Notes Obligations in respect of the Notes issued on the Issue Date, this Indenture or the Collateral Documents and excluding, for the avoidance of doubt, Additional Notes;

(j)       landlords’ and lessors’ Liens in respect of rent not in default for more than sixty (60) days or the existence of which, individually or in the aggregate, would not reasonably be expected to result in a material adverse effect;

(k)       possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Investments owned as of the date hereof and other Permitted Investments, provided that such Liens (a) attach only to such Investments or other Investments held by such broker or dealer and (b) secure only obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such Investments and not any obligation in connection with margin financing;

(l)       Liens arising solely by virtue of any statutory or common law provisions relating to banker’s liens, liens in favor of securities intermediaries, rights of setoff or similar rights and remedies as to deposit accounts or securities accounts or other funds maintained with depository institutions or securities intermediaries;

(m)       Liens on Real Estate; provided that such Liens shall only secure obligations with respect to a Permitted Real Estate Financing;

(n)       Liens (i) attaching solely to cash advances and earnest money deposits in connection with any letter of intent or purchase agreement in connection with a Permitted Acquisition, Permitted Investment or Investment that will be consummated in connection with refinancing the Term Loan Agreement or (ii) consisting of an agreement to dispose of any property in an Asset Sale permitted hereunder (or to be reasonably expected to be permitted hereunder) or a Permitted Disposition;

(o)       Liens arising from precautionary UCC filings regarding “true” operating leases or the consignment of goods to a Notes Party;

(p)       any Lien existing on any property or asset prior to the acquisition thereof by a Notes Party or any Restricted Subsidiary or existing on any property or asset of any Person that became or becomes a Restricted Subsidiary (including as a result of any Unrestricted Subsidiary being redesignated as a Restricted Subsidiary) after the Issue Date prior to the time such Person became or becomes a Restricted Subsidiary; provided that (i) such Lien is not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary as the case may be, (ii) such Lien shall not apply to any other property or asset of a Notes Party or any Restricted Subsidiary (other than any replacements of such property or assets and additions and accessions thereto, after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time, a pledge of after-acquired property, and the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender) and (iii) such Lien shall secure only those obligations and unused commitments (and to the extent such obligations and commitments constitute Indebtedness, such Indebtedness is permitted hereunder) that it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be, and extensions, renewals and replacements thereof so long as the principal amount of such extensions, renewals and replacements does not exceed the principal amount of the obligations being extended, renewed or replaced (plus any accrued but unpaid interest (including any portion thereof which is payable in kind in accordance with the terms of such extended, renewed or replaced Indebtedness) and premium payable by the terms of such obligations thereon and fees and expenses associated therewith);

(q)       Liens in favor of customs and revenues authorities imposed by Applicable Law arising in the ordinary course of business in connection with the importation of goods and securing obligations (i) that are not overdue by more than thirty (30) days, (ii) (A) that are being contested in good faith by appropriate proceedings, (B) the applicable Notes Party or Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (C) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation, or (iii) the existence of which would not reasonably be expected to result in a material adverse effect;

(r)       (i) Liens granted by the Notes Parties or any of their Restricted Subsidiaries to the secured parties under the ABL Loan Documents and any refinancings thereof permitted hereunder so long as such Liens are subject to the terms of the ABL Intercreditor Agreement and (ii) Liens granted by the Notes Parties or any of their Restricted Subsidiaries to the secured parties under the Term Loan Documents and any refinancings permitted hereunder so long as such Liens are subject to the terms of the Pari Passu Intercreditor Agreement;

(s)       any interest or title of a licensor, sublicensor, lessor or sublessor under any license or operating or true lease agreement;

(t)       leases or subleases granted to third Persons in the ordinary course of business;

(u)       licenses or sublicenses of Intellectual Property granted in the ordinary course of business;

(v)       the replacement, refinancing, extension or renewal of any Permitted Encumbrance; provided that such Lien shall at no time be extended to cover any assets or property other than such assets or property subject thereto on the Issue Date or the date such Lien was incurred, as applicable (other than any replacements of such property or assets and additions and accessions thereto and the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender or Liens otherwise permitted hereunder);

(w)       Liens on insurance policies and insurance proceeds incurred in the ordinary course of business in connection with the financing of insurance premiums;

(x)       Liens on securities which are the subject of repurchase agreements incurred in the ordinary course of business;

(y)       Liens arising by operation of law under Article 4 of the UCC in connection with collection of items provided for therein;

(z)       Liens arising by operation of law under Article 2 of the UCC in favor of a reclaiming seller of goods or buyer of goods;

(aa)    Liens on deposit accounts or securities accounts in connection with overdraft protection netting services, other cash management services, automatic clearinghouse arrangements, overdraft protections and similar arrangements or otherwise in connection with securities accounts and deposit accounts, in each case, in the ordinary course of business;

(bb)    security given to a public or private utility or any Governmental Authority as required in the ordinary course of business;

(cc)    Liens in the nature of the right of setoff in favor of counterparties to contractual agreements with the Notes Parties or any of their Restricted Subsidiaries in the ordinary course of business;

(dd)   other Liens securing obligations in an amount not to exceed the greater of (x) $75,000,000 and (y) 3.0% of Consolidated Total Assets (measured at the time such Liens are created) in the aggregate at any time outstanding;

(ee)    Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods;

(ff)     purchase options, call and similar rights of, and restrictions for the benefit of, a third party with respect to Capital Stock held by the Issuer or any Restricted Subsidiary in joint ventures;

(gg)   Liens disclosed as exceptions to coverage in the final title policies and endorsements issued to the Collateral Agent with respect to any Mortgaged Properties;

(hh)   Liens on assets of any Restricted Subsidiary that is not a Notes Party to the extent such Liens secure Indebtedness of such Restricted Subsidiary permitted by Section 4.9;

(ii)     on and after the Ratio Resumption Date, Liens securing Indebtedness permitted under clause (v)(iii) of “Permitted Indebtedness” provided that the pro forma Consolidated Secured Leverage Ratio as of the last day of the most recently ended Fiscal Quarter for which financial statements have been or are then required to have been delivered hereunder is equal to or less than 3.5 to 1.0 and, to the extent such Indebtedness is secured by Liens on Collateral, such Indebtedness is subject to either (i) the terms of a Pari Passu Intercreditor Agreement as “Additional First Lien Obligations” or (ii) the terms of the Second Lien Intercreditor Agreement as obligations secured by Liens ranking junior to the Liens securing the Obligations;

(jj)     Liens securing any Hedge Agreement so long as the fair market value of the collateral securing such Hedge Agreement does not exceed $25,000,000 at any time;

(kk)   Liens on Collateral securing Qualifying Secured Debt issued pursuant to clause (v)(i) or (v)(ii) of the definition of “Permitted Indebtedness”; and

(ll)     Liens on (i) Securitization Assets arising in connection with a Qualified Securitization Financing or (ii) the Receivables Assets arising in connection with a Receivables Facility, in each case securing Indebtedness permitted under clause (bb) of “Permitted Indebtedness.”

“Permitted Indebtedness” means each of the following:

(a)       [reserved];

(b)       Indebtedness of any Notes Party in existence on the Issue Date (other than Indebtedness described in clause (h) or (i) of this definition);

(c)       Indebtedness of (i) any Notes Party to any other Notes Party, (ii) any Notes Party to any Restricted Subsidiary that is not a Guarantor and (iii) any Restricted Subsidiary that is not a Guarantor to any Restricted Subsidiary that is not a Guarantor;

(d)       guarantees by any Notes Party or any of its Restricted Subsidiaries of Indebtedness or other obligations arising in the ordinary course of business of any other Notes Party or any of its Restricted Subsidiaries;

(e)       Indebtedness of any Notes Party or any of its Restricted Subsidiaries to finance the improvement, acquisition, development, construction, restoration, replacement, rebuilding, maintenance, upgrade or improvement of any fixed or capital assets (including Real Estate), including Capital Lease Obligations (including therein any Indebtedness incurred in connection with sale-leaseback transactions permitted under clause (k) of this definition), and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, provided that the aggregate principal amount of Indebtedness permitted by this clause (e) outstanding at any time, when aggregated with the amount of Permitted Refinancings in respect thereof pursuant to clause (bb) below, shall not exceed the greater of (x) $75,000,000 and (y) 3.0% of Consolidated Total Assets (measured at the time of incurrence);

(f)       Indebtedness under Hedge Agreements, other than for speculative purposes, entered into in the ordinary course of business;

(g)       contingent liabilities under surety bonds, customs and appeal bonds, governmental contracts and leases or similar instruments incurred in the ordinary course of business;

(h)       Indebtedness represented by the Notes (including any Guarantee thereof) on the Issue Date;

(i)       Indebtedness under the ABL Facility; provided that in no event shall the aggregate principal amount of loans and the face amount of letters of credit and bank guaranties issued under the ABL Facility exceed the greater of (x) $900,000,000 and (y) the Borrowing Base as of the time such Indebtedness is incurred;

(j)       Indebtedness with respect to the deferred purchase price for any Permitted Acquisition or Permitted Investment, provided that such Indebtedness does not require the payment in cash of principal (other than in respect of working capital adjustments and Indebtedness described in clause (p)) prior to the maturity date of the notes, has a maturity which extends beyond the maturity date of the Notes, and is subordinated to the Obligations on terms customary for senior subordinated high yield debt securities (as determined in good faith by the Issuer);

(k)       Indebtedness incurred in connection with sale-leaseback transactions permitted hereunder;

(l)       Subordinated Indebtedness in an amount, when aggregated with the amount of Permitted Refinancing in respect thereof pursuant to clause (bb), not to exceed $200,000,000 in the aggregate; and provided that, in each case, such Subordinated Indebtedness (i) shall not have a maturity date or be subject to amortization, mandatory repurchase or redemption (except pursuant to customary asset sale, and similar event, and similar events and change of control provisions and AHYDO payments) prior to the date that is three months after the maturity date of the notes, and (ii) shall not be exchangeable or convertible into any other Indebtedness (other than any Indebtedness that is otherwise permitted to be incurred under this Indenture at the time of such exchange or conversion);

(m)       Indebtedness incurred in the ordinary course of business in connection with the financing of insurance premiums;

(n)       on and after the Ratio Resumption Date, Indebtedness of any Notes Party or any of its Restricted Subsidiaries incurred or assumed in connection with a Permitted Acquisition or other Acquisition permitted hereunder; provided that on a Pro Forma Basis the Consolidated Interest Coverage Ratio for the most recent four Fiscal Quarter period for which financial statements have been or are required to be delivered hereunder would either be (x) at least 2.0 to 1.0 or (y) not less than the Consolidated Interest Coverage Ratio for such period immediately prior to such acquisition;

(o)       Indebtedness relating of performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees, workers’ compensation claims, letters of credit, bank guarantees and banker’s acceptances, warehouse receipts or similar instruments and similar obligations (other than in respect of other Indebtedness for borrowed money) including, without limitation, those incurred to secure health, safety and environmental obligations, in each case provided in the ordinary course of business or consistent with past practice;

(p)       Indebtedness constituting the obligation to make purchase price adjustments for working capital, indemnities and similar obligations (including earnouts) in connection with Permitted Acquisition, Permitted Investments and Permitted Dispositions;

(q)       guarantees and letters of credit and surety bonds (other than guarantees of, or letters of credit and surety bonds related to, Indebtedness) issued in connection with Permitted Acquisitions, Permitted Investments and Permitted Dispositions;

(r)       without duplication of any other Indebtedness, non-cash accruals of interest, accretion or amortization of original issue discount and payment-in-kind interest with respect to Indebtedness permitted hereunder;

(s)       Indebtedness due to any landlord in connection with the financing by such landlord of leasehold improvements;

(t)       without duplication of, or accumulation with, other categories of Indebtedness permitted hereunder, other Indebtedness of any Notes Party or Restricted Subsidiary in an aggregate principal amount not to exceed the greater of $150,000,000 and 6.0% of Consolidated Total Assets at any time outstanding;

(u)       Indebtedness under Permitted Real Estate Financings;

(v)       Qualifying Other Debt or Qualifying Secured Debt (i) that is either (x) issued solely for cash consideration, the net proceeds of which are applied solely to the prepayment (in whole or in part) of Term Loan Obligations or Notes Obligations or (y) issued in exchange for Term Loan Obligations or Notes Obligations, or (ii) in the case of Qualifying Secured Debt and, at the option of the Issuer, Qualifying Other Debt, so long as (x) no Specified Default has occurred and is continuing or would result therefrom and (y) the aggregate principal amount of such Qualifying Secured Debt and Qualifying Other Debt, would not exceed the Qualifying Other Debt/Qualifying Secured Debt Amount or (iii) in the case of Qualifying Other Debt, so long as on a Pro Forma Basis (x) no Event of Default has occurred or is continuing or would result therefrom and (y) the Consolidated Interest Coverage Ratio as of the last day of the most recently ended Fiscal Quarter for which financial statements have been or are then required to have been delivered hereunder is at least 2.0 to 1.0 for the most recent four Fiscal Quarter period;

(w)       Indebtedness of any Restricted Subsidiary that is not a Notes Party; provided that the aggregate amount of Indebtedness outstanding at any time pursuant to this clause (w) shall not exceed the greater of $25,000,000 and 1.0% of Consolidated Total Assets;

(x)       Indebtedness with respect of treasury, depositary, cash management and netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements or otherwise in connection with securities accounts and deposit accounts, in each case, in the ordinary course of business;

(y)       Indebtedness consisting of take or pay obligations contained in supply arrangements, in each case, in the ordinary course of business or consistent with past practice;

(z)       Indebtedness incurred in connection with the repurchase of Capital Stock pursuant to Section 4.7; provided that the original principal amount of any such Indebtedness incurred pursuant this clause (z) shall not exceed the amount of such Capital Stock so repurchased with such Indebtedness (or with the proceeds thereof);

(aa)     Indebtedness in an amount equal to 100% of the aggregate Net Proceeds received by Parent after August 13, 2014 from the issue or sale of Capital Stock (other than Disqualified Capital Stock) plus cash contributed to Parent and to the extent such Net Proceeds or cash have been contributed as common equity to the Issuer and have not been applied pursuant to Section 4.7(a)(14), clause (gg) of the definition of “Permitted Investments” or utilized to increase the Available Amount;

(bb)    Indebtedness of (i) any Securitization Subsidiary arising under any Securitization Facility or (ii) the Issuer or any Restricted Subsidiary arising under any Receivables Facility; provided that the Outstanding Securitization Amount permitted by this clause (bb) shall not exceed $150,000,000 at any time outstanding;

(cc)    Indebtedness of any Notes Party or of any Restricted Subsidiary that is not a Notes Party to the Specified Captive Insurance Company, in an aggregate principal amount outstanding at any time not to exceed the aggregate amount of Restricted Payments made pursuant to Section 4.7(a)(21);

(dd)    Indebtedness under the Intercompany Loan; and

(ee)    extensions, renewals, refinancings, and replacements of any such Indebtedness described in clauses (b), (e), (f), (j), (k), (m), (n), (r), (s), (u), (v), (z) and (aa) above and this clause (ee); provided that such Indebtedness constitutes a Permitted Refinancing.

“Permitted Investments” means each of the following:

(a)       Direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America) or any state or state agency thereof, in each case maturing within one (1) year from the date of acquisition thereof;

(b)       Investments in commercial paper maturing within one (1) year from the date of acquisition thereof and having, at the date of acquisition, the highest or next highest credit rating obtainable from S&P, Moody’s or Fitch;

(c)       Investments in certificates of deposit, banker’s acceptances and time deposits maturing within one (1) year from the date of acquisition thereof which are issued or guaranteed by, or placed with, and demand deposit and money market deposit accounts issued or offered by, any lender under the Term Loan Agreement or the ABL Credit Agreement or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $100,000,000;

(d)       master demand notes and fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria described in clause (c) above or with any primary dealer;

(e)       readily marketable direct obligations issued by any state, commonwealth or territory of the United States of America, any province of Canada, any member of the European Union, any other foreign government or any political subdivision or taxing authority thereof, in each case, having one of the two highest rating categories obtainable from Moody’s, S&P or Fitch (or, if at the time, no such nationally recognized statistical rating organization is issuing comparable ratings, then a comparable rating of another nationally recognized statistical rating organization) with maturities of not more than two years from the date of acquisition;

(f)       Indebtedness or preferred stock issued by Persons with a rating of “BBB-” or higher from S&P, “Baa3” or higher from Moody’s or “BBB-” or higher from Fitch (or, if at the time, no such nationally recognized statistical rating organization is issuing comparable ratings, then a comparable rating of another nationally recognized statistical rating organization) with maturities of 12 months or less from the date of acquisition;

(g)       bills of exchange issued in the United States, Canada, or a member state of the European Union for rediscount at the relevant central bank and accepted by a bank (or any dematerialized equivalent);

(h)       instruments and investments of the type and maturity described in clause (a) through (g) denominated in any foreign currency or of foreign obligors, which investments or obligors are, in the reasonable judgment of the Issuer, comparable in investment quality to those referred to above;

(i)       solely with respect to any Restricted Subsidiary that is a Foreign Subsidiary, investments of comparable tenor and credit quality to those described in the foregoing clauses (a) through (h) customarily utilized in countries in which such Foreign Subsidiary operates for short term cash management purposes.

(j)       (i) dollars, Euro, or any national currency of any member state of the European Union; or (ii) any other foreign currency held by a Notes Party or any of its Restricted Subsidiaries in the ordinary course of business (notwithstanding the foregoing, cash equivalents shall include amounts denominated in currencies other than set forth in this clause; provided that such amounts are converted into currencies listed in this clause within ten Business Days following the receipt of such amounts).

(k)       shares of any money market or mutual fund that has substantially all of its assets invested in the types of investments referred to in clauses (a) through (i), above;

(l)       Investments existing on the Issue Date;

(m)       capital contributions, loans or other Investments made by (i) (x) any Notes Party to any other Notes Party and (y) any Restricted Subsidiary that is not a Guarantor to any other Restricted Subsidiary that is not a Guarantor or (ii) so long as no Specified Default then exists or would arise therefrom, any Notes Party to any Restricted Subsidiary or Affiliate of any Notes Party in an aggregate amount not to exceed the greater of $125,000,000 and 5.0% of Consolidated Total Assets at any time outstanding; provided that the aggregate amount of all Investments of the type described in this clause (m)(ii) and clause (x) of this definition may not exceed the greater of $125,000,000 and 5.0% of Consolidated Total Assets in the aggregate outstanding at any time;

(n)       guarantees constituting Permitted Indebtedness;

(o)       Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(p)       loans or advances to employees for the purpose of travel, entertainment or relocation in the ordinary course of business, provided that all such loans and advances to employees shall not exceed $5,000,000 in the aggregate at any time outstanding, and determined without regard to any write-downs or write-offs thereof;

(q)       Investments received from purchasers of assets pursuant to dispositions permitted pursuant to Section 4.10 including, for the avoidance of doubt, in connection with a “plan of division” under the Delaware Limited Liability Company Act or any comparable transaction under any similar law;

(r)       Permitted Acquisitions and existing Investments of the Persons acquired in connection with Permitted Acquisitions or other Acquisition permitted hereunder so long as such Investment was not made in contemplation of such Permitted Acquisition;

(s)       Hedge Agreements entered into in the ordinary course of business for non-speculative purposes;

(t)       to the extent permitted by Applicable Law, notes from officers and employees in exchange for equity interests of Holdings (or any direct or indirect parent) purchased by such officers or employees pursuant to a stock ownership or purchase plan or compensation plan;

(u)       earnest money required in connection with Permitted Acquisitions and other Permitted Investments;

(v)       Investments in deposit accounts opened in the ordinary course of business;

(w)       Capital Expenditures;

(x)       guarantee of Indebtedness under clause (m)(ii) above of Restricted Subsidiaries that are not Notes Parties not in excess of the greater of $125,000,000 and 5.0% of Consolidated Total Assets in the aggregate at any time outstanding; provided that the aggregate amount of all Investments of the type described in this clause (x) and clause (m) (ii) of this definition may not exceed the greater of $125,000,000 and 5.0% of Consolidated Total Assets in the aggregate outstanding at any time;

(y)       other Investments in an amount not to exceed the greater of (x) $100,000,000 and (y) 4.0% of Consolidated Total Assets (measured as of the time any such Investment is made) in the aggregate outstanding at any time;

(z)       Investments out of the portion of the Available Amount that any Notes Party or any Restricted Subsidiary elects to apply pursuant to this clause (z);

(aa)     on and after the Ratio Resumption Date , so long as (x) no Event of Default has occurred and is continuing or would result therefrom and (y) on a Pro Forma Basis, the Consolidated Leverage Ratio as of the last day of the most recently ended Fiscal Quarter for which financial statements have been or are then required to have been delivered hereunder would be less than or equal to 3.5 to 1.0, any Notes Party or any Restricted Subsidiary may make any Investment;

(bb)    Investments made by a Notes Party or any Restricted Subsidiary in any joint venture or any Unrestricted Subsidiary in an aggregate amount of such Investments made after February 11, 2011 pursuant to this clause (bb) by (x) Notes Parties and Restricted Subsidiaries in joint ventures and (y) the Notes Parties and their Restricted Subsidiaries in Unrestricted Subsidiaries shall not exceed the greater of (A) $25,000,000 and (B) 1.0% of Consolidated Total Assets at any time;

(cc)    Investments resulting from Permitted Encumbrances;

(dd)    Investments solely to the extent such Investments reflect an increase in the value of Investments otherwise permitted under Section 4.18;

(ee)    Investments consisting of or resulting from Indebtedness, Liens, Restricted Payments, fundamental changes and Permitted Dispositions;

(ff)     Indebtedness outstanding under the Term Loan Agreement repurchased by the Issuer or a Restricted Subsidiary pursuant to and in accordance with the terms of the Term Loan Agreement;

(gg)    Investments to the extent that payment for such Investments is made solely with Capital Stock (other than any Disqualified Capital Stock) of the Issuer (or any direct or indirect parent) or proceeds of an equity contribution initially made to Holdings in each case to the extent contributed to the Capital Stock of the Issuer and have not been applied pursuant to Section 4.7(a)(14), clause (aa) of the definition of “Permitted Indebtedness” or utilized to also increase the Available Amount;

(hh)    loans and advances to Holdings (or any direct or indirect parent entity) in lieu of, and not in excess of the amount of (after giving effect to any other such loans or advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made in accordance with Section 4.7;

(ii)      Investments consisting of purchases and acquisitions of inventory, supplies, material, equipment, or other similar assets in the ordinary course of business;

(jj)      cash or property distributed from any Restricted Subsidiary that is not a Notes Party (i) may be contributed to other Restricted Subsidiaries that are not Notes Parties, and (ii) without duplication of amounts that increase the amount available under to any other clause above, may pass through the Issuer and/or any intermediate Restricted Subsidiaries, so long as all part of a series of related transactions and such transaction steps are not unreasonably delayed and are otherwise permitted hereunder; and

(kk)    (i) Investments in any Receivables Facility or any Securitization Subsidiary in order to effectuate a Qualified Securitization Financing, including the ownership of Equity Interests in such Securitization Subsidiary and (ii) distributions or payments of Securitization Fees and purchases of Securitization Assets or Receivables Assets pursuant to a Securitization Repurchase Obligation in connection with a Qualified Securitization Financing or a Receivables Facility;

provided, however, that for purposes of calculation, the amount of any Investment outstanding at any time shall be the aggregate cash Investment less all cash returns, cash dividends and cash distributions (or the fair market value of any non-cash returns, dividends and distributions) received by such Person and less all liabilities expressly assumed by another Person in connection with the sale of such Investment.

“Permitted Real Estate Financing” means any financing by one or more Notes Parties or Restricted Subsidiaries that is secured solely by Real Estate of such Notes Parties or such Restricted Subsidiaries, as the case may be; provided that (a) the Indebtedness incurred in connection with such financing shall not be directly or indirectly guaranteed by, or directly or indirectly collateralized or secured by, or otherwise have any recourse to, such Notes Party or any such Restricted Subsidiary or any of the assets of such Notes Party or such Restricted Subsidiary, other than (i) the Real Estate that is the subject of such financing and/or (ii) except for the security described in clause (i), unsecured guarantees by such Notes Parties and such Restricted Subsidiaries, and by their direct or indirect parent companies, (b) none of the Notes Parties or any of their Restricted Subsidiaries shall provide any other direct or indirect credit support of any kind in respect of such Indebtedness (other than the security interest on the Real Estate that is the subject of such financing and the guarantees as described in clause (a) above, and as provided in clause (c) below), (c) such Notes Parties and Restricted Subsidiaries may be subject to customary representations, warranties, covenants and indemnities in connection with such facilities, (d) such Notes Parties and Restricted Subsidiaries, as the case may be, shall have received proceeds with respect to such financing in an amount equal to not less than 75% of the fair market value of the Real Estate that is the subject of such financing, (e) the Indebtedness incurred in connection with such financing shall have a final maturity that is no sooner than the date that is three months following the maturity date of the Notes and a weighted average life to maturity that is no shorter than the Notes and (f) all Net Proceeds received in connection therewith are applied to repay Term Loan Obligations or Notes Obligations.

“Permitted Refinancing” means any Indebtedness that replaces, renews, extends or refinances any other Permitted Indebtedness, as long as, after giving effect thereto (i) the principal amount of the Indebtedness outstanding at such time is not increased (except by the amount of any accrued interest, closing costs, expenses, fees, and premium paid in connection with such extension, renewal or replacement plus an amount equal to any unused commitment thereunder), (ii) the result of such refinancing of or replacement shall not be an earlier maturity date or decreased weighted average life, (iii) the obligor or obligors under any such refinancing Indebtedness and the collateral, if applicable, granted pursuant to any such refinancing Indebtedness are the same as or less than the obligor(s) and collateral under the Indebtedness being extended, renewed or replaced, (iv) the subordination, to the extent applicable, of the refinancing Indebtedness are not materially less favorable to the Holders than those subordination terms of the Indebtedness being refinanced (as determined by the Issuer in good faith) and (v) the refinancing Indebtedness is not exchangeable or convertible into any other Indebtedness which does not comply with clauses (i) through (iv) above.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Post-Acquisition Period” means, with respect to any Permitted Acquisition or Investment the period beginning on the date such Permitted Acquisition is consummated and ending 18 months following the date on which such Permitted Acquisition or Investment is consummated.

“Pro Forma Adjustments” means, for any applicable period that includes all or any part of a Fiscal Quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or the Consolidated EBITDA of the Issuer and its Restricted Subsidiaries, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA of the Issuer and its Restricted Subsidiaries, as the case may be, projected by the Issuer in good faith as a result of (a) actions taken (or commenced) during such Post-Acquisition Period for the purposes of realizing reasonably identifiable cost savings, operating expense reductions, other operating improvements and initiatives and synergies projected by the Issuer in good faith or (b) any additional costs incurred during such Post-Acquisition Period, in each case in connection with the combination of the operations of such Acquired Entity with the operations of the Issuer and its Restricted Subsidiaries; provided that (i) so long as such actions are taken (or commenced) during such Post-Acquisition Period or such costs are incurred (or commenced) during such Post-Acquisition Period, as applicable, the cost savings, operating expense reduction, other operating improvements and initiatives and synergies related to such actions or such additional costs, as applicable, it may be assumed, for purposes of projecting such pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA of the Issuer and its Restricted Subsidiaries, as the case may be, that such costs savings, operating expense reductions, other operating improvements and initiatives and synergies will be realizable during the entirety of such period, or such additional costs, as applicable, will be incurred during the entirety of such period and (ii) any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA of the Issuer and its Restricted Subsidiaries, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA of the Issuer and its Restricted Subsidiaries, as the case may be, for such period; and provided further that any such increase, decrease and other adjustments of such Acquired EBITDA or such Consolidated EBITDA of the Issuer and its Restricted Subsidiaries, as the case may be, either (x) would be permitted to be included in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act of 1933, as amended, or (y) shall have been certified by the chief financial officer of the Issuer as having been calculated in good faith and in compliance with the requirements of this definition; provided that any such adjustment pursuant to this clause (y) does not exceed 20% of the most recently calculated Consolidated EBITDA of the Issuer and its Restricted Subsidiaries (prior to giving effect to the adjustments pursuant to this subclause (y)).

“Pro Forma Basis” and “Pro Forma Effect” means, with respect to compliance with any test or covenant hereunder, that (A) to the extent applicable, the Pro Forma Adjustments shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a disposition of all or substantially all equity interests in any Subsidiary of the Issuer or any division, product line, or facility used for operations of the Issuer or any of its Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction,” shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by the Issuer or any of the Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustments pursuant to (a) above, the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions and operating initiatives) that are consistent with the definition of Pro Forma Adjustment.

“Proceeds” means (a) “proceeds,” as defined in the UCC, with respect to the Collateral, and (b) whatever is recoverable or recovered when any Collateral is sold, exchanged, collected or disposed of, whether voluntary or involuntary.

“Purchase Amount” has the meaning set forth in the definition of “Offer to Purchase.”

“Purchase Date” has the meaning set forth in the definition of “Offer to Purchase.”

“Qualified Securitization Financing” means any Securitization Facility of a Securitization Subsidiary that meets the following conditions: (i) the Issuer shall have determined in good faith that such Securitization Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and its Restricted Subsidiaries; (ii) all sales of Securitization Assets and related assets by the Issuer or any Restricted Subsidiary to the Securitization Subsidiary or any other Person are made at fair market value (as determined in good faith by the Issuer); (iii) the financing terms, covenants, termination events and other provisions thereof shall be on market terms (as determined in good faith by the Issuer) and may include Standard Securitization Undertakings; and (iv) the obligations under such Securitization Facility are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Restricted Subsidiaries (other than a Securitization Subsidiary).

“Qualifying Other Debt” means any Indebtedness, no part of the principal of which is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the maturity date of the Notes other than (i) any required (x) offer to purchase or (y) prepayment obligation in respect of such Indebtedness as a result of a change of control, similar event or asset sale or AHYDO payment or (ii) amortization no greater than 1% per annum.

“Qualifying Other Debt/Qualifying Secured Debt Amount” means the sum of:

(a)       $650,000,000, plus

(b)        the aggregate amount of voluntary prepayments of Term Loan Obligations made after the Issue Date (including purchases of the Term Loan Obligations by the Parent or any Notes Party at or below par, in which case the amount of voluntary prepayments of Term Loan Obligations shall be deemed not to exceed the actual purchase price of such Term Loan Obligations below par), other than from proceeds of long term Indebtedness (other than revolving Indebtedness), after giving effect to the incurrence of any incremental term loans under the Term Loan Agreement (other than Refinancing Term Loans) and the aggregate principal amount of Qualifying Secured Debt and Qualifying Other Debt issued pursuant to clause (v)(ii) of the definition of “Permitted Indebtedness” pursuant to clause (a) above on a Pro Forma Basis (excluding the cash proceeds to the borrower of any incremental term loans under the Term Loan Agreement, treating all Qualifying Other Debt issued pursuant to clause (v)(ii) of the definition of “Permitted Indebtedness” as secured (whether or not secured) and without giving effect to any simultaneous incurrence of any incremental term loans under the Term Loan Agreement or Qualifying Secured Debt made pursuant to clauses (a) or (c), plus

(c)        on and after the Ratio Resumption Date, the maximum aggregate principal amount that can be incurred without causing the Consolidated Secured Leverage Ratio as of the last day of the most recently ended Fiscal Quarter for which financial statements have been or are then required to have been delivered hereunder, after giving effect to the incurrence of any incremental term loans under the Term Loan Agreement (other than Refinancing Term Loans) and the aggregate principal amount of Qualifying Secured Debt and Qualifying Other Debt issued pursuant to clause (v)(ii) of the definition of “Permitted Indebtedness” on a Pro Forma Basis (excluding the cash proceeds to the borrower of any incremental term loans under the Term Loan Agreement, treating all Qualifying Other Debt issued pursuant to clause (v)(ii) of the definition of “Permitted Indebtedness” as secured (whether or not secured) and without giving effect to any simultaneous incurrence of any incremental term loans under the Term Loan Agreement or Qualifying Secured Debt made pursuant to the foregoing clauses (a) and (b), to exceed 3.5 to 1.0, at the Issuer’s option, either (A) at the time of the effectiveness of such incremental term loans under the Term Loan Agreement or Qualifying Secured Debt (as applicable) or (B) at any earlier time permitted in accordance with Section 1.6 (it being understood and agreed that the Issuer may redesignate any Indebtedness originally designated as incurred under clauses (a) or (b) above as having been incurred under clause (c), so long as at the time of such redesignation, the Issuer would be permitted to incur under clause (c) the aggregate principal amount of Indebtedness being so redesignated (for purposes of clarity, with any such redesignation having the effect of increasing the Issuer’s ability to incur such Indebtedness as of the date of such redesignation by the amount of such Indebtedness so redesignated)).

“Qualifying Secured Debt” means any secured Indebtedness of any Notes Party, no part of the principal of which is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the maturity date of the Notes other than (i) any required (x) offer to purchase or (y) prepayment obligation in respect of such Indebtedness or AHYDO payment or (ii) amortization no greater than 1% per annum and which is subject to either (i) the terms of the Pari Passu Intercreditor Agreement as “Additional First Lien Obligations” or (ii) the terms of the Second Lien Intercreditor Agreement as obligations secured by Liens ranking junior to the Liens securing the Obligations.

“Rating Agencies” means each of Moody’s, S&P and Fitch and, if any of Moody’s, S&P or Fitch ceases to exist or ceases to rate the Notes for reasons outside of the control of the Issuer, any other “nationally recognized statistical rating organization” as such term is defined under Section 3(a)(62) of the Exchange Act selected by the Issuer as a replacement agency.

“Ratio Resumption Date” means the date on which the Issuer furnishes the information required by Section 4.3 for the second Fiscal Quarter of the Issuer’s Fiscal Year 2020.

“Real Estate” means all interests in real property now or hereafter owned or held by any Notes Party, including all leasehold interests held pursuant to Leases and all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned by any Notes Party, including all easements, rights-of-way, appurtenances and other rights relating thereto and all leases, tenancies, and occupancies thereof.

“Receivables Assets” means (a) any accounts receivable owed to the Issuer or a Restricted Subsidiary subject to a Receivables Facility and the proceeds thereof and (b) all collateral securing such accounts receivable, all contracts and contract rights, guarantees or other obligations in respect of such accounts receivable, all records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in connection with a non-recourse accounts receivable factoring arrangement and which are sold, conveyed, assigned or otherwise transferred or pledged by the Issuer or a Restricted Subsidiary to a commercial bank or an Affiliate thereof in connection with a Receivables Facility.

“Receivables Facility” means an arrangement between the Issuer or a Restricted Subsidiary and a commercial bank or an Affiliate thereof pursuant to which (a) the Issuer or such Restricted Subsidiary, as applicable, sells (directly or indirectly) to such commercial bank (or such Affiliate) accounts receivable owing by customers, together with Receivables Assets related thereto, at a maximum discount, for each such account receivable, not to exceed 5.0% of the face value thereof, (b) the obligations of the Issuer or such Restricted Subsidiary, as applicable, thereunder are non-recourse (except for Securitization Repurchase Obligations) to the Issuer and such Restricted Subsidiary and (c) the financing terms, covenants, termination events and other provisions thereof shall be on market terms (as determined in good faith by the Issuer) and may include Standard Securitization Undertakings, and shall include any guaranty in respect of such arrangement.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Refinancing Term Loans” means “Incremental Term Loans” or any similar term under the Term Loan Agreement that are designated as ‘Refinancing Term Loans’ or any similar term in the applicable amendment to the Term Loan Agreement.

“Resale Restriction Termination Date” means for any Transfer Restricted Note (or beneficial interest therein), other than a Regulation S Temporary Global Note, which shall not have a Resale Restriction Termination Date and shall remain subject to the transfer restrictions specified therefor in this Indenture until such Global Note is cancelled by the Trustee, that is (a) not a Regulation S Global Note (or Certificated Note issued in respect thereof pursuant to Section 2.6(b)), one year (or such other period specified in Rule 144 under the Securities Act) from the Issue Date or, if any Additional Notes that are Transfer Restricted Notes have been issued before the Resale Restriction Termination Date for any Transfer Restricted Notes, from the latest such original issue date of such Additional Notes, and (b) a Regulation S Global Note (or Certificated Note issued in respect thereof pursuant to Section 2.6(b)) (other than a Regulation S Temporary Global Note), the date on or after the 40th consecutive day beginning on and including the later of (i) the day on which any Notes represented thereby are offered to persons other than distributors (as defined in Regulation S) pursuant to Regulation S and (ii) the issue date for such Notes.

“Responsible Officer” means, when used with respect to the Trustee, any officer assigned to the Corporate Trust Office of the Trustee, including any vice president, assistant vice president, assistant treasurer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Indenture, and also, with respect to a particular matter relating to this Indenture, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and when used with respect to the Collateral Agent, any officer assigned to the Corporate Trust Office of the Collateral Agent, including any vice president, assistant vice president, assistant treasurer, or any other officer of the Collateral Agent customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Indenture, and also, with respect to a particular matter relating to this Indenture, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Notes Legend” means the legend identified as such in Exhibit A hereto.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any class of Capital Stock of a Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Capital Stock of a Person or any option, warrant or other right to acquire any Capital Stock of a Person or on account of any return of capital to the Person’s stockholders, partners or members, provided that “Restricted Payments” shall not include any dividends payable solely in Capital Stock of a Notes Party.

“Restricted Subsidiary” means each Subsidiary of Holdings that is not an Unrestricted Subsidiary.

“Revolving Credit Loans” has the meaning set forth in the ABL Facility for such term or any similar term.

“S&P” means S&P Global Ratings, a business unit of Standard and Poor’s Financial Services LLC and any successor to its rating business.

“Second Lien Intercreditor Agreement” means an intercreditor agreement in form and substance reasonably satisfactory to the Term Loan/Notes Controlling Collateral Agent providing that the Liens securing the Notes Obligations rank prior to the Liens securing Qualifying Secured Debt which is intended to be secured by Liens ranking junior to the Liens securing the Notes Obligations.

“Securitization Asset” means (a) any accounts receivable or related assets and the proceeds thereof, in each case subject to a Securitization Facility and (b) all collateral securing such receivable or asset, all contracts and contract rights, guaranties or other obligations in respect of such receivable or asset, lockbox accounts and records with respect to such account or asset and any other assets customarily transferred (or in respect of which security interests are customarily granted), together with accounts or assets in a securitization financing and which in the case of clause (a) and (b) above are sold, conveyed, assigned or otherwise transferred or pledged by the Issuer or a Restricted Subsidiary in connection with a Qualified Securitization Financing.

“Securitization Facility” means any transaction or series of securitization financings that may be entered into by the Issuer or any of its Restricted Subsidiaries pursuant to which the Issuer or any of its Restricted Subsidiaries may sell, convey or otherwise transfer, or may grant a security interest in, Securitization Assets to either (a) a Person that is not a Restricted Subsidiary or (b) a Securitization Subsidiary that in turn sells such Securitization Assets to a Person that is not a Restricted Subsidiary, or may grant a security interest in, any Securitization Assets of the Issuer or any of its Subsidiaries.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any Securitization Asset or participation interest therein issued or sold in connection with, and other fees and expenses (including reasonable fees and expenses of legal counsel) paid to a Person that is not a Restricted Subsidiary in connection with, any Qualified Securitization Financing or a Receivables Facility.

“Securitization Repurchase Obligation” means any obligation of a seller (or any guaranty of such obligation) of Securitization Assets or Receivables Assets in a Qualified Securitization Financing or a Receivables Facility to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including, without limitation, as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Securitization Subsidiary” means any Subsidiary of the Issuer in each case formed for the purpose of and that solely engages in one or more Qualified Securitization Financings and other activities reasonably related thereto or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which the Issuer or any Subsidiary of the Issuer makes an Investment and to which the Issuer or any Subsidiary of the Issuer transfers Securitization Assets and related assets.

“Security” has the meaning assigned to such term in the UCC.

“Series” has the meaning set forth in the Pari Passu Intercreditor Agreement.

“Significant Subsidiary” means any Restricted Subsidiary that would be “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

“Specified Captive Insurance Company” means a captive insurance company that is subject to regulation as a captive insurance company and is a direct or indirect Subsidiary of Burlington Stores, Inc.

“Specified Default” means the occurrence of any Event of Default specified in clauses (1), (2) or (8) under Section 6.1.

“Specified Indebtedness” means Indebtedness that is subordinated in right of payment to the Notes Obligations.

“Specified Transaction” means any (a) disposition of all or substantially all the assets or Capital Stock of any Subsidiary or of any division or product line of the Issuer or any of the Subsidiaries, (b) Permitted Acquisition or Acquisition constituting a Permitted Investment, (c) [reserved], (d) proposed incurrence of Indebtedness in respect of which compliance with a financial ratio are by the terms of this Indenture required to be calculated on a Pro Forma Basis or giving Pro Forma Effect to any such transaction or event, and (e) any other event that by the terms of this Indenture requires a test or covenant hereunder to be calculated on a Pro Forma Basis or giving Pro Forma Effect to any such transaction or event.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Issuer or any Subsidiary of the Issuer which the Issuer has determined in good faith to be customary in a Securitization Facility, including, without limitation, those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking or, in the case of a Receivable Facility, a non-credit related recourse accounts receivable factoring arrangement.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Store” means any retail store (which includes any real property, fixtures, equipment, inventory and other property related thereto) operated, or to be operated, by any Notes Party.

“Subordinated Indebtedness” means Indebtedness which is expressly subordinated in right of payment to the prior payment in full of the Notes Obligations.

“Subsidiary” means with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity (a) of which Capital Stock representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Synthetic Lease” means any lease or other agreement for the use or possession of property creating obligations which do not appear as Indebtedness on the balance sheet of the lessee thereunder but which, upon the insolvency or bankruptcy of such Person, may be characterized as Indebtedness of such lessee without regard to the accounting treatment.

“Taxes” means all current or future taxes, levies, imposts, duties (including stamp duties), deductions, charges (including ad valorem charges) or withholdings imposed by any Governmental Authority, and all interest, additions to tax and penalties related thereto

“Term Loan Agreement” means that certain Credit Agreement, dated as of February 24, 2011, by and among the Issuer, the guarantors from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (and its successors in such capacities), and each lender from time to time party thereto, as amended, extended, renewed, restated, refunded, replaced, refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any one or more agreements (and related documents) governing Indebtedness, including indentures, incurred to refinance, substitute, supplement, replace or add to (including increasing the amount available for borrowing or adding or removing any Person as a borrower, issuer or guarantor thereunder, in whole or in part), the borrowings and commitments then outstanding or permitted to be outstanding under such Term Loan Agreement or one or more successors to the Term Loan Agreement or one or more new credit agreements.

“Term Loan Collateral Agent” means JPMorgan Chase Bank, N.A., in its capacity as collateral agent under the Term Loan Agreement, and its successors in such capacity.

“Term Loan Documents” means the collective reference to the Term Loan Agreement, any notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, and any other documents, certificates, instruments or agreements executed and delivered by or on behalf of the Issuer or any Guarantor for the benefit of the Term Loan Collateral Agent or any Term Loan Secured Party in connection therewith that specifically identifies itself as a “Credit Document,” a “Loan Document” or similar term, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified, in whole or in part, from time to time.

“Term Loan Facility” means the term loan facility established pursuant to the Term Loan Agreement.

“Term Loan/Notes Controlling Collateral Agent” means the “Applicable Collateral Agent” as defined in the Pari Passu Intercreditor Agreement.

“Term Loan/Notes Documents” means the Notes Documents, the Term Loan Documents and all other documents governing Term Loan/Notes Secured Obligations.

“Term Loan/Notes Secured Obligations” means (i) the Term Loan Obligations, (ii) the Notes Obligations and (iii) all Future Term Loan/Notes Obligations.

“Term Loan/Notes Secured Parties” means (1) the Term Loan Secured Parties, (2) the Notes Secured Parties and (3) any Future Term Loan/Notes Indebtedness Secured Parties.

“Term Loan Obligations” means all Obligations under the Term Loan Agreement and the other Term Loan Documents.

“Term Loan Secured Parties” means the Term Loan Collateral Agent and the holders from time to time of Term Loan Obligations.

“Transactions” means the issuance of the Notes, the payment of expenses in connection with the Transactions and the consummation of the transactions described in this Offering Memorandum.

“Transfer Restricted Notes” means Notes that bear or are required to bear the Restricted Notes Legend.

“Treasury Rate” means the weekly average for each Business Day during the most recent week that has ended at least two Business Days prior to the redemption date of the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the Federal Reserve Statistical Release H.15 (or, if such statistical release is not so published or available, any publicly available source of similar market data selected by the Issuer in good faith)) most nearly equal to the period from the redemption date to  April 15, 2022; provided, however, that if the period from the redemption date to April 15, 2022 is not equal to the constant maturity of a United States Treasury security for which a yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to such applicable date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trustee” has the meaning set forth in the preamble to this Indenture.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided that to the extent that the Uniform Commercial Code is used to define any term in any security document and such term is defined differently in differing Articles of the Uniform Commercial Code, the definition of such term contained in Article 9 shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, publication or priority of, or remedies with respect to, Liens of any person is governed by the Uniform Commercial Code or foreign personal property security laws as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” will mean the Uniform Commercial Code or such foreign personal property security laws as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Unrestricted Subsidiary” means (i) any Subsidiary of the Issuer designated by the Board of Directors of the Issuer as an Unrestricted Subsidiary pursuant to Section 4.16 and (ii) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two business days prior to such determination.

Except as described under Section 4.9 whenever it is necessary to determine whether the Issuer has complied with any covenant in this Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

“U.S. Government Securities” means securities that are

(a)          direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or

(b)         obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Securities or a specific payment of principal of or interest on any such U.S. Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Securities or the specific payment of principal of or interest on the U.S. Government Securities evidenced by such depository receipt.

SECTION 1.2   Other Definitions.

Term	Defined in Section
“Act”	12.14(a)
“Agent Members”	2.6(a)
“Asset Sale Offer”	4.10(e)
“Change of Control Offer”	4.14
“Change of Control Payment”	4.14
“Change of Control Payment Date”	4.14
“Covenant Defeasance”	8.3
“Covenant Suspension Event”	4.20(a)
“Declined Proceeds”	4.10(g)
“Event of Default”	6.1
“Excess Proceeds”	4.10(d)
“Fixed Amounts”	1.6
“LCT Election”	1.5
“LCT Test Date”	1.5
“Legal Defeasance”	8.2
“Offer Amount”	3.9
“QIB”	2.1(c)
“QIB Global Note”	2.1(c)
“Registrar”	2.3
“Regulation S”	2.1(c)
“Regulation S Global Note”	2.1(c)
“Regulation S Permanent Global Note”	2.1(c)
“Regulation S Temporary Global Note”	2.1(c)
“Reversion Date”	4.20(c)
“Rule 144A”	2.1(c)
“Subsequent Transaction”	1.6
“Successor Issuer”	5.1(a)(1)
“Suspended Covenants”	4.20(a)
“Suspension Period”	4.20(c)
“TIA”	1.3
“Title Company”	4.21(a)(2)
“Title Policy”	4.21(a)(2)
“USA PATRIOT Act”	12.15

SECTION 1.3   Inapplicability of the Trust Indenture Act.

This Indenture is not, and will not be, qualified under, subject to, or incorporate, restate or make reference to, any provisions of the Trust Indenture Act of 1939, as amended, as in effect on the Issue Date (the “TIA”), and the provisions of the TIA that would otherwise be made part of the Indenture are not, and will not be, included in the Indenture.

SECTION 1.4   Rules of Construction.

Unless the context otherwise requires:

(1)         a term has the meaning assigned to it herein;

(2)         an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

(3)          “or” is not exclusive;

(4)          words in the singular include the plural, and in the plural include the singular;

(5)          unless otherwise specified, any reference to Section or Article refers to such Section or Article of this Indenture;

(6)          provisions apply to successive events and transactions;

(7)          references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time;

(8)          unless otherwise provided herein or in any other Notes Document, the words “execute”, “execution”, “signed”, and “signature” and words of similar import used in or related to any document to be signed in connection with this Indenture, any other Notes Document or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, neither the Trustee nor the Collateral Agent is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee or the Collateral Agent pursuant to reasonable procedures approved by the Trustee or the Collateral Agent.

SECTION 1.5   Limited Condition Transactions.

Notwithstanding anything to the contrary in this Indenture or any other Notes Document, in connection with any action being taken in connection with a Limited Condition Transaction, for purposes of:

(1)          determining compliance with any provision of this Indenture which requires the calculation of any financial ratio or test, including the Consolidated Leverage Ratio, the Consolidated Secured Leverage Ratio, and the Consolidated Interest Coverage Ratio, including, but not limited to, in connection with incurrence of Indebtedness, the creation of Liens, the making of any asset sale or other disposition, the making of an Investment or Restricted Payment, the designation of a “Subsidiary” as restricted or unrestricted or the repayment or prepayment of Indebtedness; or

(2)          determining compliance with defaults or events of default (other than Specified Defaults); or

(3)          testing availability under baskets set forth in this Indenture (including baskets measured as a percentage of Consolidated EBITDA or Consolidated Total Assets);

in each case, at the option of the Issuer (the Issuer’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder shall be deemed to be the date the definitive agreement for such Limited Condition Transaction is entered into, the date an irrevocable repayment or prepayment notice is given with respect thereto, or at the time of declaration thereof, as applicable (the “LCT Test Date”), and if, after giving Pro Forma Effect to the Limited Condition Transaction, the Issuer or any of its Restricted Subsidiaries would have been permitted to take such action on the relevant LCT Test Date in compliance with such ratio, test, defaults, specified defaults, events of default, or basket, such ratio, test, defaults, specified defaults, events of default, or basket shall be deemed to have been complied with. For the avoidance of doubt, if the Issuer has made an LCT Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would have failed to have been satisfied as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated EBITDA, Consolidated Total Assets, Consolidated Total Debt, Consolidated Interest Expense, or Consolidated Net Income, at or prior to the consummation of the relevant transaction or action, such baskets, tests or ratios will not be deemed to have failed to have been satisfied as a result of such fluctuations. Notwithstanding anything to the contrary in this Indenture or any other Notes Document, if the Issuer has made an LCT Election for any Limited Condition Transaction, then in connection with any event or transaction occurring after the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or date for disposition, redemption, repurchase, defeasance, satisfaction and discharge or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction (a “Subsequent Transaction”) in connection with which a ratio, test or basket availability calculation must be made on a Pro Forma Basis or giving Pro Forma Effect to such Subsequent Transaction, for purposes of determining whether such ratio, test or basket availability has been complied with under this Indenture, any such ratio, test or basket shall be required to be satisfied on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated until such time as the applicable Limited Condition Transaction has actually closed or the definitive agreement with respect thereto has been terminated; provided, that for purposes of any Restricted Payment, such ratio, basket or compliance with any other provision hereunder shall also be tested as if such Limited Condition Transaction and other transactions in connection therewith (including any incurrence or issuance of Indebtedness and the use of proceeds thereof) had not been consummated.

SECTION 1.6   Certain Compliance Calculations.

In the event that any Lien, Investment, Indebtedness (whether at the time of incurrence or upon application of all or a portion of the proceeds thereof), disposition, Restricted Payment, affiliate transaction, restrictive agreement or prepayment of Indebtedness meets the criteria of one or more than one of the categories of transactions then permitted pursuant to any clause of such covenants, such transaction (or portion thereof) at any time, and from time to time, shall be permitted under one or more of such clauses as determined by the Issuer in its sole discretion at such time. The Issuer is entitled in its sole discretion to divide and classify such transaction (or portion thereof) in any one or more of the clauses of covenants referred to in the immediately preceding sentence and will only be required to include the amount and type of such transaction in such of the above clauses as determined by the Issuer at such time; provided that after such designation it may not subsequently reclassify such transaction (or portion thereof) except as provided in Sections 4.9 and 4.12.

With respect to any amounts incurred or transactions entered into (or consummated) in reliance upon a provision of this Indenture that does not require compliance with a financial ratio or leverage test (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Indenture that requires compliance with a financial ratio or leverage test (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts shall be disregarded in the calculation of the financial ratio or leverage test applicable to the Incurrence-Based Amounts in connection with such substantially concurrent incurrence, except that incurrences of Indebtedness and Liens constituting Fixed Amounts shall be taken into account for purposes of Incurrence-Based Amounts other than Incurrence-Based Amounts contained in the definition of Qualifying Other Debt/Qualifying Secured Debt Amount and Sections 4.9 and 4.12.

ARTICLE II

THE NOTES

SECTION 2.1   Form and Dating.

(a)          The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes initially shall be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)          The Notes shall be issued initially in the form of one or more Global Notes substantially in the form attached as Exhibit A hereto, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.

Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

Except as set forth in Section 2.6 hereof, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

(c)          The Initial Notes are being issued by the Issuer only (i) to persons reasonably believed to be “qualified institutional buyers” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) (“QIBs”) and (ii) in reliance on Regulation S under the Securities Act (“Regulation S”). After such initial offers, Initial Notes that are Transfer Restricted Notes may be transferred to QIBs, in reliance on Rule 144A or outside the United States pursuant to Regulation S or to the Issuer, in accordance with certain transfer restrictions. Initial Notes that are offered in reliance on Rule 144A shall be issued in the form of one or more permanent Global Notes substantially in the form set forth in Exhibit A (the “QIB Global Note”) deposited with the Trustee, as Note Custodian, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. Initial Notes that are offered in offshore transactions in reliance on Regulation S shall be issued in the form of one or more temporary Global Notes substantially in the form set forth in Exhibit A, including the Regulation S Temporary Global Note legend (the “Regulation S Temporary Global Note”) deposited with the Trustee, as Note Custodian, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. Except as set forth in Section 2.1(c), beneficial ownership interests in the Regulation S Temporary Global Note will not be exchangeable for interests in a QIB Global Note, a permanent global note in registered form substantially in the form of Exhibit A (the “Regulation S Permanent Global Note,” and together with the Regulation S Temporary Global Note, the “Regulation S Global Note”) or any other Note prior to the expiration of the date that is 40 days after the later of the commencement of the offering of the Notes in reliance on Regulation S and the Issue Date. The QIB Global Note and the Regulation S Global Note shall each be issued with separate CUSIP numbers. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Note Custodian. Transfers of Notes between QIBs and to or by purchasers pursuant to Regulation S shall be represented by appropriate increases and decreases to the respective amounts of the appropriate Global Notes, as more fully provided in Section 2.16.

(d)          Section 2.1(c) shall apply only to Global Notes deposited with or on behalf of the Depositary.

The Issuer shall execute and the Trustee shall, in accordance with Section 2.1(c) and this Section 2.1(d), authenticate and deliver the Global Notes that (i) shall be registered in the name of the Depositary or the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions or held by the Trustee as Note Custodian for the Depositary.

Participants shall have no rights either under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Note Custodian as custodian for the Depositary or under such Global Note, and the Depositary may be treated by the Issuer, the Trustee, the Collateral Agent, any Agent and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any Agent or other agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

The Trustee shall have no responsibility or obligation to any Holder that is a member of (or a participant in) DTC or any other Person with respect to the accuracy of the records of DTC (or its nominee) or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to the Notes. The Trustee may rely (and shall be fully protected in relying) upon information furnished by DTC with respect to its members, participants and any beneficial owners in the Notes.

(e)          Notes issued in certificated form shall be substantially in the form of Exhibit A attached hereto.

SECTION 2.2   Execution and Authentication.

An Officer shall sign the Notes for the Issuer by manual, facsimile or electronic signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall, upon a written order of the Issuer signed by one Officer directing the Trustee to authenticate the Notes, authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. In addition, at any time, from time to time, the Trustee shall, upon receipt of a written order of the Issuer signed by one Officer directing the Trustee to authenticate Additional Notes, authenticate Additional Notes for original issue for an aggregate principal amount specified in such written order for such Additional Notes issued hereunder.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or the Issuer or an Affiliate of the Issuer.

SECTION 2.3   Registrar; Paying Agent.

The Issuer shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and (ii) an office or agency where Notes may be presented for payment to a Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

The Issuer shall notify the Trustee of the name and address of any Agent not a party to this Indenture. The Issuer or any Guarantor may act as Paying Agent or Registrar. The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.7 hereof.

The Issuer initially appoints the Trustee to act as the Note Custodian, Registrar and Paying Agent.

The Issuer initially appoints DTC to act as the Depositary with respect to the Global Notes.

SECTION 2.4   Paying Agent to Hold Money in Trust.

The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any Default by the Issuer in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon the occurrence of events specified in Section 6.1(8) hereof, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.5   Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least five (5) Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, including the aggregate principal amount of the Notes held by each Holder thereof.

SECTION 2.6   Book-Entry Provisions for Global Securities.

(a)          Each Global Note shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as required by Section 2.6(e).

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as Note Custodian, or under the Global Note, and the Depositary may be treated by the Issuer, the Trustee, the Note Custodian and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee, the Note Custodian or any agent of the Issuer or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(b)          Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred in accordance with Section 2.16 and the rules and procedures of the Depositary. In addition, Certificated Notes shall be transferred to all beneficial owners (or the requesting beneficial owners, in the case of clause (ii)) in exchange for their beneficial interests only if (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for the Global Notes or the Depositary ceases to be a “clearing agency” registered under the Exchange Act and a successor depositary is not appointed by the Issuer within ninety (90) days of such notice or (ii) an Event of Default of which a Responsible Officer of the Trustee has actual notice has occurred and is continuing and the Registrar has received a request from any beneficial owner of an interest in the Global Note to issue such Certificated Notes.

(c)          In connection with the transfer of the entire Global Note to beneficial owners pursuant to clause (b) of this Section, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Note an equal aggregate principal amount of Certificated Notes of authorized denominations.

(d)          The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interest through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(e)          Each Global Note shall bear the Global Note Legend on the face thereof.

(f)           At such time as all beneficial interests in Global Notes have been exchanged for Certificated Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

(g)          General Provisions Relating to Transfers and Exchanges.

(1)          To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Certificated Notes at the Registrar’s request.

(2)          No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.2, 2.10, 3.7, 4.10, 4.14 and 9.5 hereto).

(3)          All Global Notes and Certificated Notes issued upon any registration of transfer or exchange of Global Notes or Certificated Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Certificated Notes surrendered upon such registration of transfer or exchange.

(4)          The Registrar shall not be required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of fifteen (15) days before the day of any selection of Notes for redemption under Section 3.2 and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part or tendered for repurchase in connection with a Change of Control Offer or an Asset Sale Offer, except the unredeemed portion of any Note being redeemed in part, or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(5)          Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and neither the Trustee, any Agent nor the Issuer shall be affected by notice to the contrary.

(6)          The Trustee shall authenticate Global Notes and Certificated Notes in accordance with the provisions of Section 2.2 hereof. Except as provided in Section 2.6(b), neither the Trustee nor the Registrar shall authenticate or deliver any Certificated Note in exchange for a Global Note.

(7)          Each Holder agrees to provide reasonable indemnity to the Issuer and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

(8)          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.7   Replacement Notes.

If any mutilated Note is surrendered to the Trustee, or the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon the written order of the Issuer signed by an Officer of the Issuer, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee to protect itself and in the judgment of the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge for their expenses in replacing a Note.

Every replacement Note is an additional obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.8   Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.8 as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.9   Treasury Notes.

In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or by any Affiliate of the Issuer shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes shown on the register as being owned shall be so disregarded. Notwithstanding the foregoing, Notes that are to be acquired by the Issuer or an Affiliate of the Issuer pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Notes passes to such entity.

SECTION 2.10                     Temporary Notes.

Until Certificated Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Issuer signed by one Officer of the Issuer. Temporary Notes shall be substantially in the form of Certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall upon receipt of a written order of the Issuer signed by one Officer authenticate Certificated Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11                     Cancellation.

The Issuer at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder or which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. All Notes surrendered for registration of transfer, exchange or payment, if surrendered to any Person other than the Trustee, shall be delivered to the Trustee. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. Subject to Section 2.7 hereof, the Issuer may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be disposed of in accordance with its customary practice, and certification of their cancellation shall be delivered to the Issuer upon request.

SECTION 2.12                     Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date prior to the payment date, in each case at the rate provided in the Notes and in Section 4.1 hereof. The Issuer shall fix or cause to be fixed each such special record date and payment date and shall thereafter notify the Trustee of any such date. At least fifteen (15) days before the special record date, the Issuer (or the Trustee, in the name and at the expense of the Issuer given at least five (5) days before prior to the date such notice is to be sent or caused to be sent to Holders (or such shorter period as shall be acceptable to the Trustee)) shall send or cause to be sent to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13                     [Reserved].

SECTION 2.14                     Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 2.15                     CUSIP Number.

The Issuer in issuing the Notes may use a “CUSIP” number, and if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Trustee of any change in the CUSIP number.

SECTION 2.16                     Special Transfer Provisions.

Each Initial Note and each Additional Note issued pursuant to an exemption from registration under the Securities Act will constitute a Transfer Restricted Note and be required to bear the Restricted Notes Legend until the expiration of the Resale Restriction Termination Date therefor, unless and until such Transfer Restricted Note is transferred or exchanged pursuant to an effective registration statement under the Securities Act. The following provisions shall apply to the transfer of a Transfer Restricted Note:

(a)          Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Note (other than pursuant to Regulation S):

(i)            The Registrar shall register the transfer of a Transfer Restricted Note by a Holder to a QIB if such transfer is being made by a proposed transferor who has provided the Registrar with (a) an appropriately completed certificate of transfer in the form attached to the Note and (b) a letter substantially in the form set forth in Exhibit B hereto.

(ii)            If the proposed transferee is an Agent Member and the Transfer Restricted Note to be transferred consists of an interest in the Regulation S Global Note, upon receipt by the Registrar of (x) the items required by paragraph (i) above and (y) instructions given in accordance with the Depositary’s and the Registrar’s procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the QIB Global Note in an amount equal to the principal amount of the beneficial interest in the Regulation S Global Note to be so transferred, and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of such Regulation S Global Note.

(b)          Transfers Pursuant to Regulation S. The following provisions shall apply with respect to registration of any proposed transfer of a Transfer Restricted Note pursuant to Regulation S:

(i)            The Registrar shall register any proposed transfer of a Transfer Restricted Note pursuant to Regulation S by a Holder upon receipt of (a) an appropriately completed certificate of transfer in the form attached to the Note and (b) a letter substantially in the form set forth in Exhibit C hereto from the proposed transferor.

(ii)            If the proposed transferee is an Agent Member holding a beneficial interest in a QIB Global Note and the Transfer Restricted Note to be transferred consists of an interest in a QIB Global Note, upon receipt by the Registrar of (x) the letter, if any, required by paragraph (i) above and (y) instructions in accordance with the Depositary’s and the Registrar’s procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the beneficial interest in the QIB Global Note to be transferred, and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of the QIB Global Note.

(c)            Restricted Notes Legend. Upon the transfer, exchange or replacement of Notes not bearing the Restricted Notes Legend, the Registrar shall deliver Notes that do not bear the Restricted Notes Legend. Upon the transfer, exchange or replacement of Notes bearing the Restricted Notes Legend, the Registrar shall deliver only Notes that bear the Restricted Notes Legend unless there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

(d)            General. By its acceptance of any Note bearing the Restricted Notes Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Restricted Notes Legend and agrees that it shall transfer such Note only as provided in this Indenture. A transfer of a beneficial interest in a Global Note that does not involve an exchange of such interest for a Certificated Note or a beneficial interest in another Global Note shall be subject to compliance with applicable law and the applicable procedures of the Depositary, but is not subject any procedure required by this Indenture.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.16.

SECTION 2.17                       Issuance of Additional Notes.

The Issuer shall be entitled to issue Additional Notes under this Indenture that shall be identical in all material respects to the Initial Notes, except that Notes offered in the future will have different issuance dates and may have different issuance prices (and, if such Additional Notes shall be issued in the form of Transfer Restricted Notes, other than with respect to transfer restrictions, any registration rights agreement and additional interest with respect thereto); provided that such issuance is not prohibited by the terms of this Indenture, including Section 4.9 and Section 4.12. The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture. In addition, a separate CUSIP or ISIN will be issued for the Additional Notes, unless the Notes and the Additional Notes are treated as fungible for U.S. federal income tax purposes.

With respect to any Additional Notes, the Issuer shall set forth in an Officer’s Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

(1)           the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(2)           the issue price, the issue date, the CUSIP number of such Additional Notes, the first interest payment date and the amount of interest payable on such first interest payment date applicable thereto and the date from which interest shall accrue; and

(3)            whether such Additional Notes shall be Transfer Restricted Notes.

ARTICLE III

REDEMPTION AND PREPAYMENT

SECTION 3.1   Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least five (5) days before notice of redemption is required to be sent or caused to be sent to Holders pursuant to Section 3.3 (or such shorter period as is acceptable to the Trustee), an Officer’s Certificate setting forth (i) the section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the Redemption Price.

If the Issuer is required to make an offer to purchase Notes pursuant to Section 4.10 or 4.14 hereof, it shall furnish to the Trustee, at least five (5) days before a Change of Control Offer or Asset Sale Offer, as applicable (or such shorter period as is acceptable to the Trustee), is made to the Holders, an Officer’s Certificate setting forth (i) the section of this Indenture pursuant to which the offer to purchase shall occur, (ii) the terms of the offer, (iii) the principal amount of Notes to be purchased, (iv) the purchase price and (v) the purchase date and further setting forth a statement to the effect that (a) the Issuer or one of its Subsidiaries has effected an Asset Sale and there are Excess Proceeds aggregating more than $50,000,000 or (b) a Change of Control has occurred, as applicable.

The Issuer will also provide the Trustee with any additional information that the Trustee reasonably requests in connection with any redemption or offer.

SECTION 3.2   Selection of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed or repurchased at any time, the Trustee shall select the Notes to be redeemed or repurchased as follows: (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or (2) if the Notes are not so listed, on a pro rata basis to the extent practicable and with adjustments so that no Notes are redeemed in part in an unauthorized denomination or by lot or such other method as the Trustee shall deem fair and appropriate.

SECTION 3.3   Notice of Redemption.

Notice of any redemption will be mailed (or, in the case of book-entry interests, transmitted electronically) at least 15 days but not more than 60 days before the redemption date to each registered holder of the Notes to be redeemed (with a copy to the Trustee), except that redemption notices may be given more than 60 days prior to a redemption if the notice is issued in connection with a legal defeasance or covenant defeasance of the Notes or a satisfaction and discharge of this Indenture as described under Article VIII.

The notice shall identify the Notes to be redeemed and shall state:

(1)           the redemption date;

(2)           the Redemption Price;

(3)           if any Note is being redeemed in part, the portion of the principal amount of such Notes to be redeemed and that, after the redemption date (whether the original redemption date or the redemption date so delayed), upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(4)           the name, telephone number and address of the Paying Agent;

(5)           that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(6)           that, unless the Issuer defaults in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date (whether the original redemption date or the redemption date so delayed);

(7)           the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(8)           any condition to such redemption as permitted by Section 3.4 hereof; and

(9)           that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed, in which case a portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. In the case of a Global Note, an appropriate notation will be made on such Note to decrease the principal amount thereof to an amount equal to the unredeemed portion thereof. Subject to the terms of the applicable redemption notice (including any conditions contained therein), Notes called for redemption become due on the date fixed for redemption. On and after the redemption date (whether the original redemption date or the redemption date so delayed), unless the Issuer defaults in the payment of the redemption price, interest ceases to accrue on Notes or portions of them called for redemption.

At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided, however, that the Issuer shall have delivered to the Trustee, at least five (5) days before notice of redemption is required to be sent or caused to be sent to Holders pursuant to Section 3.3 (or such shorter period as is acceptable to the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in the notice as provided in the preceding paragraph. The notice sent in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives such notice. In any case, failure to give send a notice or any defect in the notice to the Holder of any Note shall not affect the validity of the proceeding for the redemption of any other Note.

SECTION 3.4   Effect of Notice of Redemption.

Once notice of redemption is sent or transmitted electronically in accordance with Section 3.3 hereof, subject to the terms of the applicable redemption notice (including any conditions contained therein) Notes called for redemption become irrevocably due and payable on the redemption date (whether the original redemption date or the redemption date so delayed) at the Redemption Price plus accrued and unpaid interest to such date. Any redemption or notice of redemption may, at the Issuer’s option and discretion, be subject to the satisfaction of any conditions precedent contained in such notice of redemption. Notice of any redemption of the Notes may be subject to the satisfaction (or waiver by the Issuer in the Issuer’s discretion) of any conditions precedent to such redemption specified in the applicable notice. If such redemption is subject to satisfaction of one or more conditions precedent, the redemption date may be delayed, in the Issuer’s discretion, until such time as any or all such conditions shall be satisfied (or waived by the Issuer in the Issuer’s discretion), or such redemption may not occur and the notice of redemption may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in the Issuer’s discretion) by the applicable redemption date (whether the original redemption date or the redemption date so delayed).

SECTION 3.5   Deposit of Redemption of Purchase Price.

On or before 10:00 a.m. (New York City time) on each redemption date or the date on which Notes must be accepted for purchase pursuant to Section 4.10 or 4.14, the Issuer shall deposit with the Trustee or with the Paying Agent (other than the Issuer or an Affiliate of the Issuer) money sufficient to pay the Redemption Price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the Redemption Price of (including any applicable premium), and accrued interest on, all Notes to be redeemed or purchased.

If Notes called for redemption or tendered in an Asset Sale Offer or Change of Control Offer are paid or if the Issuer has deposited with the Trustee or Paying Agent money sufficient to pay the redemption or purchase price of, and unpaid and accrued interest, if any, on, all Notes to be redeemed or purchased, on and after the redemption or purchase date, interest, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption or tendered and not withdrawn in an Asset Sale Offer or Change of Control Offer (regardless of whether certificates for such securities are actually surrendered). If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case, at the rate provided in the Notes and in Section 4.1 hereof.

SECTION 3.6   Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Issuer shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed portion of the Note surrendered; provided that each such new Note will be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

SECTION 3.7   Optional Redemption.

(a)          At any time prior to April 15, 2022, the Issuer may redeem the Notes, in whole or in part, at its option, upon notice of redemption as described in Section 3.3 at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the applicable redemption date (subject to the right of the Holders on the relevant record date to receive interest due on the relevant interest payment date falling on or prior to the applicable redemption date).

(b)          On or after April 15, 2022, the Issuer may redeem the Notes, in whole or in part, at its option, upon notice of redemption as described in Section 3.3 at the following Redemption Prices (expressed as a percentage of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant regular record date to receive interest due on an interest payment date falling on or prior to the applicable redemption date), if redeemed during the 12-month period beginning April 15 of the years indicated:

Year	Redemption Price

2022	103.125%
2023	101.563%
2024 and thereafter	100.000%

(c)          In addition, at any time prior to April 15, 2022, the Issuer may, at its option, upon notice as described in Section 3.3, on one or more occasions redeem in the aggregate up to 35% of the principal amount of the outstanding Notes (including Additional Notes) issued under this Indenture with an amount equal to or less than the net cash proceeds received by the Issuer from one or more Equity Offerings at a Redemption Price of 106.250% of the principal amount of Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date; provided, however, that at least 65% of the aggregate principal amount of Notes originally issued under this Indenture must remain outstanding immediately after the occurrence of each such redemption (excluding in such calculation Notes held by Holdings or its Subsidiaries) (except to the extent otherwise repurchased or redeemed or to be repurchased or redeemed and for which a notice of repurchase or redemption has been issued at or about such time in accordance with this Indenture) and that any such redemption occurs within 90 days following the date of the closing of such Equity Offering.

(d)          If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right, upon not less than 15 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to but excluding the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling on or prior to the applicable redemption date).

SECTION 3.8   Mandatory Redemption.

The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes. The Issuer may be required to make an Offer to Purchase pursuant to Sections 3.9, 4.10 and 4.14. The Issuer may at any time and from time to time purchase Notes in the open market or otherwise.

SECTION 3.9   Offer to Purchase.

In the event that the Issuer shall be required to commence an Offer to Purchase pursuant to an Asset Sale Offer or a Change of Control Offer, the Issuer shall follow the procedures specified below.

On the Purchase Date, the Issuer shall purchase the aggregate principal amount of Notes required to be purchased pursuant to Section 4.10 or Section 4.14 (the “Offer Amount”), or if less than the Offer Amount has been tendered, all Notes tendered in response to the Offer to Purchase. Payment for any Notes so purchased shall be made in the same manner as interest payments are made. If the Purchase Date is on or after the interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest, if any, shall be payable to the Holders who tender Notes pursuant to the Offer to Purchase. The Issuer shall notify the Trustee at least five (5) days before a Change of Control Offer or Asset Sale Offer, as applicable (or such shorter period as is acceptable to the Trustee), is made to the Holders, and the Offer shall be sent by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase.

On or before 10:00 a.m. (New York City time) on each Purchase Date, the Issuer shall irrevocably deposit with the Trustee or Paying Agent (other than the Issuer or an Affiliate of the Issuer) in immediately available funds the aggregate purchase price equal to the Offer Amount, together with accrued and unpaid interest, if any, thereon, to be held for payment in accordance with the terms of this Section 3.9. On the Purchase Date, the Issuer shall, to the extent lawful, (i) accept for payment, on a pro rata basis to the extent necessary, provided however, with such adjustments so that no Notes are purchased in part in an unauthorized denomination, the Offer Amount of Notes or portions thereof tendered pursuant to the Offer to Purchase, or if less than the Offer Amount has been tendered, all Notes tendered, (ii) deliver or cause the Paying Agent or depositary, as the case may be, to deliver to the Trustee Notes so accepted and (iii) deliver to the Trustee an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.9. The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than three (3) Business Days after the Purchase Date) mail or otherwise deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for purchase, plus any accrued and unpaid interest thereon, and the Issuer shall promptly issue a new Note, and the Trustee, at the written request of the Issuer, shall authenticate and mail or otherwise deliver at the expense of the Issuer such new Note to such Holder, equal in principal amount to any unpurchased portion of such Holder’s Notes surrendered. Any Note not so accepted shall be promptly mailed or otherwise delivered by the Issuer to the Holder thereof. The Issuer shall publicly announce in a newspaper of general circulation or in a press release provided to a nationally recognized financial wire service the results of the Offer to Purchase on the Purchase Date.

Other than as specifically provided in this Section 3.9, any purchase pursuant to this Section 3.9 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

ARTICLE IV

COVENANTS

SECTION 4.1   Payment of Notes.

(a)          The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid for all purposes hereunder on the date the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds, as of 10:00 a.m. (New York City time), money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all such principal, premium, if any, and interest then due.

(b)          The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period), at the same rate to the extent lawful.

SECTION 4.2   Maintenance of Office or Agency.

The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee; provided that no service of process against the Issuer or any Guarantor may be made at any office of the Trustee.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.3 hereof.

SECTION 4.3   Provision of Financial Information.

Whether or not required by the Commission, so long as any Notes are outstanding, if not filed electronically with the Commission through the Commission’s Electronic Data Gathering, Analysis, and Retrieval System (or any successor system), the Issuer will furnish to the Holders, within the time periods specified in the Commission’s rules and regulations:

(1)           all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K, if the Issuer were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Issuer’s certified independent accountants; and

(2)           all current reports that would be required to be filed with the Commission on Form 8-K if the Issuer were required to file such reports.

In addition, the Issuer has agreed that, for so long as any Notes remain outstanding, it will furnish to the Trustee and the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

The Issuer may satisfy its obligations in this Section 4.3 by furnishing (A) the financial information and reports of any direct or indirect parent of the Issuer (including Burlington Stores, Inc. (or its successor)) that, directly or indirectly, holds all of the Capital Stock of the Issuer, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the certified independent accountants of such direct or indirect parent of the Issuer or (B) the financial information and reports of the Issuer (or any direct or indirect parent thereof (including Burlington Stores, Inc. (or its successor)), as applicable) filed with the Commission; provided that for any period when the financial information provided pursuant to clauses (A) or (B) is financial information of any direct or indirect parent of the Issuer and such parent owns any material assets other than the Issuer and its Subsidiaries or includes the results of any Unrestricted Subsidiary, the Issuer shall furnish, together with such financial information, a reasonably detailed explanation of the assets and results of operations included in such financial information that are attributable to such direct or indirect parent, the Issuer and the Issuer’s Restricted Subsidiaries.

Delivery of reports, information and documents to the Trustee under this Indenture is for informational purposes only and the Trustee’s receipt thereof shall not constitute actual or constructive notice of any information contained therein, or determinable from information contained therein, including our compliance with any of our covenants under this Indenture (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).

SECTION 4.4   Compliance Certificate.

The Issuer shall deliver to the Trustee, within 90 days after the end of each Fiscal Year beginning with the Fiscal Year ended February 1, 2021, an Officer’s Certificate stating that a review of the activities of the Issuer and its Subsidiaries during the preceding Fiscal Year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that, to the best of his or her knowledge, each entity has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto) and that, to the best of his or her knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer is taking or proposes to take with respect thereto.

The Issuer shall, so long as any of the Notes are outstanding, deliver to the Trustee, within 30 days after any Officer becoming aware of any Default or Event of Default that has occurred and is continuing, an Officer’s Certificate specifying such Default or Event of Default, its status and what action the Issuer is taking or proposes to take in respect thereof.

SECTION 4.5   Taxes.

Each Notes Party will pay its taxes before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and such Notes Party or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (b) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation, or (c) the failure to make payment, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 4.6   Stay, Extension and Usury Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.7   Limitation on Restricted Payments.

(a)           No Notes Party will, nor will it permit any of its Restricted Subsidiaries to, declare or make, directly or indirectly, any Restricted Payment, except:

(1)           any Notes Party or any Restricted Subsidiary of a Notes Party may declare and pay Restricted Payments to a Notes Party or a Restricted Subsidiary that is the direct parent of such Restricted Subsidiary and a pro rata Restricted Payment to any third party in respect of non-wholly owned Restricted Subsidiaries;

(2)           Restricted Payments made to Holdings or Parent (or any other direct or indirect parent of the Issuer) (w) to pay general corporate and overhead expenses incurred by Holdings, Parent or Burlington Stores, Inc. in the ordinary course of business, or the amount of any indemnification claims made by any director or officer of Holdings, Parent or Burlington Stores, Inc., (x) to pay franchise taxes and other fees, taxes and expenses required to maintain the corporate existence of Holdings, Parent or Burlington Stores, Inc. (or any other direct or indirect Parent of the Issuer), (y) to pay taxes that are due and payable by Holdings as the parent of a consolidated group that includes Parent and its Restricted Subsidiaries or (z) to make other payments that Holdings and Parent are not otherwise prohibited from making pursuant to this Indenture (including to pay fees and expenses in connection with unsuccessful equity (or debt offering) permitted by this Indenture);

(3)           [Reserved];

(4)           the Notes Parties and their Restricted Subsidiaries may make Restricted Payments consisting of Permitted Dispositions of the type described, and subject to the limitations contained, in the definition thereof;

(5)           the Notes Parties and their Restricted Subsidiaries may make Restricted Payments constituting repurchases of Capital Stock in Holdings, Burlington Stores, Inc. or any Restricted Subsidiary (or distributions to Holdings or Burlington Stores, Inc. or any direct or indirect Parent of the Issuer for such purpose) in connection with the exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price of such option or warrants, provided that Restricted Payments made pursuant to this clause (5) shall not exceed $10,000,000 in any Fiscal Year of Holdings (with unused amounts from any Fiscal Year available for carry-forward to future Fiscal Years subject to a maximum amount of $20,000,000 in any Fiscal Year);

(6)           [Reserved];

(7)           on and after the Ratio Resumption Date, so long as (x) no Event of Default has occurred and is continuing or would result therefrom and (y) the Consolidated Leverage Ratio as of the last day of the most recently ended Fiscal Quarter for which financial statements have been or are then required to have been delivered hereunder would be less than or equal to 3.5 to 1.0, any Notes Party or any Restricted Subsidiary may make any Restricted Payment;

(8)           on and after the Ratio Resumption Date, so long as (x) no Event of Default has occurred and is continuing or would result therefrom and (y) on a Pro Forma Basis the Consolidated Interest Coverage Ratio is at least 2.00 to 1.00 for the most recently ended period of four Fiscal Quarters for which financial statements have been or were required to be delivered hereunder, any Notes Party and any of its Restricted Subsidiaries may make any Restricted Payments from the portion of the Available Amount such Notes Party or such Restricted Subsidiary elects to apply pursuant to this clause (8);

(9)           the Issuer and the Restricted Subsidiaries may declare and make Restricted Payments with respect to its Capital Stock payable solely in shares of Capital Stock of the Issuer that is not Disqualified Capital Stock;

(10)         [Reserved];

(11)         the Restricted Subsidiaries may make a Restricted Payment as consideration for the acquisition of additional Capital Stock in any Restricted Subsidiary from minority shareholders that are not Affiliates;

(12)         Restricted Payments made (A) in respect of working capital adjustments or purchase price adjustments pursuant to any Permitted Acquisition or other Permitted Investments and (B) to satisfy indemnity and other similar obligations under Permitted Acquisitions or other Permitted Investments;

(13)         Restricted Payments necessary to consummate Investments permitted pursuant to Section 4.18;

(14)         the Issuer or any Restricted Subsidiary may make additional Restricted Payments to the extent that such Restricted Payments are in an amount equal to or less than the aggregate Net Proceeds received by the Issuer (or any parent entity) after August 13, 2014 from the issuance or sale of Capital Stock of the Issuer that is not Disqualified Capital Stock (or any parent entity) or proceeds of an equity contribution initially made to Parent, in each case to the extent such proceeds have been contributed to the common equity of the Issuer and have not been applied pursuant to (gg) of the definition of “Permitted Investments,” clause (aa) of the definition of “Permitted Indebtedness” or utilized to also increase the Available Amount;

(15)         the Notes Parties and the Restricted Subsidiaries may make Restricted Payments to Holdings (or any parent entity) to pay cash in lieu of fractional Capital Stock in connection with (a) any dividend, split or combination thereof or any Acquisition, Investment or other transaction otherwise permitted hereunder and (b) any conversion request by a holder of convertible Indebtedness (to the extent such conversion request is paid solely in shares of Capital Stock of Holdings (or any parent entity) that is not Disqualified Capital Stock);

(16)         the Notes Parties and the Restricted Subsidiaries may make Restricted Payments to its direct or indirect parent to declare and pay regular quarterly dividends on its common stock (or similar Capital Stock of its direct or indirect parent) in an amount not to exceed 6% per year of the aggregate net cash proceeds of the initial public offering of such parent that were actually received by or contributed to the Capital Stock of the Issuer in or from such initial public offering;

(17)         the Notes Parties and the Restricted Subsidiaries may make Restricted Payments consisting of Capital Stock in any Unrestricted Subsidiary, whether pursuant to a distribution, dividend or any other transaction not prohibited hereunder;

(18)         the making of any Restricted Payment within 60 days after the date of declaration thereof, if at the date of such declaration such Restricted Payment would have complied with another provision of this Section 4.7; provided that the making of such Restricted Payment will reduce capacity for Restricted Payments pursuant to such other provision when so made;

(19)         the Notes Parties and their Restricted Subsidiaries may make other Restricted Payments in an aggregate amount, when taken together with all other Restricted Payments made pursuant to this clause (19) not to exceed the greater of $50,000,000 and 2.0% of Consolidated Total Assets;

(20)        distributions or payments of Securitization Fees, sales contributions and other transfers of Securitization Assets or Receivables Assets and purchases of Securitization Assets or Receivables Assets pursuant to a Securitization Repurchase Obligations, in each case in connection with a Qualified Securitization Financing or a Receivables Facility;

(21)         Restricted Payments to the Specified Captive Insurance Company (or to the direct or indirect parent of any Notes Party, the proceeds of which are promptly contributed or distributed, directly or indirectly, to the Specified Captive Insurance Company), in an aggregate amount not to exceed (A) in the twelve month period commencing on the date that the Specified Captive Insurance Company is formed, the greater of (x) $100,000,000 and (y) 4.0% of Consolidated Total Assets, and (B) in each twelve month period thereafter, the greater of (x) $35,000,000 and (y) 1.5% of Consolidated Total Assets; and

(22)         distributions or payments to Holdings and/or Parent and/or any parent entity thereof, in order to pay principal, premium, if any, and interest in respect of the Intercompany Loan and, without duplication, the 2025 Convertible Notes.

(b)          No Notes Party will, nor will it permit any of its Restricted Subsidiaries to, make any voluntary payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Specified Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Specified Indebtedness, except:

(1)           payments in Capital Stock (so long as no Change of Control would result therefrom) and payments of interest in-kind of the Notes Parties and their Restricted Subsidiaries;

(2)           payments of regularly scheduled interest in respect of any Specified Indebtedness (subject to applicable subordination provisions relating thereto);

(3)           prepayments in whole or in part of Indebtedness permitted to be incurred pursuant to clause (cc) of the definition of Permitted Indebtedness;

(4)           prepayment in whole or in part of Specified Indebtedness from any refinancing of such Specified Indebtedness with the proceeds of (x) any equity securities issued or capital contributions received by any Notes Party (or direct or indirect parent of such Person) or any Restricted Subsidiary for the purpose of making such payment or prepayment and/or (y) other Indebtedness not prohibited hereunder;

(5)           on and after the Ratio Resumption Date, so long as (x) no Event of Default has occurred and is continuing or would result therefrom and (y) on a Pro Forma Basis the Consolidated Interest Coverage Ratio is at least 2.00 to 1.00 for the most recently ended period of four Fiscal Quarters for which financial statements have been or were required to be delivered hereunder, any Notes Party and any of its Restricted Subsidiaries may make payments in respect of Specified Indebtedness from the portion of the Available Amount such Notes Party or such Restricted Subsidiary elects to apply pursuant to this clause (5);

(6)           refinancings, replacements and renewals of Specified Indebtedness to the extent permitted under this Indenture;

(7)           AHYDO catch-up payments relating to Permitted Indebtedness of the Issuer and its Restricted Subsidiaries;

(8)           any such payments or other distributions in an amount not to exceed the greater of $50,000,000 and 2.0% of Consolidated Total Assets; and

(9)           on and after the Ratio Resumption Date, so long as (x) no Event of Default has occurred and is continuing or would result therefrom and (y) on a Pro Forma Basis, the Consolidated Leverage Ratio as of the last day of the most recently ended Fiscal Quarter for which financial statements have been or are then required to have been delivered hereunder would be less than or equal to 3.5 to 1.0, any Notes Party or any Restricted Subsidiary may make any payment on Specified Indebtedness.

SECTION 4.8   Restrictive Agreements.

(a)       No Notes Party will, nor will it permit any of its Restricted Subsidiaries to, directly or indirectly enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any Notes Party to create, incur or permit to exist any Lien upon any of its property or assets in favor of the Collateral Agent to secure Notes Obligations then outstanding or (b) the ability of any Restricted Subsidiary thereof to pay dividends or other distributions with respect to any shares of its Capital Stock to such Notes Party or to make or repay loans or advances to a Notes Party or to guarantee Indebtedness of the Notes Parties, provided that:

(1)           the foregoing shall not apply to restrictions and conditions imposed by Applicable Law, by any Notes Document, by any documents related to the Term Loan Facility (including intercreditor agreements), by any documents in existence on the Issue Date or under any documents relating to joint ventures of any Notes Party to the extent that such joint ventures are not prohibited hereunder and any Permitted Refinancing thereof;

(2)          the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of assets or equity permitted hereunder by a Notes Party or a Restricted Subsidiary pending such sale, provided such restrictions and conditions apply only to the assets of the Notes Party or Restricted Subsidiary that are to be sold and such sale is permitted hereunder;

(3)          the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Indenture if such restrictions or conditions apply only to the property or assets securing such Indebtedness;

(4)          the foregoing shall not apply to customary provisions in contracts or leases restricting the assignment, subleasing, sublicensing or transfer thereof;

(5)          the foregoing shall not apply to any document related to the ABL Facility (including any intercreditor agreements);

(6)          the foregoing shall not apply to licenses or contracts which by the terms of such licenses and contracts prohibit the granting of Liens on the rights contained therein;

(7)          the foregoing shall not apply to any restrictions in existence prior to the time any such Person became a Subsidiary (or was designated a Restricted Subsidiary) and not created in contemplation of any such acquisition (or designation);

(8)          in the case of restrictions of a type described in clause (b) above, the foregoing shall not apply to any restrictions in Indebtedness so long as such restrictions are not (I) materially more onerous, taken as a whole, to the Issuer and its Subsidiaries than the terms of this Indenture or (II) either (X) the Issuer determines at the time of entry into such agreement or instrument that such encumbrances or restrictions will not adversely affect, in any material respect, any Issuer’s ability to make principal or interest payments required hereunder or (Y) such encumbrance or restriction applies only during the continuance of a default relating to such agreement or instrument;

(9)          other agreements evidencing Indebtedness permitted by Section 4.9 provided that in each case under this clause (9) such restrictions or conditions (x) apply solely to a Restricted Subsidiary that is not a Notes Party, (y) are no more restrictive than the restrictions or conditions set forth in the Notes Documents, or (z) do not materially impair the Issuer’s ability to pay their respective obligations under the Notes Documents as and when due (as determined in good faith by the Issuer);

(10)         restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any assets pending such sale, provided that such restrictions and conditions apply only to the Subsidiary or assets that is or are to be sold and such sale is permitted hereunder (or is reasonably expected to be permitted); (A) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the sale, transfer or other disposition of all or substantially all of the Capital Stock or assets of such Subsidiary or (B) restrictions on transfers of assets subject to Liens permitted by Section 4.12 (but, with respect to any such Lien, only to the extent that such transfer restrictions apply solely to the assets that are the subject of such Lien);

(11)         customary provisions in shareholders agreements, joint venture agreements, organizational or constitutive documents or similar binding agreements relating to any joint venture or non-wholly-owned Restricted Subsidiary and other similar agreements applicable to joint ventures and non-wholly-owned Restricted Subsidiaries and applicable solely to such joint venture or non-wholly-owned Restricted Subsidiary and the Capital Stock issued thereby;

(12)         any restrictions on cash or other deposits imposed by agreements entered into in the ordinary course of business;

(13)         arise in connection with cash or other deposits permitted under Section 4.12 and Section 4.18;

(14)         are restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

(15)         restrictions created in connection with any Qualified Securitization Financing.

SECTION 4.9   Indebtedness and Other Obligations.

(a)          No Notes Party will, nor will it permit any of its Restricted Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except Permitted Indebtedness.

(b)          For purposes of determining compliance with this Section 4.9 in the event that an item of Indebtedness (or any portion thereof) at any time meets the criteria of more than one of the categories described in “Permitted Indebtedness,” or is entitled to be incurred pursuant to multiple clauses in the definition of “Permitted Indebtedness,” the Issuer, in its sole discretion, may classify or reclassify (or later divide, classify or reclassify) such item of Indebtedness (or any portion thereof) and shall only be required to include the amount and type of such Indebtedness in one of such clauses. Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest, premium, if any, fees or expenses, in the form of additional Indebtedness, Disqualified Capital Stock or preferred stock shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.9.

(c)          For purposes of determining compliance with any restriction on the incurrence of Indebtedness, the principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, plus the amount of any premium paid, and fees and expenses incurred, in connection with such extension, replacement, refunding refinancing, renewal or defeasance (including any fees and original issue discount incurred in respect of such resulting Indebtedness).

SECTION 4.10           Asset Sales.

(a)          The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale (including by means of a “plan of division” under the Delaware Limited Liability Company Act or any comparable transaction under any similar law) except in compliance with this Section 4.10.

In the case of an Asset Sale of assets with a fair market value in excess of $20,000,000:

(1)          the Issuer (or such Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value (measured at the time of contractually agreeing to such Asset Sale as determined in good faith by the Issuer) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)         at least 75% of the consideration received in the Asset Sale by the Issuer or such Restricted Subsidiary is in the form of cash or Cash Equivalents.

(b)          For purposes of Section 4.10(a)(2), the amount of (i) any liabilities (as shown on the Issuer’s or the applicable Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the Issuer or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or the Guarantees) that are assumed by the transferee of any such assets and from which the Issuer and all Restricted Subsidiaries have been validly released or indemnified by all creditors in writing or which have been canceled, terminated or extinguished in such Asset Sale, (ii) any securities received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, (iii) any assets described in Section 4.10(c)(4), and (iv) any Designated Noncash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value (as determined in good faith by the Issuer), taken together with all other Designated Noncash Consideration received pursuant to this clause (iv) that is at that time outstanding, not to exceed the greater of (x) $35,000,000 and (y) an amount equal to 1.5% of Consolidated Total Assets of the Issuer on the date on which such Designated Noncash Consideration is received (with the fair market value of each item of Designated Noncash Consideration being measured at the time received without giving effect to subsequent changes in value), shall be deemed to be cash for purposes of this paragraph and for no other purpose.

(c)          Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer may apply those Net Proceeds at its option:

(1)          to repay ABL Secured Obligations to the extent required by the ABL Credit Agreement;

(2)          to repay, redeem, repurchase or otherwise acquire or retire the Notes through (x) open market purchases (to the extent such purchases are at or above 100% of the principal amount of the Notes), (y) as provided under Section 3.7 or (z) by making an Asset Sale Offer;

(3)          to the extent such Net Proceeds do not constitute proceeds from an Asset Sale of Collateral, to repay, redeem, repurchase or otherwise acquire or retire Indebtedness of a Restricted Subsidiary that is not a Guarantor; or

(4)          to an investment in (i) any one or more Permitted Businesses; provided that such investment in any Permitted Businesses is in the form of the acquisition of Capital Stock and results in the Issuer or a Restricted Subsidiary owning an amount of the Capital Stock of such business such that such business constitutes a Restricted Subsidiary, (ii) capital expenditures, and (iii) other properties and assets used or useful in any of the Notes Parties’ or Restricted Subsidiaries’ business, including to replace, restore or repair the assets in respect of which such Net Proceeds were received.

(d)          Any Net Proceeds from an Asset Sale not applied or invested in accordance with the preceding paragraph within 365 days from the date of the receipt of such Net Proceeds shall constitute “Excess Proceeds”; provided that if during such 365-day period the Issuer or a Restricted Subsidiary enters into a definitive binding agreement committing it to apply such Net Proceeds in accordance with the requirements of Sections 4.10(c)(4)  after such 365th day, such 365-day period will be extended with respect to the amount of Net Proceeds so committed for a period not to exceed 180 days until such Net Proceeds are required to be applied in accordance with such agreement (or, if earlier, until termination of such agreement).

(e)          When the aggregate amount of Excess Proceeds exceeds $50,000,000, the Issuer or the applicable Restricted Subsidiary will make an offer (an “Asset Sale Offer”) to all Holders, provided, however, with such adjustments so that no Notes are purchased in part in an unauthorized denomination, the maximum principal amount of the Notes that may be purchased out of the Excess Proceeds. The offer price for the Notes in any Asset Sale Offer will be equal to 100% of principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, and will be payable in cash.

(f)           Pending the final application of any Net Proceeds, the Issuer or the applicable Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest or apply the Net Proceeds in any manner that is not prohibited by this Indenture.

(g)          If any Excess Proceeds remain after consummation of an Asset Sale Offer (such remaining Excess Proceeds, the “Declined Proceeds”), the Issuer or the applicable Restricted Subsidiary may use those Declined Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Excess Proceeds shall be allocated among the Notes to be purchased on a pro rata basis, by lot to the extent practicable or by such other method in accordance with the applicable procedures of DTC on the basis of the aggregate principal amount of tendered Notes; provided that no Notes will be selected and purchased in an unauthorized denomination. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(h)          The Issuer or the applicable Restricted Subsidiary will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Issuer or the applicable Restricted Subsidiary will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue of such conflict.

SECTION 4.11          Limitation on Transactions with Affiliates.

No Notes Party will, nor will it permit any of its Restricted Subsidiaries to sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates in each case with a fair market value in excess of $5,000,000, except:

(1)             transactions that are at prices and on terms and conditions, taken as a whole, not less favorable to such Notes Party or Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties;

(2)             transactions between or among the Notes Parties and their Restricted Subsidiaries not otherwise prohibited by this Indenture;

(3)             compensation (including bonuses) and employee benefit arrangements paid to, indemnities provided for the benefit of, and employment and severance arrangements entered into with, directors, officers, managers, consultants or employees of Parent, Holdings (or any parent entity), the Issuer or their Subsidiaries in the ordinary course of business, including in connection with any transaction permitted by this Indenture;

(4)             [Reserved];

(5)             payments made or performance under any agreement as in effect on the Issue Date, as these agreements and instruments may be amended, modified, supplemented, extended, renewed or refinanced from time to time in accordance with the other terms of this Section 4.11 or to the extent not more disadvantageous to the Notes Secured Parties in any material respect (taken as a whole);

(6)             [Reserved];

(7)             payment of director’s fees, expenses and indemnities;

(8)             stock option, stock incentive, equity, bonus and other compensation plans of the Notes Parties and their Restricted Subsidiaries;

(9)             employment contracts with officers, management and consultants of the Notes Parties and their Restricted Subsidiaries;

(10)           Restricted Payments to the extent specifically permitted by this Indenture;

(11)           advances and loans to officers and employees of the Notes Parties and their Restricted Subsidiaries to the extent specifically permitted by this Indenture;

(12)           Investments consisting of notes from officers, directors and employees to purchase equity interests to the extent specifically permitted by this Indenture;

(13)           payments pursuant to the tax sharing agreements among the Notes Parties and their Restricted Subsidiaries to the extent attributable to the ownership or operations of Holdings and its Restricted Subsidiaries and to the extent permitted under Section 4.7(a)(2);

(14)           other transactions with Affiliates specifically permitted by this Indenture (including, without limitation, sale/leaseback transactions, Permitted Dispositions, Restricted Payments, Permitted Investments and Indebtedness);

(15)           [Reserved];

(16)           transactions between and among the Issuer and its Subsidiaries which are in the ordinary course of business and transactions between the Issuer, Parent and its direct or indirect shareholders in the ordinary course of business with respect to the Capital Stock of Parent (or any direct or indirect parent entity), such as shareholder agreements, registration agreements and including providing expense reimbursement and indemnities in respect thereof;

(17)           any transaction between or among the Issuer or any Restricted Subsidiary and any Affiliate of the Issuer or a joint venture or similar entity that would constitute an Affiliate transaction solely because the Issuer or a Restricted Subsidiary owns Capital Stock in or otherwise controls such Affiliate, joint venture or similar entity; and

(18)           transactions in which the Issuer or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an independent financial advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 4.11(1).

SECTION 4.12          Limitation on Liens.

No Notes Party will, nor will it permit any of its Restricted Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except Permitted Encumbrances. For purposes of determining compliance with this Section 4.12 in the event that a Lien (or any portion thereof) at any time meets the criteria of more than one of the categories described in “Permitted Encumbrances” or is entitled to be incurred pursuant to multiple clauses in the definition of “Permitted Encumbrances,” the Issuer, in its sole discretion, may classify or reclassify (or later divide, classify or reclassify) such Lien (or any portion thereof) and shall only be required to include the amount and type of such Lien in one of such clauses.

SECTION 4.13          RESERVED.

SECTION 4.14          Offer to Purchase upon Change of Control.

If a Change of Control occurs, unless the Issuer at such time has given notice of redemption under Section 3.7 with respect to all outstanding Notes, or shall have effected a legal defeasance or covenant defeasance under Section 8.4 or a discharge of this Indenture under Section 8.8 and subject to the fifth succeeding paragraph below, the Issuer will make an offer (the “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased, to, but excluding, the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control, or, at the Issuer’s option prior to the date of consummation of any Change of Control but after public announcement of the Change of Control, the Issuer will mail or send (or in the case of holders of book-entry interests, transmit electronically in accordance with the applicable procedures of DTC) a notice to each Holder (with a copy to the Trustee) describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in the notice (the “Change of Control Payment Date”), which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or transmitted, pursuant to the procedures required by this Indenture and described in such notice.

The notice shall state, if so mailed or transmitted prior to the date of consummation of the Change of Control, that the offer to repurchase the Notes is conditioned on the Change of Control occurring on or prior to the Change of Control Payment Date specified in the notice; provided, that if a conditional Change of Control Offer is made, the Change of Control Payment Date may be delayed, in the Issuer’s discretion, until such time as such Change of Control shall have occurred, or if such Change of Control shall not have occurred by the applicable Change of Control Payment Date (whether the original Change of Control Payment Date or the Change of Control Payment Date so delayed), then such Change of Control Offer may be rescinded by the Issuer.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of this Indenture by virtue of such conflict.

On the date of such Change of Control Payment, the Issuer will, to the extent lawful:

(1)         accept for payment all Notes or portions of Notes properly tendered (and not withdrawn) pursuant to the Change of Control Offer;

(2)         deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes so accepted for payment; and

(3)         deliver or cause to be delivered to the Trustee the Notes so accepted for payment together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

The paying agent will promptly mail or send (or in the case of holders of book-entry interests, transmit electronically in accordance with the applicable procedures of DTC) to each Holder properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail or send (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Issuer will not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (ii) a notice of redemption has been given pursuant to Section 3.7 of this Indenture unless and until there is a default in the payment of the applicable redemption price.

The provisions under this Indenture relating to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control, including the definition of “Change of Control,” may be waived or modified at any time with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding.

SECTION 4.15	Corporate Existence.

Each Notes Party will do all things necessary to comply with its organizational documents in all material respects, and to obtain, preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, except, in each case to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided, however, that the foregoing shall not prohibit any asset sale, merger, consolidation, liquidation, disposition or dissolution permitted under Section 4.10, Section 4.14 and Article V.

SECTION 4.16	Designation of Subsidiaries.

(a)             Subject to clause (b) below, the Board of Directors of the Issuer may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary. The designation of any Restricted Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Issuer therein at the date of designation in an amount equal to the fair market value of the Issuer’s Investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time. Upon any such designation (but without duplication of any amount reducing such Investment in such Unrestricted Subsidiary pursuant to the definition of “Investment” included in the Available Amount), the Issuer and/or the applicable Restricted Subsidiaries shall receive a credit against the applicable clause in the definition of “Permitted Investments” that was utilized for the Investment in such Unrestricted Subsidiary for the fair market value of such Restricted Subsidiary at such time. Upon any designation of a Subsidiary as an Unrestricted Subsidiary, notwithstanding anything in any Notes Document to the contrary, the Guarantee of such Subsidiary, and any Liens on the assets of such Subsidiary shall be automatically released.

(b)            The Issuer may not (x) designate any Restricted Subsidiary as an Unrestricted Subsidiary or (y) designate an Unrestricted Subsidiary as a Restricted Subsidiary, in each case unless no Event of Default exists or would result therefrom.

(c)            Any such designation by the Board of Directors of the Issuer shall be notified by the Issuer to the Trustee by delivering to the Trustee a copy of the board resolution giving effect to such designation and an Officer’s Certificate certifying that such designation complies with this Section 4.16.

SECTION 4.17	Additional Guarantees.

If any Domestic Subsidiary of the Issuer guarantees or becomes a borrower in respect of the obligations under the ABL Credit Agreement or the Term Loan Agreement or any other facility evidencing Term Loan/Notes Secured Obligations, the Issuer shall, within thirty (30) Business Days after such Domestic Subsidiary guarantees or becomes a borrower in respect of the obligations under the ABL Credit Agreement, Term Loan Agreement or any other facility evidencing Term Loan/Notes Secured Obligations, notify the Trustee in writing thereof and promptly cause such Domestic Subsidiary to (i) execute and deliver a supplemental indenture to this Indenture providing for a Guarantee by such Domestic Subsidiary, (ii) execute and deliver a supplement or joinder to the Collateral Documents or new Collateral Documents and (iii) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates necessary in order to create the Liens intended to be created by the Collateral Documents and to perfect such Liens to the extent required by, and with the priority required by, the Collateral Documents.

Each Guarantee shall be released in accordance with Section 11.6.

SECTION 4.18	Investments, Guarantees and Acquisitions.

No Notes Party will, nor will it permit any of its Restricted Subsidiaries to, make or permit to exist any Investment, except Permitted Investments.

SECTION 4.19	Further Instruments and Acts.

The Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture and the other Notes Documents, or as it may be reasonably requested by the Trustee or the Collateral Agent.

SECTION 4.20       Suspension of Covenants.

(a)       During any period of time after the Issue Date that (i) the Notes are rated Investment Grade by at least two Rating Agencies and (ii) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Issuer and its Restricted Subsidiaries will not be subject to Sections 4.7, 4.8, 4.9, 4.10, 4.11, 4.17 (but only with respect to any Person that is required to become a Guarantor during the Suspension Period), 4.18 and 5.1(a)(4) (collectively, the “Suspended Covenants”).

(b)       During any Suspension Period, the Issuer may not designate any of its Restricted Subsidiaries as Unrestricted Subsidiaries pursuant to Section 4.16.

(c)       In the event that the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) the condition set forth in Section 4.20(a)(i) is no longer satisfied, then the Issuer and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events. The period of time between the date of the Covenant Suspension Event and the Reversion Date is a “Suspension Period.”

On each Reversion Date, all Indebtedness incurred during the Suspension Period prior to such Reversion Date will be deemed to be Indebtedness permitted to be incurred under clause (b) of the definition of Permitted Indebtedness. For purposes of calculating the Available Amount, calculations shall be made as though Section 4.7 and Section 4.18 had been in effect during the entire period of time after the Issue Date (including the Suspension Period). Restricted Payments made during the Suspension Period not otherwise permitted pursuant to Section 4.7 will reduce the Available Amount. If during a Suspension Period any Domestic Subsidiary of the Issuer guarantees or becomes a borrower in respect of obligations under the ABL Credit Agreement or the Term Loan Agreement or any other facility evidencing Term Loan/Notes Secured Obligations such that, but for the Covenant Suspension Event, such Domestic Subsidiary would have been required to guarantee the Notes pursuant to Section 4.17 then, within thirty (30) days after the Reversion Date, the Issuer shall cause such Domestic Subsidiary to comply with Section 4.17.

The Trustee shall have no obligation to monitor the ratings of the Notes or independently determine or verify if a Covenant Suspension Event or Reversion Date has occurred or notify the Holders of any Covenant Suspension Event or Reversion Date.

SECTION 4.21	Post-Closing Collateral Matters.

(a)             Not later than one hundred eighty (180) days after the Issue Date or as soon as practicable thereafter using commercially reasonable efforts, for each of the Mortgaged Properties, the Collateral Agent and Initial Purchasers shall have received each of the documents or evidence of completion of the actions set forth in clauses (1) through (6) below with respect to each Mortgaged Property, provided that the properties set forth in clause (m) of the definition of “Permitted Dispositions” will only constitute Mortgaged Property if such properties (a) have not been sold or transferred to a Person (other than the Issuer or a Guarantor) prior to the date that is one year after the Issue Date and (b) are not subject to a binding contract to be sold to a Person (other than the Issuer or a Guarantor) on the date that is one year after the Issue Date (and to the extent the transaction is not consummated or the sale does not close pursuant to such binding contract, such properties will constitute Mortgaged Property). For the avoidance of doubt, any delays due directly or indirectly to the COVID-19 pandemic shall be taken into account for purposes of determining commercially reasonable efforts in this Section 4.21.

(1)            Mortgages. One or more counterparts of a Mortgage, duly executed and acknowledged by the owner of such fee or leasehold interest in such Mortgaged Property, in favor of the Collateral Agent for its benefit and the benefit of the Notes Secured Parties, in proper form for recording in the land records in the jurisdiction in which such Mortgaged Property is located, in form and substance reasonably satisfactory to the Initial Purchasers and the Collateral Agent and shall otherwise be in all material respects in the form of mortgage delivered in connection with the Term Loan Agreement, and sufficient to create a valid and enforceable mortgage lien on such Mortgaged Property in favor of the Collateral Agent for its benefit and the benefit of the Notes Secured Parties, subject only to Permitted Encumbrances and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and pari passu with the mortgage or deed of trust securing the obligations under the Term Loan Facility; provided, however that, notwithstanding the generality of the foregoing or anything else in this Indenture to the contrary, with respect to a Mortgage of leasehold interests in a Mortgaged Property, the obligation to deliver such leasehold Mortgage shall be subject to the Issuer obtaining all necessary consents from the applicable landlord to grant such leasehold Mortgage (and the Issuer will use commercially reasonable efforts to obtain such consent).

(2)            Title Insurance. A lender’s policy of title insurance (or commitment to issue such a policy having the effect of a policy of title insurance) issued by a nationally recognized title insurance company reasonably acceptable to the Initial Purchasers (the “Title Company”) insuring (or committing to insure) the lien of the applicable Mortgage as valid and enforceable mortgage lien on the Mortgaged Property described therein (each, a “Title Policy”) which insures that such Mortgage creates a valid and enforceable first priority mortgage lien on such Mortgaged Property free and clear of all defects and encumbrances except Permitted Encumbrances and such Title Policies shall otherwise be in all material respects in the form of the title insurance policies delivered in connection with the Term Loan Agreement or as otherwise reasonably satisfactory to the Initial Purchasers.

(3)            Leasehold Real Property Documents. A landlord consent, estoppel and recognition agreement executed by each of the lessors of the leased Mortgaged Properties, along with (a) a memorandum of lease in recordable form with respect to such leasehold interest, executed and acknowledged by the owner of the affected real estate, as lessor, or (b) evidence that the applicable lease with respect to such leasehold interest or a memorandum thereof has been recorded in all places necessary or desirable to give constructive notice to third-party purchasers of such leasehold interest, or (c) if such leasehold interest was acquired or subleased from the holder of a recorded leasehold interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to the Collateral Agent and Title Company; provided, however, if, with respect to any leased Mortgaged Property, the Issuer or applicable Guarantor cannot obtain a landlord consent, estoppel and recognition agreement upon using commercially reasonable efforts, the Issuer or applicable Guarantor shall provide an Officer’s Certificate to the Trustee and Collateral Agent certifying as to the use of such efforts.

(4)            Survey. A new ALTA survey, surveys using aerial mapping techniques, or other forms of maps (or an existing survey or a map together with a no-change affidavit and any additional documentation reasonably required by the Title Company) of each owned Mortgaged Property in such form as shall be reasonably required by the Title Company to issue, in all material respects, the endorsements that were provided in connection with the Term Loan Agreement for such owned Mortgaged Property and to remove the standard survey exceptions from the Title Policy with respect to such Mortgaged Property, to the extent removed in connection with the Term Loan Agreement.

(5)            Counsel Opinions. Opinions addressed to the Initial Purchasers and the Collateral Agent for its benefit and for the benefit of the Notes Secured Parties, substantially similar to those delivered in connection with the Term Loan Agreement or otherwise in form and substance reasonably satisfactory to the Initial Purchasers and the Collateral Agent.

(6)            Real Property Collateral Fees and Expenses. Evidence reasonably satisfactory to the Initial Purchasers and the Collateral Agent of payment by the Issuer of all Title Policy premiums, search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages, fixture filings and other documents and issuance of the Title Policies contemplated by clause (2) above.

(b)            Within sixty (60) days after the Issue Date or as soon as practicable thereafter using commercially reasonable efforts, the Issuer shall deliver to the Collateral Agent insurance certificates and endorsements in form and substance substantially consistent with the certificates and endorsements delivered to the Term Loan Collateral Agent pursuant to the Term Loan Agreement naming the Collateral Agent for its benefit and the benefit of the Notes Secured Parties, as loss payee on property and casualty insurance policies and as an additional insured on all general liability policies maintained by Parent or any of its direct or indirect Subsidiaries.

ARTICLE V

SUCCESSORS

SECTION 5.1	Merger, Consolidation or Sale of Assets.

(a)            The Issuer may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation); or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to another Person (including by means of a “plan of division” under the Delaware Limited Liability Company Act or any comparable transaction under any similar law); unless:

(1)            (A) the Issuer is the surviving Person; or (B) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a corporation or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia (the Issuer or such Person, including the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, as the case may be, being herein called the “Successor Issuer”);

(2)            the Successor Issuer (if other than the Issuer) assumes, by supplemental indenture, all the obligations of the Issuer under the Notes and this Indenture and shall, pursuant to joinders or supplements to the Collateral Documents, take such action as may be required to assume the obligations of the Issuer thereunder and to perfect or maintain the perfection of the Liens securing the Term Loan/Notes Secured Obligations;

(3)            immediately after such transaction, no Default or Event of Default exists;

(4)            immediately after giving pro forma effect to such transaction and any related financing transactions, as if the same had occurred at the beginning of the applicable four-quarter period, either (a) the Successor Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in clause (y)(iii) of the definition of “Permitted Indebtedness” or (b) the Consolidated Interest Coverage Ratio for the Successor Issuer and its Restricted Subsidiaries would be greater than or equal to such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction; and

(5)            the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with this Indenture and all conditions precedent to the execution and deliver of such supplemental indenture, if any, comply with this Indenture.

(b)            For purposes of this Section 5.1, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Restricted Subsidiaries of the Issuer, which properties and assets, if held by the Issuer instead of such Restricted Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer on a consolidated basis, shall be deemed to be the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of the Issuer.

(c)             The predecessor company will be released from its obligations under this Indenture and the Successor Issuer will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor will not be released from the obligation to pay the principal of and interest on the Notes.

(d)            Notwithstanding the foregoing, Section 5.1(a)(3) and (4) will not be applicable to (1) any Restricted Subsidiary consolidating with, merging into or selling, assigning, transferring, conveying, leasing or otherwise disposing of all or part of its properties and assets to the Issuer or to another Restricted Subsidiary and (2) the Issuer merging with an Affiliate solely for the purpose of converting or reincorporating the Issuer, as the case may be, in or to another jurisdiction.

(e)             Subject to the provisions described under Section 11.6 providing for the release of the Guarantee of a Guarantor, no Guarantor will consolidate with or merge with or into another Person or sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its properties or assets to any Person unless:

(1)            the other Person is the Issuer or another Guarantor; or

(2)            (1) either (x) a Guarantor is the surviving Person or (y) the Person formed by or surviving any such consolidation or merger or to or which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a corporation nor limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes all of the obligations of the Guarantor under its Guarantee of the Notes, this Indenture and the Collateral Documents and shall pursuant to a supplemental indenture and joinders or supplements to the Collateral Documents take such action as may be required to assume the obligations of the Issuer thereunder and to perfect or maintain the perfection of the Liens securing the Term Loan/Notes Secured Obligations and (2) immediately after giving effect to the transaction, no Default has occurred and is continuing; or

(3)            the transaction does not violate the provisions under Section 4.10.

(f)             Notwithstanding the foregoing, clause (e)(2) will not be applicable to a Guarantor merging with an Affiliate solely for the purpose of converting or reincorporating such Guarantor in or to another jurisdiction.

(g)            This Section 5.1 will not apply to a sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Issuer and its Restricted Subsidiaries.

SECTION 5.2	Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation or into or with which the Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Issuer” shall refer instead to the successor corporation and not to the Issuer), and shall exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein.

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.1	Events of Default.

Each of the following constitutes an “Event of Default”:

(1)            the Issuer defaults in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(2)            the Issuer defaults in the payment when due of interest on or with respect to the Notes and such default continues for a period of 30 days;

(3)            the Issuer defaults in the performance of, or breaches any covenant or other agreement contained in, this Indenture (other than a default in the performance or breach of a covenant, warranty or agreement which is specifically dealt with in clauses (1) or (2) above) and such default or breach continues for a period of 60 days (or 90 days in the case of Section 4.3) after notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

(4)            a default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any Restricted Subsidiary or the payment of which is guaranteed by the Issuer or any Restricted Subsidiary (other than Indebtedness owed to the Issuer or a Restricted Subsidiary), whether such Indebtedness or guarantee now exists or is created after the Issue Date, if (A) such default either (1) results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or (2) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness, each case that is in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $75,000,000 (or its foreign currency equivalent) or more at any one time outstanding;

(5)            the failure by the Issuer or any Significant Subsidiary to pay final judgments aggregating in excess of $75,000,000 (other than any judgments covered by indemnities or insurance policies issued by reputable and creditworthy companies), which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after the applicable judgment becomes final;

(6)            the Guarantee of a Significant Subsidiary that is a Guarantor or any group of Subsidiaries that are Guarantors and that, taken together as of the date of the most recent audited financial statements of the Issuer, would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms hereof) or any Guarantor denies or disaffirms its obligations under this Indenture or any Guarantee(s), other than by reason of the release of the Guarantee(s) in accordance with the terms of this Indenture, and such Default continues for 30 days; or

(7)            (i) any Lien purported to be created under any Collateral Document shall cease to be, or shall be asserted by the Issuer or any Guarantor not to be, a valid and perfected Lien on any material amount of Collateral, in each case for any reason other than (A) in accordance with the terms of this Indenture or the terms of any Collateral Document or (B) as a result of the sale or other disposition of the applicable Collateral to a Person that is not the Issuer or a Guarantor in a transaction not prohibited under this Indenture, or (ii) the Issuer or any Guarantor shall contest the validity or enforceability of its obligations under any Collateral Document in writing or deny in writing that it has any further liability under any Collateral Document to which it is a party.

(8)            (i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Notes Party or its debts, or of a substantial part of its assets, under the Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Notes Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered; or

(ii) any Notes Party shall:

(a)             voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under the Bankruptcy Code or any other federal, state, provincial or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect,

(b)            consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 6.1(8)(i),

(c)             apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Notes Party or for a substantial part of its assets,

(d)            file an answer admitting the material allegations of a petition filed against it in any such proceeding,

(e)             make a general assignment for the benefit of creditors, or

(f)             take any corporate action for the purpose of authorizing any of the foregoing.

Notwithstanding the foregoing, a default under clauses (3), (4) or (7) above will not constitute an Event of Default until the Trustee or Holders of 25% in principal amount of Notes notify the Issuer in writing (with a copy to the Trustee, if given by the Holders) of the default and, with respect to clause (3), if the Issuer does not cure such default within the time specified in clause (3) after receipt of such notice.

SECTION 6.2	Acceleration.

If an Event of Default (other than an Event of Default specified in clause (8) above with respect to the Issuer) shall occur and be continuing, then and in every such case the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes may declare the principal of the Notes and any accrued interest on the Notes to be due and payable by a notice in writing to the Issuer and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration,” and the same shall become immediately due and payable. Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall immediately become due and payable. After such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal of or interest on such Notes, have been cured or waived as provided in this Indenture.

The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture and its consequences:

(1)            if the rescission would not conflict with any judgment or decree;

(2)            if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3)            to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(4)            if the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(5)            in the event of the cure or waiver of an Event of Default of the type described in clause (8) of Section 6.1, the Trustee shall have received an Officer’s Certificate and an opinion of counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or amend any contractual right consequent thereto.

In the event of any Event of Default specified in clause (4) of Section 6.1, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 30 days after such Event of Default arose the Issuer delivers an Officer’s Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or otherwise satisfied or otherwise is no longer outstanding or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes as described above be annulled, waived or rescinded upon the happening of any such events.

If an Event of Default specified in clause (8) above with respect to the Issuer occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

SECTION 6.3	Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any contractual right or remedy accruing upon an Event of Default shall not amend the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.4	Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes (other than as a result of an acceleration), which shall require the consent of all of the Holders of the Notes then outstanding.

SECTION 6.5	Control by Majority.

Subject to the Intercreditor Agreements, the Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or the Collateral Agent or exercising any trust power conferred on the Trustee or the Collateral Agent, as the case may be. However, (i) the Trustee and the Collateral Agent, as the case may be, may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee or the Collateral Agent determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee or the Collateral Agent in personal liability, and (ii) the Trustee and the Collateral Agent, as the case may be, may take any other action deemed proper by the Trustee or the Collateral Agent which is not inconsistent with such direction. Notwithstanding any provision to the contrary in this Indenture, neither the Trustee nor the Collateral Agent is under any obligation to exercise any of its rights or powers under this Indenture, the Collateral Documents or the Intercreditor Agreements at the request of any Holder, unless such Holder shall offer, and if requested, provide to the Trustee and the Collateral Agent, as the case may be, security and indemnity satisfactory to each of them against any loss, liability or expense.

SECTION 6.6	Limitation on Suits.

A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

(a)             the Holder gives to the Trustee written notice of a continuing Event of Default or the Trustee receives such notice from the Issuer;

(b)            the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c)             such Holder or Holders offer and, if requested, provide to the Trustee indemnity or security reasonably satisfactory to the Trustee against any loss, liability or expense;

(d)            the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of such indemnity or security; and

(e)             during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.7	Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the contractual right of any Holder to receive payment of principal, premium, if any, and interest on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be amended without the consent of such Holder.

SECTION 6.8	Collection Suit by Trustee.

If an Event of Default specified in Section 6.1(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.9	Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel), the Collateral Agent (including any claim for reasonable compensation, expenses, disbursements and advances of the Collateral Agent, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable upon the conversion or exchange of the Notes or on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee and the Collateral Agent any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent, their respective agents and counsel, and any other amounts due the Trustee and Collateral Agent under Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent, their respective agents and counsel, and any other amounts due the Trustee or Collateral Agent under Section 7.7 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee or the Collateral Agent to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10	Priorities.

Subject to the terms of the Collateral Documents and the Intercreditor Agreements with respect to any proceeds of Collateral, if the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money and property in the following order:

FIRST: to the Trustee, the Collateral Agent, their respective agents and attorneys for amounts due under Section 7.7 hereof, including payment of all reasonable compensation, expense and liabilities incurred, and all advances that may have been made, by the Trustee and the Collateral Agent and the costs and expenses of collection;

SECOND: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively;

THIRD: without duplication, to the Holders for any other Obligations owing to the Holders under this Indenture, the Notes, the Guarantees or the Collateral Documents; and

FOURTH: to the Issuer or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11	Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE VII

TRUSTEE AND COLLATERAL AGENT

SECTION 7.1	Duties of Trustee

(a)             If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)            Except during the continuance of an Event of Default:

(i)            the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture or the other Notes Documents against the Trustee; and

(ii)            in the absence of gross negligence or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee under this Indenture, the Notes and the other Notes Documents, as applicable. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions furnished to it to determine whether they conform to the requirements of this Indenture, the Notes and the other Notes Documents as the case may be (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)             Neither the Trustee nor the Collateral Agent may be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct as determined by a final order of a court of competent jurisdiction, except that:

(i)              this paragraph does not limit the effect of paragraph (b) of this Section 7.1;

(ii)             neither the Trustee nor the Collateral Agent shall be liable for any error of judgment made in good faith by an officer of the Trustee or Collateral Agent, unless it is proved that the Trustee or the Collateral Agent was grossly negligent in ascertaining the pertinent facts; and

(iii)            the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

(d)            Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee or Collateral Agent is subject to paragraphs (a), (b), (c) and (e) of this Section 7.1.

(e)             No provision of this Indenture or the Notes Documents shall require the Trustee or the Collateral Agent to expend or risk its own funds or incur any liability.

(f)             The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee or Collateral Agent need not be segregated from other funds except to the extent required by law. None of the Trustee, the Collateral Agent or the other Agent shall be liable for interest on any money received by it except as the Trustee, the Collateral Agent and the Agents may agree in writing with the Issuer.

SECTION 7.2	Rights of Trustee and the Collateral Agent.

(a)             The Trustee and the Collateral Agent may conclusively rely and shall be fully protected in acting or refraining from acting on any document (whether in original, facsimile or other electronic form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee and the Collateral Agent need not investigate any fact or matter stated in the document. The Trustee and Collateral Agent, if applicable, shall receive and retain financial reports and statements of the Issuer as provided herein, but shall have no duty to review or analyze such reports or statements to determine compliance with covenants or other obligations of the Issuer.

(b)            Before the Trustee or the Collateral Agent acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. Neither the Trustee nor the Collateral Agent shall be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. Prior to taking, suffering or admitting any action, the Trustee and the Collateral Agent, as applicable, may consult with counsel of the Trustee’s or the Collateral Agent’s, as applicable, own choosing and the Trustee and the Collateral Agent shall be fully protected from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in conclusive reliance on the advice or opinion of such counsel.

(c)             Each of the Trustee and the Collateral Agent may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

(d)            Neither the Trustee nor the Collateral Agent shall be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture or the other Notes Documents. Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Officer’s Certificate. Whenever in the administration of this Indenture or the other Notes Documents the Trustee or the Collateral Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee and Collateral Agent (unless other evidence be herein specifically prescribed) may, in the absence of gross negligence on its part, conclusively rely upon an Officer’s Certificate.

(e)             Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer or a Guarantor shall be sufficient if signed by an officer of the Issuer or such Guarantor.

(f)             Neither the Trustee nor the Collateral Agent shall be under any obligation to exercise any of the rights or powers vested in it by this Indenture or the Notes Documents, as applicable, at the request or direction of any of the Holders unless such Holders shall have offered and if requested, provided to the Trustee and/or the Collateral Agent, as applicable, security or indemnity satisfactory to the Trustee and/or the Collateral Agent, as applicable, against the costs, losses, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g)            Neither the Trustee nor the Collateral Agent shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, judgement, bond, debenture, note, other evidence of indebtedness or other paper or documents, but the Trustee or the Collateral Agent, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee or the Collateral Agent shall determine to make such further inquiry or investigation, it shall be entitled to examine during normal business hours the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h)            The rights, privileges, protections, immunities and benefits given to the Trustee and the Collateral Agent, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee and the Collateral Agent in each of its capacities hereunder and under the other Notes Documents, and to each agent, custodian and other Persons employed to act hereunder.

(i)              The Trustee and/or the Collateral Agent, as applicable, may request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture and/or the Notes Documents, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(j)              Neither the Trustee nor the Collateral Agent shall be deemed to have notice or be charged with knowledge of any Default or Event of Default unless the Trustee and Collateral Agent shall have received from the Issuer or any other obligor upon the Notes or from any Holder written notice thereof at its respective Corporate Trust Office, and such notice references the Notes and this Indenture. In the absence of any such notice, the Trustee and Collateral Agent may conclusively assume that no such Default or Event of Default exists.

(k)            Neither the Trustee nor the Collateral Agent shall be deemed to have knowledge of any fact or matter unless such fact or matter is actually known to a Responsible Officer of the Trustee or Collateral Agent, as applicable.

(l)              In no event shall the Trustee or Collateral Agent be liable to any Person for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee or Collateral Agent, as applicable, has been advised of the likelihood of such loss or damage.

(m)          The permissive rights of the Trustee or Collateral Agent under this Indenture and the Notes Documents shall not be construed as duties.

SECTION 7.3	Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.4	Trustee’s and Collateral Agent’s Disclaimer.

Neither the Trustee nor the Collateral Agent shall be responsible for and neither of them makes any representation as to the validity or adequacy of this Indenture, the Notes or the other Notes Documents, neither of them shall be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer’s or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes, any statement or recital on any Officer’s Certificate delivered to the Trustee under Article IV or Section 8.4 or 9.6 hereof, or any other document in connection with the sale of the Notes or pursuant to this Indenture or the other Notes Documents other than its certificate of authentication.

SECTION 7.5	Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is actually known to an officer of the Trustee directly responsible for the administration of this Indenture, the Trustee shall send to Holders a notice of the Default or Event of Default within 90 days after it becomes known to the Trustee. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as the Board of Directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 7.6	[Reserved].

SECTION 7.7	Compensation and Indemnity.

The Issuer shall pay to the Trustee and the Collateral Agent from time to time compensation for its acceptance of this Indenture, the Notes Documents and services hereunder and thereunder as agreed upon in writing. The Trustee’s and the Collateral Agent’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee and the Collateral Agent promptly upon request for all reasonable disbursements, advances and expenses incurred or made by each of them in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s and the Collateral Agent’s agents and counsel.

The Issuer and the Guarantors, jointly and severally, shall indemnify each of the Trustee and the Collateral Agent (which for purposes of this Section 7.7 shall include its respective affiliates and its and their officers, directors, employees and agents) against any and all claims, damage, losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, the Collateral Documents, the Intercreditor Agreements and any other Notes Documents, including the costs and expenses of enforcing this Indenture, the Collateral Documents and the Intercreditor Agreements against the Issuer or the Guarantors (including this Section 7.7) and defending itself against any claim (whether asserted by the Issuer or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or thereunder except to the extent any such loss, claim, damage, liability or expense may be attributable to its gross negligence or willful misconduct as determined by a final order of a court of competent jurisdiction. The Trustee and the Collateral Agent, as applicable, shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee or the Collateral Agent to so notify the Issuer shall not relieve the Issuer and the Guarantors of their obligations hereunder. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Trustee and Collateral Agent may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of the Issuer and the Guarantors under this Section 7.7 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee or Collateral Agent, as applicable.

To secure the Issuer’s payment obligations in this Section 7.7, the Trustee and the Collateral Agent shall have a Lien prior to the Notes on all money or property held or collected by the Trustee or the Collateral Agent, as applicable, except that held in trust to pay principal or interest, if any, on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee or the Collateral Agent.

Pursuant to Section 11.1, the obligations of the Issuer hereunder are jointly and severally guaranteed by the Guarantors.

Without prejudice to any other rights available to the Trustee and Collateral Agent under applicable law, when the Trustee and Collateral Agent incur fees, expenses or render services after the occurrence of a Default specified in Section 6.1(8), the fees and expenses (including the reasonable fees and expenses of its counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.8	Replacement of Trustee or Collateral Agent.

A resignation or removal of the Trustee or Collateral Agent and appointment of a successor Trustee or Collateral Agent shall become effective only upon the successor Trustee’s or Collateral Agent’s acceptance of appointment as provided in this Section 7.8.

The Trustee or the Collateral Agent may resign in writing at any time and be discharged from the trust hereby created by giving 30 days’ prior notice to the Issuer. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee or Collateral Agent by so notifying the Trustee or Collateral Agent, as applicable, and the Issuer in writing. The Issuer may remove the Trustee or Collateral Agent if:

(a)             in the case of the Trustee, the Trustee fails to comply with Section 7.10 hereof;

(b)            the Trustee or the Collateral Agent, as applicable, is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)             a custodian or public officer takes charge of the Trustee or the Collateral Agent, as applicable, or its property; or

(d)            the Trustee or the Collateral Agent, as applicable, becomes incapable of acting.

If the Trustee or the Collateral Agent resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee or successor Collateral Agent, as applicable. Within one year after the successor Trustee or successor Collateral Agent takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee or successor Collateral Agent to replace the successor Trustee or successor Collateral Agent, as applicable, appointed by the Issuer.

If a successor Trustee or successor Collateral Agent, as applicable, does not take office within 30 days after the retiring Trustee or retiring Collateral Agent, as applicable, resigns or is removed, the retiring Trustee or retiring Collateral Agent, as applicable, the Issuer or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee or successor Collateral Agent, as applicable.

If the Trustee or Collateral Agent, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee or Collateral Agent, as applicable, and the appointment of a successor Trustee or successor Collateral Agent, as applicable.

A successor Trustee or successor Collateral Agent, as applicable, shall deliver a written acceptance of its appointment to the retiring Trustee or retiring Collateral Agent, as applicable, and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee or retiring Collateral Agent, as applicable, shall become effective, and the successor Trustee or successor Collateral Agent, as applicable, shall have all the rights, powers and the duties of the Trustee or Collateral Agent, as applicable, under this Indenture and, if applicable, the Collateral Documents. The successor Trustee or successor Collateral Agent, as applicable, shall send a notice of its succession to the Holders. The retiring Trustee or retiring Collateral Agent, as applicable, shall promptly transfer all property held by it as Trustee or Collateral Agent, as applicable, to the successor Trustee or successor Collateral Agent, as applicable, provided that all sums owing to the Trustee or Collateral Agent hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof. Notwithstanding replacement of the Trustee or Collateral Agent pursuant to this Section 7.8, the Issuer’s and the Guarantors’ obligations under Section 7.7 shall continue for the benefit of the retiring Trustee and retiring Collateral Agent.

SECTION 7.9	Successor by Merger, Etc.

If the Trustee, Collateral Agent or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, Collateral Agent or any Agent, as applicable.

SECTION 7.10	Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power and that is subject to supervision or examination by federal or state authorities. The Trustee together with its affiliates shall at all times have a combined capital surplus of at least $150,000,000 as set forth in its most recent annual report of condition.

SECTION 7.11	[Reserved].

SECTION 7.12	Trustee’s Application for Instructions from the Issuer.

Any application by the Trustee or Collateral Agent for written instructions from the Issuer may, at the option of the Trustee or Collateral Agent, set forth in writing any action proposed to be taken or omitted by the Trustee or Collateral Agent under this Indenture, the Collateral Documents or the Intercreditor Agreements and the date on and/or after which such action shall be taken or such omission shall be effective. Neither the Trustee nor the Collateral Agent shall be liable for any action taken by, or omission of, the Trustee and/or Collateral Agent in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than twenty Business Days after the date any officer of the Issuer actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee or the Collateral Agent, as applicable, shall have received written instructions in response to such application specifying the action to be taken or omitted.

SECTION 7.13	Collateral Documents; Intercreditor Agreements.

By their acceptance of the Notes, the Holders hereby authorize and direct the Trustee and the Collateral Agent, as the case may be, to execute and deliver the Collateral Documents and the Intercreditor Agreements in which the Trustee or the Collateral Agent, as applicable is named as a party, including any Collateral Document or Second Lien Intercreditor Agreement executed after the Issue Date. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Collateral Agent are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under, the Collateral Documents, the Intercreditor Agreements or any other Notes Documents, the Trustee and the Collateral Agent each shall have all of the rights, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).

ARTICLE VIII

DEFEASANCE; DISCHARGE OF THE INDENTURE

SECTION 8.1	Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may, at its option and at any time, elect to have either Section 8.2 or 8.3 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

SECTION 8.2	Legal Defeasance.

Upon the Issuer’s exercise under Section 8.1 of the option applicable to this Section 8.2, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from their respective obligations with respect to all outstanding Notes and Guarantees and all of the Liens on the Collateral automatically terminated and released on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.5 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all of its other obligations under such Notes, this Indenture and the Collateral Documents, including the obligations of the Guarantors (and the Trustee, on demand of and at the expense of the Issuer, shall execute such instruments reasonably requested by the Issuer acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest, if any, on such Notes when such payments are due from the trust referred to in Section 8.4(1); (b) the Issuer’s obligations with respect to such Notes under Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.10 and 4.2 hereof; (c) the rights, powers, trusts, benefits and immunities of the Trustee, including without limitation thereunder, under Section 7.7, 8.5 and 8.7 and the Issuer’s obligations in connection therewith; (d) the Issuer’s rights pursuant to Section 3.7; and (e) the provisions of this Section 8.2. Subject to compliance with this Article VIII, the Issuer may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

SECTION 8.3	Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.1 of the option applicable to this Section 8.3, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from their respective obligations under the covenants contained in Sections 4.3, 4.4, 4.5, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.14, 4.15 (but only with respect to Subsidiaries), 4.16, 4.17, 4.18, 4.20, 4.21 and 5.1 with respect to all outstanding Notes and Guarantees and all of the Liens on the Collateral automatically terminated and released on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer, the Guarantors or any of their Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.1 of the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.4, Sections 6.1(3), (4), (5), (6), (7) and (8) (other than with respect to the Issuer) shall not constitute Events of Default.

Notwithstanding any discharge or release of any obligations pursuant to Section 8.2 or 8.3, the Issuer’s obligations in Sections 2.5, 2.6, 2.7, 2.8, 7.7, 8.6 and 8.7 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.8. After the Notes are no longer outstanding, the Issuer’s obligations in Sections 7.7, 8.6 and 8.7 shall survive.

SECTION 8.4	Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.2 or 8.3 to the outstanding Notes:

(1)            the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination of cash in U.S. dollars and non-callable U.S. Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2)            in the case of Legal Defeasance, the Issuer has delivered to the Trustee an opinion of counsel confirming that, subject to customary assumptions and exclusions, (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)            in the case of Covenant Defeasance, the Issuer has delivered to the Trustee an opinion of counsel confirming that, subject to customary assumptions and exclusions, the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)            no Event of Default has occurred and is continuing on the date of such deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar and substantially simultaneous deposit relating to other Indebtedness, Disqualified Capital Stock or preferred stock being defeased, discharged, repurchased, redeemed, repaid or otherwise acquired or retired and, in each case, the grant of any Lien securing such borrowings);

(5)            such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Issuer or any Guarantor are a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and substantially simultaneous deposit relating to other Indebtedness, Disqualified Capital Stock or preferred stock being defeased, discharged, repurchased, redeemed, repaid or otherwise acquired or retired and, in each case, the grant of any Lien securing such borrowing); and

(6)            the Issuer must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Notwithstanding the foregoing, the requirements of clause (2) above with respect to a Legal Defeasance need not be complied with if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable within one year on the maturity date under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer.

SECTION 8.5	Deposited Money and U.S. Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.6 hereof, all money and non-callable U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the “Trustee”) pursuant to Section 8.4 in respect of the outstanding Notes shall be held in trust, shall not be invested, and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or any Subsidiary acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Securities deposited pursuant to Section 8.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the written request of the Issuer and be relieved of all liability with respect to any money or non-callable U.S. Government Securities held by it as provided in Section 8.4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.6	Repayment to Issuer.

Subject to any applicable abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall be paid to the Issuer on its written request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer.

SECTION 8.7	Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable U.S. Government Securities in accordance with Section 8.2, 8.3 or 8.8 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Issuer under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2, 8.3 or 8.8 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2, 8.3 or 8.8 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

SECTION 8.8	Discharge.

The Issuer and the Guarantors may terminate the obligations under this Indenture (except for certain surviving rights of the Trustee and the Issuer’s obligations with respect thereto) and the Notes, Guarantees and Liens on the Collateral when either:

(1)            all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(2)            (a)           all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise or are to become due and payable by reason of the giving of a notice of redemption or otherwise within one year and the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination thereof, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b)            the Issuer has paid or caused to be paid all sums payable by it under this Indenture; and

(c)            the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, in the case of clause (2) of this Section 8.8, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Issuer’s obligations under the Notes and this Indenture except for those surviving obligations specified above.

ARTICLE IX

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.1	Without Consent of Holders of the Notes.

Notwithstanding Section 9.2, without the consent of any Holder, the Issuer, the Guarantors, if any, and the Trustee and, if applicable, the Collateral Agent at any time and from time to time, may amend, restate, modify or supplement any Notes Documents for any of the following purposes:

(1)            to cure any ambiguity, omission, mistake, defect or inconsistency;

(2)            to provide for uncertificated Notes in addition to or in place of Certificated Notes;

(3)            to comply with Section 5.1;

(4)            to provide for the assumption by a Successor Issuer or a successor of a Guarantor, as applicable, of the Issuer’s or such Guarantor’s obligations under any Notes Documents;

(5)            to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder in any material respect;

(6)            to mortgage, pledge, hypothecate or grant any other Lien in favor of the Collateral Agent for its benefit and the benefit of the Trustee, the Holders and the holders of any other Term Loan/Notes Secured Obligations, as additional security for the payment and performance of all or any portion of the Term Loan/Notes Secured Obligations, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee or the Collateral Agent pursuant to this Indenture, any of the Intercreditor Agreements, any Second Lien Intercreditor Agreement, the Collateral Documents or otherwise;

(7)            to add a Guarantee or co-obligor of the Notes;

(8)            to release a Guarantor upon its sale or designation as an Unrestricted Subsidiary or other release from its Guarantee in accordance with the applicable provisions of this Indenture;

(9)            to conform the text of this Indenture, Notes, Guarantees or any other Notes Document to any provision of the “Description of Notes” in the Offering Memorandum.

(10)         make such provisions as necessary (as determined in good faith by the Issuer) for the issuance of Additional Notes;

(11)         to make any amendment to the provisions of this Indenture relating to the transfer and legending of the Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; provided, however, that such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(12)         evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee or Collateral Agent pursuant to the requirements thereof or to provide for the accession by the Trustee or Collateral Agent to any Notes Document or evidence and provide for the acceptance and appointment under any Intercreditor Agreement, Second Lien Intercreditor Agreement or Collateral Document of a successor party thereto pursuant to the requirements thereof;

(13)         provide for the release of Collateral from the Lien, or the subordination of such Lien, pursuant to this Indenture, the Collateral Documents, the Intercreditor Agreements and the Second Lien Intercreditor Agreement when permitted or required by the Collateral Documents, this Indenture, the Intercreditor Agreements or the Second Lien Intercreditor Agreement;

(14)         (i) secure any ABL Secured Obligations, Qualifying Secured Debt, Qualifying Other Debt, Future Term Loan/Notes Indebtedness or Term Loan/Notes Secured Obligations to the extent permitted under this Indenture, the Collateral Documents, the Intercreditor Agreements and, if applicable, the Second Lien Intercreditor Agreement, (ii) include any ABL Secured Obligations, Qualifying Secured Debt, Qualifying Other Debt, Future Term Loan/Notes Indebtedness, or Term Loan/Notes Secured Obligations in any Intercreditor Agreement and, if applicable the Second Lien Intercreditor Agreement, (iii) join any party to any Intercreditor Agreement or the Second Lien Intercreditor Agreement to the extent permitted or required by the terms thereof or by the terms of this Indenture, any ABL Loan Document, any Term Loan/Notes Document or any document in respect of Qualifying Secured Debt or Qualifying Other Debt, (iv) to effect any refinancing, extension, renewal or replacement of all or part of the Notes with Term Loan/Notes Secured Obligations, Qualifying Secured Debt or Qualifying Other Debt, (v) to effect the issuance, entry into, refinancing, extension, renewal or replacement of any ABL Secured Obligations, Term Loan/Notes Secured Obligations, Qualifying Secured Debt or Qualifying Other Debt not expressly prohibited by this Indenture or (vi) to supplement any schedules to any Collateral Document to the extent permitted or required by the terms thereof or by the terms of this Indenture or any other Term Loan/Notes Document; or

(15)         comply with the rules of any applicable securities depositary.

The Collateral Agent will be required to consent to any amendment, restatement, supplement or modification to any Intercreditor Agreement, the Second Lien Intercreditor Agreement, and any security document entered into in connection therewith or entered into after the Issue Date, with respect to which such Intercreditor Agreement, Second Lien Intercreditor Agreement or security document, as applicable, requires the consent of the Collateral Agent, upon receipt by the Collateral Agent of an Officer’s Certificate and an opinion of counsel that all conditions precedent in this Indenture to the execution of such amendment, restatement, supplement or modification by the Collateral Agent have been satisfied (except for any condition precedent that can only be satisfied upon the Collateral Agent actually executing the same).

In addition, in the event that the Issuer, any other Notes Party or any of their respective Subsidiaries incurs any Qualifying Secured Debt, Qualifying Other Debt, Future Term Loan/Notes Indebtedness or Term Loan/Notes Secured Obligations, and in order to implement or facilitate such debt incurrence, the Issuer requests that the Collateral Agent execute a new intercreditor agreement (including the Second Lien Intercreditor Agreement) or security documents in connection therewith, the Collateral Agent, upon the request of the Issuer, shall execute such intercreditor agreement and security documents, as applicable, upon receipt by the Collateral Agent of an Officer’s Certificate and an opinion of counsel that all conditions precedent in this Indenture to the execution of such intercreditor agreement or security documents by the Collateral Agent have been satisfied (except for any condition precedent that can only be satisfied upon the Collateral Agent actually executing such agreement or documents).

SECTION 9.2	With Consent of Holders of Notes.

Except as provided in this Section 9.2, the Notes Documents may be amended or supplemented with the consent of the Holders of a majority in principal amount of the Notes then outstanding issued hereunder (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived (except a default in respect of the payment of principal or interest on the Notes) with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

Without the consent of each holder affected, an amendment or waiver of this Indenture or the Notes Documents may not (with respect to any Notes held by a non-consenting Holder):

(1)            reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver;

(2)            reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to Sections 3.9, 4.10 and 4.14 except as set forth in clause (10) below);

(3)            reduce the rate of or change the time for payment of interest on any Note;

(4)            waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes (except a rescission of acceleration of the Notes by the holders of a majority in aggregate principal amount of the Notes with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration);

(5)            make any Note payable in money other than that stated in the Notes;

(6)            make any change in the provisions of this Indenture relating to waivers of past Defaults (except to increase the percentage required for such a waiver) or the contractual rights of Holders to receive payments of principal of, or interest or premium, if any, on the Notes (other than provisions relating to notice requirements or provisions relating to Sections 4.10 and 4.14 except as set forth in clause (10) below) or amend the contractual right of any Holder to institute suit for the enforcement of any payment on such Holder’s Notes;

(7)            waive a redemption payment with respect to any Note (other than a payment required by Sections 3.9, 4.10 and 4.14 except as set forth in clause (10) below);

(8)            contractually subordinate in right of payment the Notes to other Indebtedness of the Issuer that would adversely affect the Holders of the Notes;

(9)            release any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or this Indenture, except with the terms of this Indenture;

(10)         amend, change or modify in any material respect the obligation of the Issuer to make and consummate a Change of Control Offer in respect of a Change of Control that has occurred or make and consummate an Asset Sale Offer in respect of an Asset Sale that has been consummated after a requirement to make an Asset Sale Offer has arisen; or

(11)         make any change in the preceding amendment and waiver provisions.

Without the consent of Holders of at least two-thirds in aggregate principal amount of the Notes then outstanding, no amendment or waiver may release all or substantially all of the Collateral from the Lien of this Indenture and the Collateral Documents with respect to the Notes (other than in accordance with the terms of the Collateral Documents as in effect on the Issue Date or as otherwise provided under Section 10.4).

The Holders of not less than a majority in aggregate principal amount of the outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) may on behalf of the Holders of all the Notes waive any past default under this Indenture and its consequences, except a default:

(1)       in any payment in respect of the principal of (or premium, if any) or interest on any Notes (including any Note which is required to have been purchased pursuant to an Offer to Purchase which has been made by the Issuer), or

(2)       in respect of a covenant or provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

SECTION 9.3	[Reserved].

SECTION 9.4	Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. When an amendment, supplement or waiver becomes effective in accordance with its terms, it thereafter binds every Holder.

The Issuer may, but shall not be obligated to, fix a record date for determining which Holders consent to such amendment, supplement or waiver. If the Issuer fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished for the Trustee prior to such solicitation pursuant to Section 2.5 or (ii) such other date as the Issuer shall designate.

SECTION 9.5	Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.6	Trustee and Collateral Agent to Sign Amendments, Etc.

The Trustee, and as applicable, the Collateral Agent, shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee or the Collateral Agent, as applicable. The Issuer and the Guarantors may not sign an amendment or supplemental indenture until their respective Boards of Directors approve it. In signing or refusing to sign any amendment or supplemental indenture the Trustee and the Collateral Agent shall be entitled to receive and (subject to Section 7.1 hereof) shall be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment or supplemental indenture is authorized or permitted by this Indenture, that all conditions precedent thereto have been met or waived, that such amendment or supplemental indenture is not inconsistent herewith or therewith, and that it will be valid and binding upon the Issuer in accordance with its terms. Notwithstanding the foregoing, no Opinion of Counsel will be required for the Trustee and/or Collateral Agent to execute any amendment or supplement adding a new Guarantor under this Indenture.

ARTICLE X

COLLATERAL

SECTION 10.1	Collateral Documents.

The Trustee and the Issuer hereby acknowledge and agree that the Collateral Agent holds the Collateral in trust for the benefit of the Term Loan/Notes Secured Parties and pursuant to the terms of the Collateral Documents, the Intercreditor Agreements and the Second Lien Intercreditor Agreement. Each Holder, by accepting a Note, (i) designates and appoints the Collateral Agent as its agent under this Indenture, the Collateral Documents, the Intercreditor Agreements and any Second Lien Intercreditor Agreement, (ii) consents and agrees to the terms of the Collateral Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral), the Intercreditor Agreements and the Second Lien Intercreditor Agreement, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their terms and this Indenture, the Intercreditor Agreements and, if applicable, the Second Lien Intercreditor, (iii) consents to the priority of Liens and payments provided for in the Intercreditor Agreements and the Second Lien Intercreditor Agreement, (iv) agrees that it will be bound by and will take no actions contrary to the provisions of the Collateral Documents, Intercreditor Agreements or the Second Lien Intercreditor Agreement, (v) authorizes and directs the Trustee (in the case of each Intercreditor Agreement and the Second Lien Intercreditor Agreement) and the Collateral Agent to enter into the Collateral Documents, the Intercreditor Agreements and the Second Lien Intercreditor Agreement on behalf of such Holder and to bind such Holder thereby and to perform its respective obligations and exercise its rights thereunder in accordance therewith, including, without limitation, to collect and receive any and all amounts payable in respect of the Collateral in respect of the obligations of the Issuer and the Guarantors hereunder and thereunder, and (vi) authorizes the release or subordination of any Lien granted under any Collateral Document pursuant to Section 10.4 below and the terms of the Collateral Documents, the Intercreditor Agreements and, if applicable, the Second Lien Intercreditor Agreement, and directs the Trustee (and directs the Trustee to direct the Collateral Agent) to execute and deliver or authorize the filing of any documents or instruments necessary or requested to effectuate or evidence such release or subordination. The Issuer and the Guarantors shall take any and all actions and make all filings (including the filing of UCC financing statements, continuation statements and amendments thereto) required under the Collateral Documents to create and maintain, as security for the Notes Obligations and the other Term Loan/Notes Secured Obligations, a valid and enforceable perfected Lien and security interest in and on all of the Collateral (subject to the terms of the Intercreditor Agreements, the Second Lien Intercreditor Agreement and the Collateral Documents), in favor of the Collateral Agent for the benefit of the Notes Secured Parties and the other Term Loan/Notes Secured Parties. In the event of any conflict between the terms of the Intercreditor Agreements, the Second Lien Intercreditor Agreement and this Indenture or any of the other Notes Documents, the provisions of the Intercreditor Agreements and the Second Lien Intercreditor Agreement shall govern and control; except with respect to the individual rights of the Trustee and the Collateral Agent.

SECTION 10.2	Release or Subordination of Liens on the Collateral.

(a)            Subject to Section 10.4(c), the Liens securing the Notes Obligations will be automatically released, and, if requested by the Issuer (at any time that the Trustee is the Applicable Authorized Representative or otherwise), the Trustee (subject to its receipt of an Officer’s Certificate as provided below) shall instruct the Collateral Agent to execute and deliver or otherwise authorize the filing of such documents or instruments as the Issuer shall reasonably request to effectuate or evidence such release (and in the case of clause (v) below, such subdivision), the same at the Issuer’s sole cost and expense, under one or more of the following circumstances:

(1)            in whole, if the Issuer exercises its Legal Defeasance option or its Covenant Defeasance option pursuant to Sections 8.2 or 8.3 of its obligations under this Indenture are discharged in accordance with the terms of this Indenture (including Section 8.8);

(2)            in whole or in part as provided in the Intercreditor Agreements or in any Second Lien Intercreditor Agreement;

(3)            in whole or in part, with the consent of the requisite Holders of the Notes in accordance with the provisions under Section 9.2;

(4)            as to any asset (including Capital Stock) constituting Collateral that is sold or otherwise disposed of or transferred by the Issuer or any of the Guarantors to any Person that is not the Issuer or a Guarantor in a transaction not prohibited by this Indenture (to the extent of the interest sold or disposed of or transferred);

(5)            as to any asset (including Capital Stock) constituting Collateral, upon the release of all Liens on such Collateral securing all other then outstanding Series of Term Loan/Notes Secured Obligations (other than in connection with a repayment in full of another Series of Term Loan/Notes Secured Obligations);

(6)            as to any asset constituting Collateral that becomes an Excluded Asset pursuant to a transaction or circumstance not prohibited by this Indenture;

(7)            in the case of a Guarantor that is released from its Guarantee (including by designation as an Unrestricted Subsidiary) pursuant to the terms of this Indenture, the property and assets of such Guarantor;

(8)            in the case of any lease or other agreement or contract that is Collateral, upon termination of such lease, agreement or contract; and

(9)            with respect to Collateral that is Capital Stock, upon the dissolution or liquidation of the issuer of that Capital Stock in a transaction that is not prohibited by this Indenture.

(b)            Subject to Section 10.4(c), upon receipt by the Collateral Agent of a written notice from the Issuer requesting the subordination of such Lien, the Liens securing the Notes and the Guarantees may be subordinated to the holder of any Lien on such property that is permitted under clause (f), (g), (h) or (t) of the definition of Permitted Encumbrances to the same extent as the Liens of the Term Loan/Notes Controlling Collateral Agent are subordinated to the holder of any such Permitted Encumbrance to the same extent as the Liens of the Term Loan/Notes Controlling Collateral Agent are subordinated to the holder of any such Permitted Encumbrances.

(c)             The Collateral Agent shall, without recourse, representation or warranty, execute documents reasonably requested by the Issuer to evidence the release, subordination or subdivision of the Collateral pursuant to clauses (a) and (b) above, at the expense of the Issuer and the Guarantors, as the case may be, upon receipt of an Officer’s Certificate of the Issuer certifying that such release or subordination of Collateral is in accordance with the terms of this Indenture and that all conditions precedent relating to the release of Collateral have been satisfied.

(d)            The documents and instruments requested to effectuate or evidence any release, subordination or subdivision referred to in clauses (a), (b) and (c) above may take the form of amendments and restatements of, or other amendments or modifications to, one or more of the Collateral Documents solely to give effect to the foregoing, which amendments, restatements or other modifications shall not require the consent of any Holder pursuant to clause (12) of Section 9.1.

SECTION 10.3	Collateral Agent.

(a)             The Collateral Agent agrees to act as Collateral Agent on the express conditions contained in this Section 10.3. The provisions of this Section 10.3 are solely for the benefit of the Collateral Agent (and where provided, the Trustee) and none of the Holders, the Issuer nor any of the Guarantors shall have any rights as a third party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Collateral Documents, the Intercreditor Agreements and any Second Lien Intercreditor Agreement, the duties of the Collateral Agent shall be ministerial and administrative in nature, and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the other Notes Documents to which the Collateral Agent is a party, nor shall the Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder, the Issuer or any Guarantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture or the other Notes Documents. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)            None of the Collateral Agent or any of its respective related persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct as determined by a final order of a court of competent jurisdiction) or under or in connection with any Notes Document or the transactions contemplated thereby. Beyond the exercise of reasonable care in the custody and preservation thereof, the Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any sub-agent or bailee or any income therefrom or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which it accords its own property, and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any sub-agent or bailee selected by the Collateral Agent in good faith, except to the extent that such liability arises from the Collateral Agent’s gross negligence or willful misconduct as determined by a final order of a court of competent jurisdiction.

(c)             Subject to the provisions of the Collateral Documents and the Pari Passu Intercreditor Agreement, the Collateral Agent shall be fully justified in failing or refusing to take any action under this Indenture and the other Notes Documents unless it shall first receive such advice or concurrence of the Trustee or the Holders of a majority in aggregate principal amount of the Notes as it determines and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all loss, liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Subject to the provisions of the Collateral Documents and the Pari Passu Intercreditor Agreement, the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture and the Notes Documents in accordance with a request, direction, instruction or consent of the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.

(d)            Wilmington Trust, National Association shall initially act as Collateral Agent and shall be authorized to appoint co-Collateral Agents as necessary in its sole discretion. None of the Trustee, the Collateral Agent nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Agent and Trustee shall be accountable only for amounts that they actually receive as a result of the exercise of such powers.

(e)             The Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by the Issuer or any Guarantor or is cared for, protected, or insured or has been encumbered, or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the property constituting Collateral intended to be subject to the Lien and security interest of the Collateral Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Agent pursuant to this Indenture or any Notes Document other than pursuant to the instructions of the Trustee or the Holders of a majority in aggregate principal amount of the Notes or as instructed pursuant to the Collateral Documents and the Pari Passu Intercreditor Agreement, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Collateral Agent shall have no other duty or liability whatsoever to the Trustee or any Holder as to any of the foregoing.

(f)             Notwithstanding anything to the contrary contained in this Indenture, the Intercreditor Agreements or the Collateral Documents, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances unless the Collateral Agent has received security or indemnity from the Holders in an amount and in a form all satisfactory to the Collateral Agent in its sole discretion, protecting the Collateral Agent from all such liability. The Collateral Agent shall at any time be entitled to cease taking any action described in this paragraph (f) if it no longer reasonably deems any indemnity, security or undertaking from the Issuers or the Holders to be sufficient.

(g)            For the avoidance of doubt, the Collateral Agent shall have no discretion under this Indenture, the Intercreditor Agreements or the Notes Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Holders of a majority in aggregate principal amount of the then outstanding Notes or the Trustee or as instructed pursuant to the Collateral Documents and the Pari Passu Intercreditor Agreement, as applicable. After the occurrence of an Event of Default, the Trustee may direct the Collateral Agent in connection with any action required or permitted by this Indenture or the Notes Documents. Subject to the provisions of the Collateral Documents and the Pari Passu Intercreditor Agreement, if the Collateral Agent shall request direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes, the Collateral Agent shall be entitled to refrain acting unless and until the Collateral Agent shall have received direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes (accompanied by, if requested, indemnity or security satisfactory to the Collateral Agent), and the Collateral Agent shall not incur liability to any Person by reason of so refraining.

(h)            Notwithstanding anything to the contrary in this Indenture or any other Notes Document, in no event shall the Collateral Agent or the Trustee be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture or the other Notes Documents (including without limitation the filing or continuation of any UCC financing or continuation statements or similar documents or instruments), nor shall the Collateral Agent or the Trustee be responsible for, and neither the Collateral Agent nor the Trustee makes any representation regarding, (i) the validity, effectiveness, enforceability or priority of any of the Notes Documents or the security interests or Liens intended to be created thereby, (ii) the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, the Issuer’s or Guarantors’ rights therein, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein, or (iii) any failure or delay in performance or any breach by the Issuer or any other Guarantor under this Indenture or the Notes Documents or for any failure of any obligor to perform its Obligations under this Indenture or the Notes Documents.

ARTICLE XI

NOTE GUARANTEES

SECTION 11.1	Guarantees.

(a)             Subject to the other provisions of this Article XI, each Guarantor hereby jointly and severally, guarantees the Notes and obligations of the Issuer hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and Collateral Agent, that: (i) the principal of and premium, if any, and interest on the Notes shall be paid in full when due, whether at Stated Maturity, by acceleration, call for redemption or otherwise (including, without limitation, the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), together with interest on the overdue principal, if any, and interest on any overdue interest, if any, to the extent lawful, and all other obligations of the Issuer to the Holders, the Trustee or the Collateral Agent hereunder or thereunder shall be paid in full or performed, all in accordance with the terms hereof and thereof (including enforcement of this Guarantee); and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Each of the Guarantees shall be a guarantee of payment and not of collection.

(b)            Subject to the other provisions of this Article XI, each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder or any amendment with respect to any provisions hereof or thereof (subject to Article IX), the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

(c)             Each Guarantor hereby waives the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer or any other Person, protest, notice and all demands whatsoever and covenants that the Guarantee of such Guarantor shall not be discharged as to any Note except by complete performance of the obligations contained in such Note and such Guarantee or as provided for in this Indenture. Each of the Guarantors hereby agrees that, in the event of a default in payment of principal or premium, if any, or interest on such Note, whether at its Stated Maturity, by acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor’s Guarantee without first proceeding against the Issuer or any other Guarantor. Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Guarantor shall pay to the Trustee for itself, the Collateral Agent and the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

(d)            If any Holder, the Trustee or Collateral Agent is required by any court or otherwise to return to the Issuer or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or any Guarantor, any amount paid by any of them to the Trustee, the Collateral Agent or such Holder, the Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. This paragraph (d) shall remain effective notwithstanding any contrary action which may be taken by the Trustee, the Collateral Agent or any Holder in reliance upon such amount required to be returned. This paragraph (d) shall survive the termination of this Indenture.

(e)             Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders, the Trustee and the Collateral Agent, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of the Guarantee of such Guarantor, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Guarantee of such Guarantor.

SECTION 11.2	Execution and Delivery of Guarantee.

To evidence its Guarantee set forth in Section 11.1, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by an Officer of such Guarantor.

Each Guarantor agrees that its Guarantee set forth in Section 11.1 shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of such Guarantee. The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Guarantors.

SECTION 11.3	Severability.

In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.4	Limitation of Guarantors’ Liability.

Each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Trustee, the Collateral Agent, the Holders and Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee, result in the obligations of such Guarantor under its Guarantee constituting a fraudulent transfer or conveyance.

SECTION 11.5	[Reserved].

SECTION 11.6	Releases of a Guarantor.

Any Guarantor shall be released and relieved of any obligations under this Guarantee, in the event that:

(a)             upon the sale, disposition or other transfer (including through merger or consolidation) of (a) the Capital Stock of such Guarantor, following which the applicable Guarantor is no longer a Restricted Subsidiary, or (b) all or substantially all the assets of the applicable Guarantor, in each case, if such sale, disposition or other transfer is made in compliance with the applicable provisions of this Indenture;

(b)            in the event the Issuer designates such Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture;

(c)             in the case of any Restricted Subsidiary which after the Issue Date is required to guarantee the Notes pursuant to Section 4.17 upon the release or discharge of the guarantee by such Restricted Subsidiary of the Indebtedness of the Issuer or any Restricted Subsidiary or the repayment of the Indebtedness or Disqualified Capital Stock, in each case, which resulted in the obligation to guarantee the Notes;

(d)            if the Issuer exercises its Legal Defeasance option or its Covenant Defeasance option pursuant to Sections 8.2 or 8.3 or if its obligations under this Indenture are discharged in accordance with the terms of this Indenture (including Section 8.8); or

(e)             upon the release or discharge of the guarantee by, or direct obligation of, such Guarantor of the Obligations under each other then outstanding series of Term Loan/Notes Secured Obligations of that Guarantor, except by reason of payment under or the termination or repayment of such other series of Term Loan/Notes Secured Obligations.

Upon delivery to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that such release was made by the Issuer in accordance with the provisions of this Indenture, including without limitation Section 4.10, the Trustee shall execute any documents reasonably requested by the Issuer and at the Issuer’s expense in order to evidence the release of any Guarantor from its obligations under its Guarantee.

Any Guarantor not released from its obligations under this Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article XI.

SECTION 11.7	[Reserved].

SECTION 11.8	Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its guarantee and waivers pursuant to its Guarantee are knowingly made in contemplation of such benefits.

ARTICLE XII

MISCELLANEOUS

SECTION 12.1	[Reserved].

SECTION 12.2	Notices.

Any notice or communication by the Issuer, any Guarantor, the Trustee or Collateral Agent shall be sufficiently given if written and (a) delivered in person or (b) mailed by first class mail (certified or registered, return receipt requested) or (c) sent by facsimile transmission or (d) sent by overnight air courier guaranteeing next-day delivery or (e) sent by electronic transmission, in each case addressed as follows:

If to the Issuer:

Burlington Coat Factory Warehouse Corporation
1830 Route 130 North
Burlington, New Jersey 08016
Facsimile: (609) 239-9675
Attention: General Counsel

With a copy to:

Skadden Arps Slate Meagher & Flom LLP
300 S. Grand Ave., Suite 3400
Los Angeles, California 90071
Facsimile: (213) 621-5000
Attention: Gregg Noel and Michelle Gasaway
Email: gregg.noel@skadden.com and michelle.gasaway@skadden.com

If to the Trustee or Collateral Agent:

Wilmington Trust, National Association

Global Capital Markets
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402
Fax: (612) 217-5651
Attention: Burlington Coat Notes Administrator

The Issuer or the Trustee or the Collateral Agent, by notice to the other, may designate additional or different addresses and/or facsimile numbers for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; three Business Days after being deposited in the mail, postage prepaid, if mailed by first class mail (certified or registered, return receipt requested); upon acknowledgment of receipt, if transmitted by facsimile; the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery; and at the time delivered if sent by electronic transmission.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, upon receipt requested, or sent by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar or, with respect to Global Notes, to the extent permitted or required by the applicable procedures of DTC, sent electronically. Failure to deliver, mail, transmit or send a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is delivered, mailed, transmitted or sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee, Collateral Agent and each Agent at the same time.

SECTION 12.3	No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of the Issuer, any of its Subsidiaries or any of its direct or indirect parent entities, as such, will have any liability for any obligations of the Issuer or any Guarantor under the Notes, or this Indenture or any of the Notes Documents, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such waiver is against public policy.

SECTION 12.4	Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee or the Collateral Agent to take any action under this Indenture (other than the initial issuance of the Notes), the Issuer shall furnish to the Trustee and the Collateral Agent, as applicable, upon request:

(a)             an Officer’s Certificate (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants have been satisfied, if any, provided for in this Indenture relating to the proposed action; and

(b)            an Opinion of Counsel (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied, if any, provided for in this Indenture relating to the proposed action.

SECTION 12.5	Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)             a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)             a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)            a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 12.6	Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.7	[Reserved].

SECTION 12.8	Governing Law; Jurisdiction; JURY TRIAL WAIVER.

THE NOTES AND THE GUARANTEES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. The parties to this Indenture each hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes, the Guarantees, the other Notes Documents or this Indenture, and all such parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court and hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEES, THE NOTES DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 12.9	No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10	Successors.

All agreements of the Issuer and the Guarantors in this Indenture and the Notes and the Guarantees, as applicable, shall bind their respective successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.

SECTION 12.11	Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.12	Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile, pdf or other electronic transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, pdf or other electronic methods shall be deemed to be their original signatures for all purposes.

SECTION 12.13	Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 12.14	Acts of Holders.

(a)             Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person, or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee, the Collateral Agent and the Issuer, if made in the manner provided in this Section 12.14.

(b)            The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)             The ownership of Notes shall be proved by the Holder list maintained under Section 2.5 hereunder.

(d)            Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Collateral Agent or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

(e)             If the Issuer shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may, at its option, by or pursuant to a board resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

SECTION 12.15	USA PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “USA PATRIOT Act”), the Trustee and Collateral Agent, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee or Collateral Agent. The parties to this Indenture agree that they will provide the Trustee and Collateral Agent with such information as each may request in order for the Trustee and Collateral Agent to satisfy the requirements of the USA PATRIOT Act.

SECTION 12.16	FORCE MAJEURE.

In no event shall the Trustee or the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, epidemics or pandemics, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility, it being understood that the Trustee and the Collateral Agent shall use reasonable best efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[Signatures on following page]

SIGNATURES

Dated as of April 16, 2020	BURLINGTON COAT FACTORY WAREHOUSE CORPORATION

	By:		/s/ David Glick
		Name:	David Glick
		Title:	Senior Vice President, Investor

Relations and Treasurer

EACH OF THE GUARANTORS LISTED ON ANNEX A HERETO, as Guarantors

	By:		/s/ David Glick
		Name:	David Glick
		Title:	Senior Vice President, Investor Relations and Treasurer

Wilmington TrusT, NATIONAL ASSOCIATION, as Trustee

By:		/s/ Barry D. Somrock
	Name:	Barry D. Somrock
	Title:	Vice President

Wilmington TrusT, NATIONAL ASSOCIATION, as Collateral Agent

By:		/s/ Barry D. Somrock
	Name:	Barry D. Somrock
	Title:	Vice President

ANNEX A

Guarantors	Jurisdictions of Organization
Burlington Coat Factory Holdings, LLC	Delaware
Burlington Coat Factory Investments Holdings, Inc.	Delaware
Burlington Coat Factory of Texas, L.P.	Florida
Burlington Coat Factory of Kentucky, Inc.	Kentucky
Burlington Coat Factory Direct Corporation	New Jersey
Burlington Coat Factory Warehouse of Edgewater Park, Inc.	New Jersey
Burlington Coat Factory Warehouse of New Jersey, Inc.	New Jersey
Burlington Coat Factory Of Puerto Rico, LLC	Puerto Rico
Cohoes Fashions of Cranston, Inc.	Rhode Island
Burlington Coat Factory Warehouse Of Baytown Inc	Texas
Burlington Coat Factory of Pocono Crossing, LLC	Virginia
Burlington Coat Factory of Texas, Inc.	Florida
Burlington Coat Factory Realty of Edgewater Park, Inc.	New Jersey
Burlington Coat Factory Realty of Pinebrook, Inc.	New Jersey
Burlington Coat Factory Warehouse of Edgewater Park Urban Renewal Corp.	New Jersey
BCF Florence Urban Renewal, L.L.C.	New Jersey
BCF Florence Urban Renewal II, LLC	New Jersey
Burlington Merchandising Corporation	Delaware
Burlington Distribution Corp.	Delaware

EXHIBIT A

FORM OF NOTE

(Face of 6.250% Senior Secured Note)

[Global Note Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[Restricted Notes Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS ONE YEAR (IN THE CASE OF THE 144A NOTES) OR 40 DAYS (IN THE CASE OF THE REGULATION S NOTES) AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THE NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT OR (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE REGISTRAR’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.

[Regulation S Global Note legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, UNLESS SUCH NOTES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE. THIS LEGEND SHALL BE DEEMED AUTOMATICALLY REMOVED AFTER THE EXPIRATION OF FORTY DAYS FROM THE LATER OF (i) THE DATE ON WHICH THESE NOTES WERE FIRST OFFERED AND (ii) THE DATE OF ISSUE OF THESE NOTES.

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION
6.250% Senior Secured Notes due 2025

No.	CUSIP NO. ISIN NO.

Burlington Coat Factory Warehouse Corporation

promises to pay to [Cede & Co.] or registered assigns, the principal sum of ($      ) on April 15, 2025 (as such amount may be increased or decreased pursuant to the Schedule of Exchange herein).

Interest Payment Dates: April 15 and October 15, beginning October 15, 2020

Record Dates: April 1 and October 1

Reference is made to further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION

By:
Name:
Title:

This is one of the Senior Secured Notes referred

to in the within-mentioned Indenture:

Dated: _______________

Wilmington Trust, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

(Back of 6.250% Senior Secured Note)
6.250% Senior Secured Notes due 2025

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)       Interest. Burlington Coat Factory Warehouse Corporation, a Florida corporation (“Burlington” or the “Issuer”) promises to pay interest on the principal amount of this 6.250% Senior Secured Note due 2025 (a “6.250% Senior Secured Note” or the “Notes”) at a fixed rate. Burlington will pay interest in United States dollars semiannually in arrears on April 15 and October 15, commencing on October 15, 2020 or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the 6.250% Senior Secured Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 16, 2020; provided that if there is no existing Default or Event of Default in the payment of interest, and if this 6.250% Senior Secured Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date (but after April 16, 2020), interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of 6.250% Senior Secured Notes, in which case interest shall accrue from the date of authentication. Burlington shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal of the then applicable interest rate on the 6.250% Senior Secured Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

(2)       Method of Payment. Burlington will pay interest on the 6.250% Senior Secured Notes on the applicable Interest Payment Date to the Persons who are registered Holders of 6.250% Senior Secured Notes at the close of business on the April 1 and October 1 preceding the Interest Payment Date, even if such 6.250% Senior Secured Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The 6.250% Senior Secured Notes shall be payable as to principal, premium, if any, and interest at the office or agency of Burlington maintained for such purpose within the United States, or, at the option of Burlington, payment of interest may be made by (i) check mailed to the Holders at their addresses set forth in the register of Holders or (ii) wire transfer to an account located in the United States maintained by the payee; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, premium, if any, and interest on, all Global Notes and all other 6.250% Senior Secured Notes the Holders of which shall have provided written wire transfer instructions to Burlington and the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. If any Interest Payment Date is not a Business Day, payment shall be made on the next succeeding Business Day, and no interest shall accrue for the intervening period. If a regular record date is not a Business Day, the record date shall not be affected.

Any payments of principal of this 6.250% Senior Secured Note prior to Stated Maturity shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. The amount due and payable at the maturity of this Note shall be payable only upon presentation and surrender of this Note at an office of the Trustee or the Trustee’s agent appointed for such purposes.

(3)       Paying Agent and Registrar. Initially, Wilmington Trust, National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. Burlington may change any Paying Agent or Registrar without notice to any Holder. Burlington or any of its Subsidiaries may act as Paying Agent or Registrar.

(4)       Indenture. Burlington issued the 6.250% Senior Secured Notes under an Indenture, dated as of April 16, 2020 (the “Indenture”), among Burlington Coat Factory Warehouse Corporation, the Guarantors, the Trustee and the Collateral Agent. To the extent the provisions of this 6.250% Senior Secured Note are inconsistent with the provisions of the Indenture, the Indenture shall govern. The 6.250% Senior Secured Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. The 6.250% Senior Secured Notes issued on the Issue Date are senior obligations of Burlington in aggregate principal amount of $300,000,000, plus amounts, if any, sufficient to pay premium, if any, and interest on outstanding 6.250% Senior Secured Notes as set forth in Paragraph 2 hereof. The Indenture permits the issuance of Additional Notes in an unlimited amount subject to compliance with certain covenants.

The payment of principal and interest on the 6.250% Senior Secured Notes is guaranteed on a senior basis by the Guarantors on the terms set forth in the Indenture.

(5)       Optional Redemption.

(a)       At any time prior to April 15, 2022, the Issuer may redeem the Notes, in whole or in part, at its option, upon notice of redemption as described in Section 3.3 of the Indenture at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the applicable redemption date (subject to the right of the Holders on the relevant record date to receive interest due on the relevant interest payment date falling on or prior to the applicable redemption date).

(b)       On or after April 15, 2022, the Issuer may redeem the Notes, in whole or in part, at its option, upon notice of redemption as described in Section 3.3 of the Indenture at the following Redemption Prices (expressed as a percentage of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant regular record date to receive interest due on an interest payment date falling on or prior to the applicable redemption date), if redeemed during the 12-month period beginning April 15 of the years indicated:

Year	Redemption Price
2022	103.125%
2023	101.563%
2024 and thereafter	100.000%

(c)       In addition, at any time prior to April 15, 2022, the Issuer may, at its option, upon notice as described in Section 3.3 of the Indenture, on one or more occasions redeem in the aggregate up to 35% of the principal amount of the outstanding Notes (including Additional Notes) issued under the Indenture with an amount equal to or less than the net cash proceeds received by the Issuer from one or more Equity Offerings at a Redemption Price of 106.250% of the principal amount of Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date; provided, however, that at least 65% of the aggregate principal amount of Notes originally issued under the Indenture must remain outstanding immediately after the occurrence of each such redemption (excluding in such calculation Notes held by Holdings or its Subsidiaries) (except to the extent otherwise repurchased or redeemed or to be repurchased or redeemed and for which a notice of repurchase or redemption has been issued at or about such time in accordance with Article III of the Indenture) and that any such redemption occurs within 90 days following the date of the closing of such Equity Offering.

(d)       If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right, upon not less than 15 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to but excluding the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling on or prior to the applicable redemption date).

(6)       Mandatory Redemption. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes. The Issuer may be required to make an Offer to Purchase pursuant to Sections 3.9, 4.10 and 4.14 of the Indenture. The Issuer may at any time and from time to time purchase Notes in the open market or otherwise.

(7)       Repurchase at Option of Holder.

(a)       If a Change of Control occurs, the Issuer will make an offer to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased, to, but excluding, the date of purchase. Within 30 days following any Change of Control, or, at the Issuer’s option prior to the date of consummation of any Change of Control but after public announcement of the Change of Control, the Issuer will mail or send (or in the case of holders of book-entry interests, transmit electronically in accordance with the applicable procedures of DTC) a notice to each Holder (with a copy to the Trustee) describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or transmitted, pursuant to the procedures required by the Indenture and described in such notice.

(b)       Upon the occurrence of certain Asset Sales, the Issuer may be required to offer to purchase Notes.

(c)       Holders of the 6.250% Senior Secured Notes that are the subject of an Offer to Purchase will receive notice of an Offer to Purchase pursuant to an Asset Sale or a Change of Control from the Issuer prior to any related purchase date and may elect to have such 6.250% Senior Secured Notes purchased by completing the form titled “Option of Holder to Elect Purchase” appearing below.

(8)       Notice of Redemption. Notice of any redemption will be mailed (or, in the case of book-entry interests, transmitted electronically) at least 15 days but not more than 60 days before the redemption date to each registered holder of the Notes to be redeemed (with a copy to the Trustee), except that redemption notices may be given more than 60 days prior to a redemption if the notice is issued in connection with a legal defeasance or covenant defeasance of the Notes or a satisfaction and discharge of the Indenture as described under Article VIII thereof.

(9)       [Reserved]

(10)     Denominations, Transfer, Exchange. The 6.250% Senior Secured Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of the 6.250% Senior Secured Notes may be registered and the 6.250% Senior Secured Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and Burlington may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. Burlington need not exchange or register the transfer of any 6.250% Senior Secured Note or portion of a 6.250% Senior Secured Note selected for redemption or tendered to repurchase in connection with a Change of Control Offer or an Asset Sale Offer, except for the unredeemed portion of any 6.250% Senior Secured Note being redeemed in part. The Registrar shall not be required to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of fifteen (15) days before the day of any selection of Notes for redemption under Section 3.2 of the Indenture and ending at the close of business on the day of selection.

(11)       Persons Deemed Owners. The registered holder of a 6.250% Senior Secured Note may be treated as its owner for all purposes.

(12)       Amendment, Supplement and Waiver. Except as provided in Section 9.2 of the Indenture, the Notes Documents may be amended or supplemented with the consent of the Holders of a majority in principal amount of the Notes then outstanding issued thereunder (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived (except a default in respect of the payment of principal or interest on the Notes) with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Without the consent of any Holder (and, upon request from the Issuer, the Trustee shall request that the Collateral Agent enter into any such amendment, supplement or other modification to the applicable Intercreditor Agreement or Collateral Documents), the Issuer and the Trustee (together with any other party whose consent is required pursuant to the Intercreditor Agreements or the Collateral Documents) may amend, supplement or otherwise modify any Notes Document as provided in the Indenture.

(13)       Defaults and Remedies. If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer) shall occur and be continuing, then and in every such case the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes may declare the principal of the Notes and any accrued interest on the Notes to be due and payable by a notice in writing to the Issuer and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration,” and the same shall become immediately due and payable. Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall immediately become due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(14)       Trustee and Collateral Agent Dealings with Burlington. Each of the Trustee and Collateral Agent, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for Burlington, the Guarantors or their respective Affiliates, and may otherwise deal with Burlington, the Guarantors or their respective Affiliates, as if it were not the Trustee or the Collateral Agent, as the case may be.

(15)       No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Issuer, any of its Subsidiaries or any of its direct or indirect parent entities, as such, will have any liability for any obligations of the Issuer or any Guarantor under the Notes, or the Indenture or any of the Notes Documents, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such waiver is against public policy

(16)       Authentication. This 6.250% Senior Secured Notes shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(17)       Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(18)       CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the 6.250% Senior Secured Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the 6.250% Senior Secured Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

(19)       Security. The Notes shall be secured by Liens on the Collateral, in each case subject to Permitted Encumbrances, on the terms and conditions set forth in the Indenture, the Collateral Documents, the Intercreditor Agreements and, if applicable, the Second Lien Intercreditor Agreement. The Collateral Agent holds a Lien in the Collateral for the benefit of the Notes Secured Parties, in each case pursuant to the Collateral Documents.

Burlington shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Burlington Coat Factory Warehouse Corporation
1830 Route 130 North
Burlington, New Jersey 08016
Facsimile: (609) 239-9675
Attention: General Counsel

ASSIGNMENT FORM

To assign this 6.250% Senior Secured Note, fill in the form below: (I) or (we) assign and transfer this 6.250% Senior Secured Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this 6.250% Senior Secured Note on the books of Burlington. The agent may substitute another to act for him.

Date: __________

Your Signature:
(Sign exactly as your name appears on the face of this 6.250% Senior Secured Note)

Signature guarantee:

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this 6.250% Senior Secured Note purchased by Burlington pursuant to Section 4.10 or 4.14 of the Indenture, check the box below:

[   ] Section 4.10                            [   ] Section 4.14

If you want to elect to have only part of the 6.250% Senior Secured Note purchased by Burlington pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased: $

Date: __________	Your Signature:
(Sign exactly as your name appears on the 6.250% Senior Secured Note)

Tax Identification No.:

Signature guarantee:

CERTIFICATE TO BE DELIVERED UPON
EXCHANGE OF TRANSFER RESTRICTED NOTES

Burlington Coat Factory Warehouse Corporation
1830 Route 130 North
Burlington, New Jersey 08016
Facsimile: (609) 239-9675
Attention: General Counsel

Wilmington Trust, National Association
Global Capital Markets

50 South Sixth Street, Suite 1290
Minneapolis, MN 55402

Fax: (612) 217-5651
Attention: Burlington Coat Notes Administrator

Re: CUSIP #

Reference is hereby made to that certain Indenture dated April 16, 2020 (the “Indenture”) among Burlington Coat Factory Warehouse Corporation and Wilmington Trust, National Association, as trustee (the “Trustee”) and collateral agent. Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

This certificate relates to $____________ principal amount of Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned __________________ (transferor) (check one box below):

☐	hereby requests the Registrar to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above), in accordance with Section 2.6 of the Indenture;

☐	hereby requests the Trustee to exchange a Note or Notes to _____________ (transferee).

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW:

(1)	☐	to Burlington or any of its subsidiaries; or

(2)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A under the Securities Act of 1933, as amended, in each case pursuant to and in compliance with Rule 144A thereunder; or

(3)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933, as amended, in compliance with Rule 904 thereunder.

Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

Signature

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

[Name of Transferee]

Dated: _________________________
NOTICE: To be executed by an executive officer

SCHEDULE OF EXCHANGES OF 6.250% Senior Secured Notes

The following exchanges of a part of this Global Note for other 6.250% Senior Secured Notes have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease (or Increase)	Signature of Authorized Officer of Trustee or 6.250% Senior Secured Note Custodian

EXHIBIT B

[FORM OF CERTIFICATE TO BE DELIVERED
IN CONNECTION WITH TRANSFERS PURSUANT TO RULE 144A]

Burlington Coat Factory Warehouse Corporation
1830 Route 130 North
Burlington, New Jersey 08016
Facsimile: (609) 239-9675
Attention: General Counsel

Wilmington Trust, National Association
Global Capital Markets

50 South Sixth Street, Suite 1290
Minneapolis, MN 55402

Fax: (612) 217-5651
Attention: Burlington Coat Notes Administrator

Re:	Burlington Coat Factory Warehouse Corporation 6.250% Senior Secured Notes due 2025 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $_________ aggregate principal amount at maturity of the Notes, we hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A (“Rule 144A”) under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we hereby further certify that the Notes are being transferred to a person that we reasonably believe is purchasing the Notes for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

You and Burlington are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

B- 1

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

A- 2

EXHIBIT C

[FORM OF CERTIFICATE TO BE DELIVERED
IN CONNECTION WITH TRANSFERS
PURSUANT TO REGULATION S]

Burlington Coat Factory Warehouse Corporation
1830 Route 130 North
Burlington, New Jersey 08016
Facsimile: (609) 239-9675
Attention: General Counsel

Wilmington Trust, National Association
Global Capital Markets

50 South Sixth Street, Suite 1290
Minneapolis, MN 55402

Fax: (612) 217-5651
Attention: Burlington Coat Notes Administrator

Re:	Burlington Coat Factory Warehouse Corporation 6.250% Senior Secured Notes due 2025 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $___________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1)       the offer of the Notes was not made to a person in the United States;

(2)       either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(3)       no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

C- 1

(4)       the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

In addition, if the sale is made during a restricted period and the provisions of Rule 903(b) or Rule 904(b) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b) or Rule 904(b), as the case may be.

C- 2

Burlington and you are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

C- 3